SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Brandywine Realty Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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brandywine
REALTY TRUST

2018 PROXY STATEMENT

Quality. Integrity. Innovation. Community.

In accordance with Rule 14a-6(d) under Regulation 14A of the Securities Exchange Act of 1934, please be advised that Brandywine Realty Trust intends to release definitive copies of the proxy statement to security holders on or about April 3, 2018.

2929 Walnut Street, Suite 1700 Philadelphia, PA 19104 (610) 325-5600

Notice of Annual Meeting of Shareholders

To our Shareholders:

We cordially invite you to attend the 2018 Annual Shareholders Meeting of Brandywine Realty Trust, a Maryland real estate investment trust (the “Company”).

Date:	Wednesday, May 23, 2018
Time:	10:00 a.m. (local time)
Place:	Convene, Cira Centre, Mezzanine Level 2929 Arch Street Philadelphia, Pennsylvania
Record Date:	March 28, 2018

At the 2018 annual meeting, shareholders as of the close of business on the record date will be asked to consider and vote upon the following matters, as more fully described in the Proxy Statement:

1.	To consider and vote upon the election of eight persons to the Board of Trustees of the Company, each to serve for a term expiring at the 2019 annual meeting of shareholders and until his or her successor is duly elected and qualified.

2.	To consider and vote upon the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for calendar year 2018.

3.	To consider and vote upon the approval of a non-binding, advisory resolution on executive compensation.

4.	To consider and vote upon an amendment and restatement of our Declaration of Trust to reduce the vote required to approve any merger of the Company that requires shareholder approval from two thirds of the votes entitled to be cast on the matter to a majority of all of the votes entitled to be cast on the matter, and to make certain non-substantive amendments, as further described in Proposal 4 in the accompanying Proxy Statement.

5.	To consider and vote upon an amendment to our Declaration of Trust to elect not to be governed by the Maryland Business Combination Act, effective 18 months after the vote.

6.	To consider and vote upon amendments to our Declaration of Trust to add to the matters on which shareholders shall be entitled to vote, including on amendments to our Bylaws.

7.	To transact such other business as may properly come before the meeting and at any postponement or adjournment of the meeting.

YOUR VOTE IS IMPORTANT TO US. Whether or not you plan to attend the annual meeting, please authorize a proxy to vote your shares as soon as possible to ensure that your shares will be represented at the 2018 annual meeting.

By Order of the Board of Trustees

Jennifer Matthews Rice, Senior Vice President, General Counsel and Secretary

April __ , 2018

Important Notice Regarding Internet Availability of Proxy Materials

We are pleased to take advantage of the Securities and Exchange Commission rules allowing companies to furnish proxy materials to their shareholders over the Internet. We believe that this e-proxy process will expedite shareholders’ receipt of proxy materials, lower the costs and reduce the environmental impact of our 2018 annual meeting. We will send a full set of proxy materials or a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) on or about April __, 2018, and provide access to our proxy materials over the Internet, beginning on April __, 2018, for the holders of record and beneficial owners of our common shares as of the close of business on the record date. The Notice of Internet Availability instructs you on how to access and review the Proxy Statement and our annual report. The Notice of Internet Availability also instructs you on how you may authorize a proxy to vote your shares over the Internet.

2929 Walnut Street, Suite 1700 Philadelphia, PA 19104 (610) 325-5600

Proxy Statement for the Annual Meeting of Shareholders

To be held on May 23, 2018

The Annual Meeting of Shareholders of Brandywine Realty Trust (“Brandywine,” “we,” “us,” “our” or the “Company”) will be held on Wednesday, May 23, 2018 at 10:00 a.m., local time, at Convene, Cira Centre, Mezzanine Level, 2929 Arch Street, Philadelphia, Pennsylvania for the following purposes:

1.	To consider and vote upon the election of eight persons to our Board of Trustees, each to serve for a term expiring at the 2019 annual meeting of shareholders and until his or her successor is duly elected and qualified.

2.	To consider and vote upon the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for calendar year 2018.

3.	To consider and vote upon the approval of a non-binding, advisory resolution on executive compensation.

4.	To consider and vote upon an amendment and restatement of our Declaration of Trust to reduce the vote required to approve any merger of the Company that requires shareholder approval from two thirds of the votes entitled to be cast on the matter to a majority of all of the votes entitled to be cast on the matter, and to make certain non-substantive amendments, as further described in Proposal 4 in this Proxy Statement.

5.	To consider and vote upon an amendment to our Declaration of Trust to elect not to be governed by the Maryland Business Combination Act, effective 18 months after the vote.

6.	To consider and vote upon amendments to our Declaration of Trust to add to the matters on which shareholders shall be entitled to vote, including on amendments to our Bylaws.

7.	To transact such other business as may properly come before the meeting and at any postponement or adjournment of the meeting.

Only holders of record of our common shares of beneficial interest, par value $.01 per share, as of the close of business on March 28, 2018 are entitled to notice of and to vote at the 2018 annual meeting or at any postponement or adjournment of the meeting.

Our Board of Trustees knows of no other business that will be presented for consideration at the Meeting. If any other matter should be properly presented at the Meeting or any postponement or adjournment of the Meeting for action by the shareholders, the persons named in the proxy card will vote the proxy in accordance with their discretion on such matter.

On or about April __, 2018, we mailed a Notice of Internet Availability of Proxy Materials to shareholders. This proxy statement and the form of proxy are first being furnished to shareholders on or about April __, 2018.

Instead of receiving paper copies of future annual reports and proxy statements in the mail, you may elect to receive an e-mail that will provide an electronic link to these documents. Choosing to receive your proxy materials online will save us the cost of producing and mailing documents to you. With electronic delivery, we will notify you by e-mail as soon as the annual report and proxy statement are available on the Internet, and you may easily submit your shareholder votes online. If you are a shareholder of record, you may enroll in the electronic delivery service at the time you vote by selecting electronic delivery if you vote on the Internet, or at any time in the future by going directly to www.proxyvote.com, selecting the “request copy” option, and following the enrollment instructions.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholders Meeting to be Held on May 23, 2018

This proxy statement, the form of proxy and our 2017 annual report to shareholders are available at www.proxyvote.com.

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Proposal 3: Advisory Vote on Executive Compensation	72

Proposal 4: Amendment and Restatement of the Declaration of Trust to Reduce the Vote Required to Approve Certain Mergers and to Make Certain Non-Substantive Amendments	73

Proposal 5: Amendment to the Declaration of Trust to Elect Not To Be Governed by the Maryland Business Combination Act	75

Proposal 6: Amendments to Declaration of Trust to Add to the Matters on Which Shareholders Shall be Entitled to Vote, Including on Amendments to Our Bylaws	77

Other Information	79

● Certain Relationships and Related Party Transactions	79

● Section 16(a) Beneficial Ownership and Reporting Compliance	80

●	Proposals Pursuant to SEC Rule 14a-8	80

●	Proxy Access Trustee Nominees	80

●	Other Proposals and Nominees	81

●	Review of Shareholder Proposals; Other Business	81

●	Expenses of Solicitation	81

APPENDIX A-I: Amended and Restated Declaration of Trust		1

APPENDIX A-II: Marked Version of Amended and Restated Declaration of Trust		1

Appendix B: Reconciliation of Non-GAAP Financial Measures to GAAP Measures (unaudited, in thousands)		1

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BRANDYWINE REALTY TRUST

Business Highlights

During 2017, our CEO and executive team led us to achieve strong operational and financial results.*

∎	We completed sales of our wholly-owned and joint venture properties totaling $430 million and land sales totaling an additional $30 million.

∎	We increased our annual dividend by $0.08 per share, or 12.5%, from $0.64 to $0.72 per share.

∎	We completed the redemption of our $100 million 6.9% Series E preferred shares.

∎	We completed the repayment of our $300 million 2017 unsecured 5.7% Guaranteed Notes.

∎	We completed the early redemption of our $325 million 2018 unsecured 4.95% Guaranteed Notes.

∎	We issued $550 million of 3.95% Guaranteed Notes at a weighted-average yield of 3.92%.

∎	We strengthened our balance sheet through our successful sales program and our refinancing efforts, marked by (1) a 10% reduction in our net debt to EBITDA ratio to 6.2x at year-end, (2) a 10% reduction in our weighted average cost of debt to 4.03% at year-end and (3) a 1.8 year, or 31%, increase to our weighted average debt maturities.

∎	We commenced our Schuylkill Yards development in Philadelphia, Pennsylvania which included purchasing One Drexel Plaza, 3000 Market Street and breaking ground on Drexel Square Park.

∎	We commenced a retail development at our Cira South Garage.

∎	We commenced the development of Four Points Centre, a fully leased 165,000 square foot development in Austin, Texas.

∎	We exceeded many of our 2017 operational goals, including tenant retention, cash rent growth, leasing capital costs and lease maturity term.

∎	We achieved 7.8% annual same store cash NOI growth in 2017.

* Please see “Compensation Discussion and Analysis – Discussion” later in this proxy statement and Appendix B to this proxy statement for a discussion of non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures.

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Corporate Governance Snapshot

Our Board of Trustees directs management of the business and affairs of Brandywine on behalf of our shareholders to ensure that the long-term interests of Brandywine and its shareholders are being served, to monitor adherence to Brandywine standards and polices, and to promote the exercise of responsible corporate citizenship.

Governance Highlights

●	All Trustees are independent other than our President and CEO.

●	All Board Committees are independent.

●	Trustees are elected annually.

●	Majority voting in uncontested elections.

●	Resignation policy for any Trustee who does not receive majority support.

●	Two Audit Committee members are “audit committee financial experts.”

●	Regular executive sessions of independent Trustees.

●	Separate Chairman and Chief Executive Officer.

●	Robust role for Lead Independent Trustee, who Chairs the Board.

●	Proxy access provisions in our Bylaws.

●	No poison pill.

●	Shareholders have the right to call a special meeting.

●	Active year-round shareholder outreach and engagement.
●	Open communication and effective working relationships among Trustees with regular access to management.

●	Robust trustee and officer share ownership requirements.

●	Anti-hedging policy and anti-pledging policy.

●	We have opted out of the Maryland Unsolicited Takeover Act (MUTA).

●	Our Board is seeking shareholder support for a simple majority of votes entitled to be cast to approve mergers requiring a shareholder vote. (See Proposal 4).

●	Our Board is seeking shareholder support for an opt-out from the Maryland Business Combination Act to take effect 18 months after the vote. (See Proposal 5).

●	Our Board is seeking shareholder support for shareholders to have the power to amend our Bylaws. (See Proposal 6).

●	Risk oversight by full Board and Committees.

●	Strong commitment to corporate social responsibility and sustainability.

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Information About the Meeting and Voting

What Am I Voting on?

Our Board of Trustees is soliciting your vote for:

∎	The election of eight Trustees, each to serve for a term expiring at the 2019 annual meeting of shareholders and until his or her successor is duly elected and qualified. Seven of the eight individuals nominated for election are currently serving on our Board.

∎	Ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for calendar year 2018.

∎	Approval of a non-binding, advisory resolution on executive compensation.

∎	Approval of an amendment and restatement of our Declaration of Trust to reduce the vote required to approve any merger of Brandywine that requires shareholder approval from two thirds of the votes entitled to be cast on the matter to a majority of all of the votes entitled to be cast on the matter, and to make certain non-substantive amendments, as further described in Proposal 4 in this Proxy Statement.

∎	Approval of an amendment to our Declaration of Trust to elect not to be governed by the Maryland Business Combination Act, effective 18 months after the vote.

∎	Approval of amendments to our Declaration of Trust to add to the matters on which Shareholders shall be entitled to vote, including on amendments to our Bylaws.

If any other matter should be properly presented at the Meeting or any postponement or adjournment of the Meeting for action by the shareholders, the persons named in the proxy card will vote the proxy in accordance with his or her discretion on such matter.

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What Are the Board’s Recommendations?

Our Board recommends that you vote:

FOR the election to the Board of each of the eight nominees identified in this proxy statement, with each to serve as a Trustee for a term expiring at the 2019 annual meeting of shareholders and until his or her successor is duly elected and qualified.

FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for calendar year 2018.

FOR the approval of a non-binding, advisory resolution on executive compensation.

FOR the approval of the amendment and restatement of our Declaration of Trust to reduce the vote required to approve any merger of Brandywine that requires shareholder approval from two thirds of the votes entitled to be cast on the matter to a majority of all of the votes entitled to be cast on the matter, and to make certain non-substantive amendments, as further described in Proposal 4 in this Proxy Statement.

FOR the approval of the amendment to our Declaration of Trust to elect not to be governed by the Maryland Business Combination Act, effective 18 months after the vote.

FOR the approval of amendments to our Declaration of Trust to add to the matters on which shareholders shall be entitled to vote, including on amendments to our Bylaws.

Who Is Entitled to Vote?

Holders of common shares of beneficial interest, par value $0.01 per share, or common shares, of record as of the close of business on March 28, 2018 are entitled to notice of and to vote at the Meeting. Common shares may be voted only if the shareholder is present in person or is represented by proxy at the Meeting. As of the record date,                  common shares were issued and outstanding and entitled to vote.

How Do I Vote?

Shareholders of Record. If you are a shareholder of record, there are several ways for you to vote your common shares at the Meeting:

Voting by Internet

You may vote your shares through the Internet by signing on to the website identified on the proxy card and following the procedures described on the website. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to authorize a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote through the Internet, you should not return your proxy card.

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Voting by Mail

If you choose to vote by mail, simply complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted:

1.  FOR the election to our Board of each of the eight nominees identified in this proxy statement, with each to serve as a Trustee for a term expiring at the 2019 annual meeting of shareholders and until his or her successor is duly elected and qualified;

2.  FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for calendar year 2018;

3.  FOR the approval of a non-binding, advisory resolution on our executive compensation;

4.  FOR the approval of an amendment and restatement of our Declaration of Trust to reduce the vote required to approve any merger of Brandywine that requires shareholder approval from two thirds of the votes entitled to be cast on the matter to a majority of all of the votes entitled to be cast on the matter, and to make certain non-substantive amendments, as further described in Proposal 4 in this Proxy Statement;

5.  FOR the approval of an amendment to our Declaration of Trust to elect not to be governed by the Maryland Business Combination Act, effective 18 months after the vote; and

6.  FOR the approval of amendments to our Declaration of Trust to add to the matters on which shareholders shall be entitled to vote, including on amendments to our Bylaws.

Voting by Telephone

You may vote your shares by telephone by calling toll-free 1-800-690-6903. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to authorize a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

In Person Attendance

You may vote your shares in person at the Meeting. Even if you plan to attend the Meeting in person, we recommend that you submit your proxy card or voting instructions or vote by telephone or via the Internet by the applicable deadline so that your vote will be counted if you later decide not to attend the Meeting.

Beneficial Owners. If you are a shareholder whose shares are held in “street name” (i.e., in the name of a broker or other custodian), you may vote the shares in person at the Meeting only if you obtain a legal proxy from the broker or other custodian giving you the right to vote the shares. Alternatively, you may have your shares voted at the Meeting by following the voting instructions provided to you by your broker or custodian. Although most brokers offer voting by mail, telephone and via the Internet, availability and specific procedures will depend on their voting arrangements. If you do not provide voting instructions to your broker or other custodian, your shares are referred to as “uninstructed shares.” Under rules of the New York Stock Exchange, your broker or other custodian does not have discretion to vote uninstructed shares on non-routine matters, such as Proposals 1, 3, 4, 5 and 6, and, accordingly, may not vote uninstructed shares in the votes on such Proposals. However, your broker or other custodian has discretion to vote your shares on Proposal 2. See below “What is a Broker Non-Vote?”

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How May I Revoke or Change My Vote

You may revoke your proxy at any time before it is voted at the Meeting by any of the following methods:

Submitting a later-dated proxy by mail, over the telephone or through the Internet.

Sending a written notice, including by telecopy, to our Secretary. You must send any written notice of a revocation of a proxy so as to be delivered before the closing of the vote at the Meeting to:

Brandywine Realty Trust 2929 Walnut Street, Suite 1700 Philadelphia, Pennsylvania 19104 Attention: Jennifer Matthews Rice, Senior Vice President, General Counsel and Secretary

Attending the Meeting and voting in person. Your attendance at the Meeting will not in and of itself revoke any previously delivered proxy. You must also vote your shares at the Meeting.

What Constitutes a Quorum?

The holders of a majority of the outstanding common shares entitled to vote at the Meeting must be present in person or by proxy to constitute a quorum. Unless a quorum is present at the Meeting, no action may be taken at the Meeting except the adjournment thereof to a later time. All valid proxies returned will be included in the determination of whether a quorum is present at the Meeting. The shares of a shareholder whose ballot on any or all proposals is marked as “abstain” will be treated as present for quorum purposes. “Broker non-votes,” as discussed below, will be considered as present for determining a quorum.

What Is a Broker Non-Vote?

A “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner returns a properly executed proxy but does not cast a vote on a particular proposal because the broker or nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

What Vote Is Required to Approve Each Proposal?

Voting Rights Generally. Each common share is entitled to one vote on each matter to be voted on at the Meeting. Shareholders have no cumulative voting rights. The advisory vote on Proposal 3 is non-binding, as provided by law. However, our Board will review the results of the vote and, consistent with our record of shareowner engagement, will take it into account in making a determination concerning executive compensation.

Election of Trustees. Our Bylaws provide that, in an uncontested election, a nominee for Trustee is elected only if such nominee receives the affirmative vote of a majority of the total votes cast for and against such nominee. The

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majority voting standard would not apply in contested elections, and Trustees are elected by a plurality of the votes cast in a contested election.

The majority voting standard will apply to the election of Trustees at the Annual Meeting. Accordingly, a nominee for election to the Board will be elected if such nominee receives the affirmative vote of a majority of the total votes cast for and against such nominee. Broker non-votes, if any, and abstentions will not be treated as votes cast for the election of a Trustee and will have no effect on the results of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

Our Bylaws provide that a Trustee nominated for re-election who fails to receive the required number of votes for re-election must tender his or her offer to resign to our Board of Trustees for its consideration. The Corporate Governance Committee will act on an expedited basis to determine whether it is advisable to accept the Trustee’s resignation and will submit the recommendation for prompt consideration by our Board. Our Board will act on the tendered offer of resignation within 90 days following certification of the shareholder vote and will promptly and publicly disclose its decision. The Trustee whose offer of resignation is under consideration will abstain from participating in any decision regarding his or her offer of resignation. If the offer of resignation is not accepted, the Trustee will continue to serve until the next annual meeting of shareholders and until the Trustee’s successor is duly elected and qualified or until the Trustee’s earlier resignation or removal. The Corporate Governance Committee and our Board may consider any factors they deem relevant in deciding whether to accept a Trustee’s offer of resignation.

Ratification of Appointment of Independent Registered Public Accounting Firm. Ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018 requires the affirmative vote of a majority of all of the votes cast on this Proposal. Abstentions and broker non-votes will therefore have no effect on the result of such vote.

Non-Binding, Advisory Vote on Executive Compensation. Approval, by non-binding vote, of our executive compensation requires the affirmative vote of a majority of all of the votes cast on this Proposal. Abstentions and broker non-votes will therefore have no effect on the result of such vote.

Amendment to Declaration of Trust to Reduce the Vote Required to Approve Certain Mergers of Brandywine and to Make Certain Non-Substantive Amendments. Approval of this Proposal requires the affirmative vote of holders of common shares entitled to cast a majority of all of the votes entitled to be cast as of the Record Date. Accordingly, abstentions and broker non-votes or the failure to vote will have the effect of a vote “Against” this Proposal.

Amendment to Declaration of Trust Relating to the Election of Brandywine not to be Governed by the Maryland Business Combination Act. Approval of this Proposal requires the affirmative vote of holders of common shares entitled to cast 80% of all of the votes entitled to be cast as of the Record Date. Accordingly, abstentions and broker non-votes or the failure to vote will have the effect of a vote “Against” this Proposal.

Amendments to Declaration of Trust Relating to Addition of Matters on which Shareholders shall be entitled to vote, including on Amendments to Bylaws. Approval of this Proposal requires the affirmative vote of holders of common shares entitled to cast a majority of all of the votes entitled to be cast as of the Record Date. Accordingly, abstentions and broker non-votes or the failure to vote will have the effect of a vote “Against” this Proposal.

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Who Counts the Votes?

We have engaged Broadridge Financial Solutions, Inc. as our independent agent to receive and tabulate votes. Broadridge will separately tabulate “for” and “against” votes, abstentions and broker non-votes. We have also retained an independent inspector of elections to certify the results, report on the existence of a quorum and the validity of proxies and ballots.

What Does it Mean if I Receive More Than One Proxy Card?

Some of your shares may be registered differently or are in more than one account. You should vote each of your accounts by telephone or the Internet or mail. If you mail proxy cards, please sign, date and return each proxy card to assure that all of your shares are voted. If you hold your shares in registered form and wish to combine your shareholder accounts in the future, you should contact our transfer agent, Computershare, at P.O. Box 30170, College Station, Texas 77845-3170, phone (888) 985-2061; outside the U.S., phone (781) 575-2724. Combining accounts reduces excess printing and mailing costs, resulting in savings for us that benefit you as a shareholder.

What if I Receive Only One Set of Proxy Materials Although

There Are Multiple Shareholders at My Address?

If you and other residents at your mailing address own common shares you may have received a notice that your household will receive only one annual report, proxy statement and Notice of Internet Availability of Proxy Materials. If you hold common shares in street name, you may have received this notice from your broker or other custodian and the notice may apply to each company in which you hold shares through that broker or custodian. This practice of sending only one copy of proxy materials is known as “householding.” The reason we do this is to attempt to conserve natural resources. If you did not respond to a timely notice that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, one copy of our annual report, proxy statement and Notice of Internet Availability of Proxy Materials has been sent to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717, or by calling telephone number (800) 542-1061. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this proxy statement, our annual report and Notice of Internet Availability of Proxy Materials, we will send a copy to you, free of charge, if you address your written request to Brandywine Realty Trust, 2929 Walnut Street, Suite 1700, Philadelphia, PA 19104, Attention: Thomas E. Wirth or by calling Mr. Wirth at (610) 832-7434. If you are receiving multiple copies of our annual report, proxy statement and Notice of Internet Availability of Proxy Materials, you may request householding by contacting Mr. Wirth in the same manner.

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How Do I Submit a Shareholder Proposal for Next Year’s Annual Meeting?

Shareholder proposals may be submitted for inclusion in the proxy statement for our 2019 annual meeting of shareholders in accordance with rules of the Securities and Exchange Commission (“SEC”). See “Other Information — Proposals Pursuant to Rule 14a-8” later in this proxy statement. In addition, eligible shareholders are entitled to nominate and include in our proxy statement for our 2019 annual meeting Trustee nominees, subject to limitations and requirements in our Bylaws. See “Other Information — Proxy Access Trustee Nominees” later in this proxy statement. Any shareholder who wishes to propose any business at the 2019 annual meeting other than for inclusion in our proxy statement pursuant to Rule 14a-8 or nominees for election as Trustees pursuant to the proxy access provisions in our Bylaws must provide timely notice and satisfy the other requirements in our Bylaws. See “Other Information — Other Proposals and Nominees” later in this proxy statement. Proposals should be sent via registered, certified, or express mail to Jennifer Matthews Rice, Senior Vice President, General Counsel and Secretary, Brandywine Realty Trust, 2929 Walnut Street, Suite 1700, Philadelphia, Pennsylvania 19104.

Will I Receive a Copy of the Annual Report and Form 10-K?

We have furnished our 2017 Annual Report with this proxy statement. The 2017 Annual Report includes our audited financial statements, along with other financial information about us. Our 2017 Annual Report is not part of the proxy solicitation materials.

You may obtain, free of charge, a copy of our Form 10-K, which also includes the audited financial statements of Brandywine Operating Partnership, L.P., our operating partnership subsidiary, by:

accessing our Internet site at www.brandywinerealty.com and clicking on the “Investor Relations” link;	writing to our Executive Vice President and Chief Financial Officer, Thomas E. Wirth, at 2929 Walnut Street, Suite 1700 Philadelphia, PA 19104; or	calling Mr. Wirth at: (610) 832-7434.

You may also obtain a copy of our Form 10-K and other periodic filings and current reports that we make with the SEC from the SEC’s EDGAR database at www.sec.gov.

How Can I Access the Proxy Materials Electronically?

This proxy statement and our 2017 Annual Report are available on our website at www.proxyvote.com. Instead of receiving copies of future annual reports, proxy statements, proxy cards and, when applicable, Notices of Internet Availability of Proxy Materials, by mail, shareholders may elect to receive an email that will provide electronic links to our proxy materials and also will give you an electronic link to the proxy voting site. Choosing to receive your future proxy materials or Notices of Internet Availability of Proxy Materials online will save us the cost of producing and mailing documents to you and help conserve natural resources. You may sign up for electronic delivery by visiting www.proxyvote.com.

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Proposal 1:

Election of Trustees

We first ask that you vote to elect to our Board each of the eight persons nominated by our Board of Trustees to serve for a term expiring at the 2019 annual meeting of shareholders and until his or her successor is duly elected and qualified. Seven of the eight nominees are currently Trustees. Each nominee has agreed to be named in this Proxy Statement and to serve if elected. All of the nominees are expected to attend the 2018 Annual Meeting. Each of the seven nominees who is currently a Trustee attended the 2017 Annual Meeting. One of our current Trustees, Carol G. Carroll, will be retiring from the Board at the end of her term at the Meeting.

We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of Trustees.

Trustee Criteria, Qualifications, Experience and Tenure

We are one of the largest publicly traded, full-service, integrated real estate companies in the United States with a core focus in the Philadelphia, Washington, D.C., and Austin markets. Organized as a real estate investment trust (REIT), we own, develop, lease and manage principally an urban, town center and transit-oriented portfolio comprising 185 properties and 25.3 million square feet as of December 31, 2017.

Our business and affairs are managed under the direction of our Board of Trustees. Our Corporate Governance Principles (addressed below under “Corporate Governance”) contain Board membership qualifications and our Board strives for a mix of skills, experience and perspectives that will help create a dynamic and effective Board. In selecting nominees, the Board and its Corporate Governance Committee assess the independence, character and acumen of candidates and endeavor to establish areas of core competency of the Board, including, among others, industry knowledge and experience; management, accounting and finance expertise; and demonstrated business judgment, leadership and strategic vision. Our Board values diversity of backgrounds, experience, perspectives and leadership in different fields when identifying nominees.

Our Board and its Corporate Governance Committee consider Trustee tenure in making Board nomination decisions and believe that it is desirable to maintain a mix of longer-tenured, experienced Trustees and newer Trustees with fresh perspectives. Our Board and its Corporate Governance Committee also believe that longer-tenured, experienced Trustees are a significant strength of the Board, given Brandywine’s size and range of activities.

Below we identify the key experiences, qualifications and skills our Trustee nominees bring to the Board and that the Board considers important in light of our business and industry.

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∎	Industry Knowledge and Experience. We seek to have Trustees with experience as executives, directors or other leadership positions, including in commercial real estate, finance and accounting, because our success depends on acquiring, developing and leasing attractive real estate for the communities in which we have a presence and raising and investing capital prudently to grow our portfolio with high-yielding assets. This experience is critical to the Board’s ability to understand our portfolio and business, assess our competitive position within the commercial real estate markets in which we operate and the strengths and weaknesses of our competitors, maintain awareness of trends and innovations in commercial real estate and real estate capital markets, and evaluate potential acquisitions and our acquisition and growth strategy.

∎	Management, Accounting and Finance Expertise. We believe that an understanding of management practices, finance and financial reporting processes is important for our Trustees. We value management experience in our Trustees as it provides a practical understanding of organizations, processes, strategies, risk management and the methods to drive change and growth that permit the Board to, among other things, identify and recommend improvements to our operations, leasing and marketing approaches and portfolio strategy. A strong understanding of accounting and finance is important for ensuring the integrity of our financial reporting and critically evaluating our performance. We currently have two Trustees who qualify as audit committee financial experts, and we expect all of our Trustees to be financially knowledgeable.

∎	Business Judgment, Leadership and Strategic Vision. We believe that Trustees with experience in significant leadership positions are commonly required to demonstrate excellent business judgment, leadership skills and strategic vision. We seek Trustees with these characteristics as they bring special insights to Board deliberations and processes. We also believe that Trustees who have served as senior executives are in a position to challenge management and contribute practical insight into business strategy and operations. In addition, many of our Trustees have experience as directors or trustees of academic, research, nonprofit, and philanthropic institutions, and bring valuable perspectives from these experiences to the Board.

∎	Governance Expertise. A deep understanding of a corporate board’s duties and responsibilities enhances Board effectiveness and ensures independent oversight that is aligned with shareholder interests.

The Board and its Corporate Governance Committee evaluate the Board’s own composition in the context of the diverse experiences and perspectives that the Trustees collectively bring to the boardroom. Their backgrounds provide the Board with vital insights in areas such as:

Commercial Real Estate	Accounting and Financial	Risk Management	Mergers and Acquisitions	Strategic Planning

Governmental and Regulatory Affairs	Community and Government Experience	Capital Deployment and Capital Markets	Executive Leadership and Talent Development	Tenant and Customer Perspective	Corporate Governance

The experiences, qualifications and skills of each Trustee that the Board considered in his or her nomination are included below the Trustees’ individual biographies on the following pages. The Board concluded that each nominee should serve as a Trustee based on the specific experience and attributes listed below and the Board’s

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knowledge of each nominee, including the insight and collegiality each nominee is expected to bring to the Board’s functions and deliberations.

Annual Board Evaluation Process

The Board recognizes that a robust and constructive evaluation process is an essential part of good corporate governance and board effectiveness. The evaluation processes utilized by the Board are designed and implemented under the direction of the Corporate Governance Committee and aim to assess Board and committee effectiveness as well as individual Trustee performance and contribution levels. The Corporate Governance Committee and full Board consider the results of the annual evaluations in connection with their review of Trustee nominees to ensure the Board continues to operate effectively.

Each year our Trustees complete governance questionnaires and self-assessments. In addition, the Chair of the Corporate Governance Committee coordinates in-depth interviews with each of the Trustees to solicit their feedback. These questionnaires and assessments, and feedback from the interviews, facilitate a candid assessment of: (i) the Board’s performance in areas such as business strategy, risk oversight, talent development and succession planning and corporate governance; (ii) the Board’s structure, composition and culture; and (iii) the mix of skills, qualifications and experiences of our Trustees.

Trustees; Nominees

Our Board, upon the recommendation of its Corporate Governance Committee, has nominated each of the eight individuals identified in the following table for election at the Meeting and unanimously recommends that shareholders vote FOR the election of each of the nominees as Trustee. Each nominee (other than Ms. Herubin) is currently a Trustee and each nominee has agreed to serve if elected. The Trustees have no reason to believe that any of the nominees will be unable or unwilling to be a candidate for election at the time of the Meeting. If any nominee is unable or unwilling for good cause to serve on our Board, the persons named in the proxy will use their discretion in selecting and voting for a substitute candidate or the Board may reduce the number of Trustees. Each individual elected as a Trustee at the Meeting will serve for a term expiring at the next annual meeting of shareholders and until his or her successor is elected and qualified.

NAME	AGE	CURRENT POSITION
Michael J. Joyce	76	Non-Executive Chairman of the Board and Trustee
Anthony A. Nichols, Sr.	78	Chairman Emeritus and Trustee
Gerard H. Sweeney	61	President, Chief Executive Officer and Trustee
James C. Diggs	69	Trustee
Wyche Fowler	77	Trustee
H. Richard Haverstick, Jr.	65	Trustee
Charles P. Pizzi	67	Trustee
Terri A. Herubin	56	Nominee

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The following are biographical summaries of the individuals nominated for election at the Meeting.

Michael J. Joyce, Chairman of the Board and Trustee

Mr. Joyce was first elected a Trustee on June 1, 2004 and was appointed our non-executive Chairman of the Board on February 16, 2017. From 1995 until his retirement from Deloitte in May 2004, Mr. Joyce served as New England Managing Partner of Deloitte, an international accounting firm. Prior to that, he was, for ten years, Philadelphia Managing Partner of Deloitte. Mr. Joyce served on the board of Allegheny Technologies Incorporated until expiration of his term in May 2014. In addition, Mr. Joyce served on the board of A.C. Moore Arts and Crafts, Inc. and was Chair of the board when the company was sold in 2011.

Qualifications, Attributes, Skills and Experience: Financial expertise, including in financial reporting, accounting and controls; risk management; finance; executive leadership; and corporate and community experience.

Anthony A. Nichols, Sr., Chairman Emeritus and Trustee

Mr. Nichols was elected Executive Chairman of our Board on August 22, 1996. On March 25, 2004, Mr. Nichols became Chairman Emeritus of our Board. Mr. Nichols founded The Nichols Company, a private real estate development company, through a corporate joint venture with Safeguard Scientifics, Inc. and was President and Chief Executive Officer from 1982 through August 22, 1996. From 1968 to 1982, Mr. Nichols was Senior Vice President of Colonial Mortgage Service Company (now Berkadia Commercial Mortgage) and President of Colonial Advisors (the advisor to P.N.B. Mortgage and Realty Trust). Mr. Nichols has been a member of the National Association of Real Estate Investment Trusts (“NAREIT”) and former member of the Board of Governors of the Mortgage Banking Association and Chairman of the Income Loan Committee of the regional Mortgage Bankers Association and the Executive Committee of the Greater Philadelphia Chamber of Commerce. He was Vice Chairman, a member of the Executive Committee and a Trustee of Saint Joseph’s University and also served as Chairman of the Development Committee. Mr. Nichols was a member of the Board of Directors of Fox Chase Bank, which was sold in 2016, as well as a member of the Fox Chase Board’s risk management committee and audit committee.

Qualifications, Attributes, Skills and Experience: Real estate; finance; construction and development. Experience in all aspects of commercial real estate development and finance and extensive knowledge of the Company’s business as former executive Chairman; executive leadership; and corporate and community experience.

Gerard H. Sweeney, President, Chief Executive Officer and Trustee

Mr. Sweeney has served as President, Chief Executive Officer and Trustee of Brandywine since the Company’s founding in 1994. Mr. Sweeney has overseen the growth of Brandywine from four properties and a total market capitalization of less than $5 million to over 33 million square feet and a total market capitalization of approximately $5.0 billion. Prior to 1994, Mr. Sweeney served as Vice President of LCOR, Incorporated (“LCOR”), a real estate development firm. Mr. Sweeney was employed by the Linpro Company (a predecessor of LCOR) from 1983 to 1994 and served in several capacities, including Financial Vice President and General Partner. During this time, Mr. Sweeney was responsible for the marketing, management, construction, asset management and financial oversight of a diversified portfolio consisting of urban high-rise, mid-rise, flex, warehouse and distribution facilities, retail and apartment complexes. Mr. Sweeney holds a BS degree in Economics from West Chester University in West Chester, Pennsylvania. Mr. Sweeney is a member of the Real Estate Roundtable, the National Association of Real Estate Investment Trusts (“NAREIT”), Urban Land Institute (“ULI”), Chairman of the Schuylkill

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River Development Corporation (“SRDC”), and Chairman of the board for the Philadelphia Regional Port Authority. Additionally, Mr. Sweeney serves on the boards of several other Philadelphia-based civic and non-profit organizations. Mr. Sweeney is also co-founder and co-CEO of Bonomo Turkish Taffy LLC.

Qualifications, Attributes, Skills and Experience: Senior executive, with ability to drive and oversee our business strategy; detailed knowledge and unique perspective regarding our strategic and operational opportunities and challenges and our competitive and financial positioning.

James C. Diggs, Trustee

Mr. Diggs was first elected a Trustee on March 21, 2011. From 1997 until his retirement in June 2010, Mr. Diggs served as Senior Vice President and General Counsel of PPG Industries, Inc., a producer of coatings and glass products. From 2004 to September 2009, Mr. Diggs also served as Corporate Secretary of PPG Industries, Inc. Mr. Diggs is a director of Allegheny Technologies Inc.

Qualifications, Attributes, Skills and Experience: Legal and risk oversight expertise; complex regulatory; environment, health and safety; financial reporting, accounting and controls; executive leadership; and corporate and community experience.

Wyche Fowler, Trustee

Mr. Fowler was first elected a Trustee on September 1, 2004. Mr. Fowler served as a member of the U.S. House of Representatives (1977-1986) and U.S. Senate (1987-1992) and as ambassador to Saudi Arabia (1996-2001). Mr. Fowler received an A.B. degree in English from North Carolina’s Davidson College in 1962 and a J.D. from Emory University in 1969. Mr. Fowler serves on a number of corporate boards, including Shubert Theatres, NY and Ziopharm, Inc., and Mr. Fowler is Chair Emeritus of the Middle East Institute, a nonprofit research foundation in Washington, D.C.

Qualifications, Attributes, Skills and Experience: Deep understanding and experience in government; public policy and foreign policy expertise; complex regulatory; legal expertise; senior leadership; and corporate and community experience.

H. Richard Haverstick, Jr., Trustee

Mr. Haverstick was first elected a Trustee on December 6, 2016. Prior to his retirement in June 2013, Mr. Haverstick spent nearly 40 years with Ernst & Young LLP, where he served in many senior leadership roles (including Global Financial Services Partner, Managing Partner of the Philadelphia Office, Philadelphia Partner-In-Charge of Financial Services, Mid-Atlantic and Southeast Region Banking Industry Leader and Mid-Atlantic Region Partner-In-Charge of Human Resources). Presently, Mr. Haverstick is a director and chair of the Audit Committee of the BMT Multi Cap Fund sponsored by The Bryn Mawr Trust Company. From June 2016 until its NASDAQ delisting in February 2018 under a plan of dissolution, Mr. Haverstick was a director and a member of the Audit Committee of Actua Corporation. Mr. Haverstick has served as a Trustee of Thomas Jefferson University and Jefferson Health since July 2013. At Jefferson, Mr. Haverstick is chair of the Finance committee, vice chair of the Compensation and Human Capital Committee, a member of the Executive Committee and past chair of the Audit, Risk and Compliance Committee. Mr. Haverstick has served in a variety of roles at civic and charitable organizations; he currently serves on the Dean’s Council at the Temple University Fox School of Business and as the Chair of the Accounting Department Advisory Board at Temple University. Previously, Mr. Haverstick held board

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positions with The Greater Philadelphia Chamber of Commerce, The Greater Philadelphia CEO Council for Growth, the Philadelphia Bar Foundation, The Southeast Pennsylvania Chapter of the American Red Cross, The Philadelphia Arts and Business Council, the Penjerdel Council, the Greater Philadelphia First Corporation and Movement Theater International.

Qualifications, Attributes, Skills and Experience: Financial expertise, including in financial reporting, accounting and controls; risk management; finance; executive leadership; and corporate and community experience.

Charles P. Pizzi, Trustee

Mr. Pizzi was first elected a Trustee on August 22, 1996. Mr. Pizzi served as the President and Chief Executive Officer as well as a director of Tasty Baking Company from October 7, 2002 until the company’s sale in May 2011. Mr. Pizzi served as President and Chief Executive officer of the Greater Philadelphia Chamber of Commerce from 1989 until October 4, 2002. Mr. Pizzi is a director of Pennsylvania Real Estate Investment Trust and serves on a variety of civic, educational, charitable and other boards, including the boards of Drexel University, Franklin Square Energy Fund and the Global Opportunity Fund, Philadelphia Belt Line Railroad, PHH Corporation and Independence Blue Cross. Mr. Pizzi served on the Board of Directors of the Federal Reserve Bank of Philadelphia from 2006 through 2011, including as Chairman from 2010 through 2011.

Qualifications, Attributes, Skills and Experience: Government and public policy; finance; financial reporting, accounting and controls; capital markets; risk management; extensive financial and risk oversight experience; executive leadership; and corporate and community experience.

Terri A. Herubin, Nominee

Ms. Herubin will join the Board upon her election at the Meeting. Ms. Herubin joined Angelo, Gordon, a private investment adviser, in 2017 as a Managing Director. She is the senior product specialist for the firm’s global real estate portfolios. From 2012 until 2017, Ms. Herubin served as a Managing Director at Barings Real Estate, a private investment manager, where she was lead portfolio manager of the firm’s core open-end fund and a member of its investment committee. She joined Barings from the Townsend Group, where, as a portfolio manager in the firm’s investment management group between 2009 and 2012, she led the underwriting of U.S. commingled fund mandates. Prior to her tenure at Townsend, Ms. Herubin was a co-portfolio manager for the New York State Teachers’ Retirement System’s equity real estate portfolio. She graduated from the University of Illinois at Urbana-Champaign with a B.A. in Urban Planning and holds a J.D. from Brooklyn Law School, where she was an editor of the Law Review. Ms. Herubin is a member of W/X, New York Women Executives in Real Estate, and of the Pension Real Estate Association, for which she has been a speaker at their bi-annual meetings and a past member of the PREA-IPD Advisory Board.

Qualifications, Attributes, Skills and Experience: Real estate; finance; capital markets; complex regulatory; risk management. Extensive experience in all aspects of commercial real estate investments and finance.

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Committees of the Board of Trustees

Our Board of Trustees has standing Audit, Corporate Governance, Compensation and Executive Committees.

The table below provides 2017 membership and meeting information for each of the Board Committees.

Current Trustees	Audit	Corporate Governance	Compensation	Executive
Michael J. Joyce
Anthony A. Nichols, Sr.
Gerard H. Sweeney
Carol G. Carroll
James C. Diggs
Wyche Fowler
H. Richard Haverstick, Jr.
Charles P. Pizzi
2017 Meetings	9	4	8	3

Committee Chairs

During 2016 and until February 16, 2017, Mr. Joyce served as Chair of the Audit Committee. Effective February 16, 2017, Mr. Haverstick became Chair of the Audit Committee. Mr. Diggs is Chair of the Compensation Committee and served in that role during 2017. Mr. Pizzi is Chair of the Corporate Governance Committee and served in that role during 2017. Mr. Sweeney is Chair of the Executive Committee and served in that role during 2017.

Audit Committee

Our Audit Committee assists our Board in overseeing:

∎	the quality and integrity of our financial statements;

∎	our compliance with legal and regulatory requirements;

∎	our policies and practices for risk assessment and risk management, and steps taken by management to control these risks; and

∎	related party transactions.

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Our Audit Committee has sole authority to appoint, compensate, oversee and replace the independent registered public accounting firm, reviews its internal quality-control procedures, assesses its independence and reviews all relationships between the independent registered public accounting firm and Brandywine.

Our Audit Committee:

∎	Approves the scope of the annual internal and external audit;

∎	Pre-approves all audit and non-audit services and the related fees;

∎	Reviews our consolidated financial statements and disclosures in our reports on Form 10-K and Form 10-Q;

∎	Monitors the system of internal controls over financial reporting and reviews the integrity of our financial reporting process;

∎	Establishes and oversees procedures for (a) complaints received by us regarding accounting, internal accounting controls or auditing matters, and (b) the confidential anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

∎	Reviews disclosures from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independence of accountant’s communications with the audit committee.

Our Audit Committee relies on the expertise and knowledge of management, our internal auditors, and the independent registered public accounting firm in carrying out its oversight responsibilities.

Our Audit Committee consists of Messrs. Haverstick (Chair), Diggs, Joyce and Pizzi. Each member of our Audit Committee is independent within the meaning of the SEC regulations, the listing standards and requirements of the New York Stock Exchange and our Corporate Governance Principles and each member of the Audit Committee is financially literate, knowledgeable and qualified to review financial statements. The charter of our Audit Committee requires such independence and financial literacy as a condition to continued membership on the Committee. Each of Mr. Haverstick and Mr. Joyce is qualified as an “audit committee financial expert” within the meaning of SEC regulations. Our Board reached its conclusion as to the qualifications of each of Mr. Haverstick and Mr. Joyce based on his education and experience in analyzing financial statements of a variety of companies.

Compensation Committee

Our Compensation Committee is responsible for:

∎	reviewing, evaluating and approving compensation plans and programs for our Trustees and senior executives;

∎	annually reviewing and approving corporate goals and objectives relevant to compensation of our President and CEO and other senior executives and evaluating performance in light of these goals and objectives;

∎	reviewing and discussing with the full Board whether our compensation programs for employees create incentives for employees to take inappropriate or excessive risk; and

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∎	retaining and terminating any consultant or outside advisor to the Committee (and the Committee has sole authority to approve any such consultant’s or advisor’s fees and other terms of engagement).

Since the fourth quarter of 2010, our Compensation Committee has retained Pay Governance LLC as its consultant. We describe the role of the Compensation Committee’s consultant in the “Compensation Discussion and Analysis” later in this proxy statement.

Our Compensation Committee consists of Messrs. Diggs (Chair), Fowler, Joyce and Pizzi. Each member of our Compensation Committee meets the independence requirements of the New York Stock Exchange and our Corporate Governance Principles. The charter of our Compensation Committee requires such independence as a condition to continued membership on the Committee.

For information on the process and procedures of our Compensation Committee, please see “Compensation Discussion and Analysis – Decision Making.”

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has been an officer or employee of the Company. In addition, none of our executive officers serves as a member of the board of directors or compensation committee of any company that has an executive officer serving as a member of our Board.

Corporate Governance Committee

Our Corporate Governance Committee is responsible for:

∎	identifying individuals qualified to become Board members and recommending to our Board the nominees for election to the Board;

∎	recommending to our Board any changes in our Corporate Governance Principles;

∎	leading our Board in its annual review of Board performance, and making recommendations to the Board regarding Board organization, membership, function and effectiveness, as well as committee structure, membership, function and effectiveness;

∎	recommending to our Board Trustee nominees for each Board committee;

∎	reviewing our efforts to promote diversity among Trustees, officers, employees and contractors;

∎	arranging for an orientation for all Trustees; and

∎	assisting the Board in succession planning and talent development, including in identifying and evaluating potential successors to the President and Chief Executive Officer.

Our Corporate Governance Committee consists of Messrs. Pizzi (Chair), Fowler and Nichols and Ms. Carroll. Each member of the Corporate Governance Committee meets the independence requirements of the New York Stock Exchange and our Corporate Governance Principles. The charter of our Corporate Governance Committee requires such independence as a condition to continued membership on the Committee.

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Executive Committee

Our Executive Committee has authority to approve certain significant acquisitions, dispositions and other investments, subject to limitations set by the Board. Our Executive Committee currently consists of Messrs. Sweeney (Chair), Joyce and Pizzi.

Trustee Independence; Independence Determination

No Trustee qualifies as independent unless our Board affirmatively determines that the Trustee has no material relationship with us, directly or as a partner, share owner or officer of an organization that has a relationship with us.

Our Board has adopted standards that are set forth in our Corporate Governance Principles. These standards meet the listing standards of the New York Stock Exchange and assist our Board in its evaluation of each Trustee’s independence. These standards provide that a Trustee who has any of the following relationships or arrangements will not qualify as independent:

∎	The Trustee is, or has been within the last three years, an employee of ours, or an immediate family member of the Trustee is, or has been within the last three years, an executive officer of ours.

∎	The Trustee has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from us (excluding compensation in the form of Board fees and Board committee fees and pension or other forms of deferred compensation not contingent on continued service).

∎	(A) The Trustee is a current partner or employee of a firm that is our internal or external auditor; (B) the Trustee has an immediate family member who is a current partner of such a firm; (C) the Trustee has an immediate family member who is a current employee of such a firm and personally works on the audit of our financial statements; or (D) the Trustee or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on our audit within that time.

∎	The Trustee or an immediate family member of the Trustee is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee.

∎	The Trustee is a current employee, or an immediate family member of the Trustee is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

In its assessment of Trustee independence, our Board considers all commercial, charitable and other transactions and relationships (including tenure of Board service) that any Trustee or member of his or her immediate family may have with us, with any of our affiliates or with any of our consultants or advisers. Our Board applies the same criteria for assessing independence for purposes of each of the Audit Committee, Corporate Governance Committee and Compensation Committee. Furthermore, in its assessment of a Trustee’s independence for service on the Compensation Committee, our Board considers all factors the Board believes specifically relevant to determining whether the Trustee has a relationship which is material to such Trustee’s ability to be independent

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from management in connection with his or her duties as a member of the Compensation Committee, including but not limited to any compensation payable to such Trustee. In addition, no member of the Audit Committee or Compensation Committee may accept directly or indirectly any consulting, advisory or other compensatory fee from us (other than fees for service as a Trustee and member of Board committees) or be an affiliate of us.

Our Board has affirmatively determined that Ms. Carroll and each of Messrs. Diggs, Fowler, Joyce, Haverstick, Nichols and Pizzi is independent under the standards of the New York Stock Exchange and those set forth in our Corporate Governance Principles and that the Audit Committee, Corporate Governance Committee and Compensation Committee are comprised exclusively of independent Trustees. Our Board made the same affirmative determination of independence for Ms. Herubin.

Our Board did not determine Mr. Sweeney to be independent because of his position as our President and Chief Executive Officer.

Corporate Governance

Governance Compliance

Our policies and practices comply with the listing requirements of the New York Stock Exchange and the requirements of the Sarbanes-Oxley Act of 2002. Our Board and Corporate Governance Committee regularly evaluate our corporate governance policies and practices in light of changing regulatory requirements and evolving best practices.

∎	Our Board has adopted corporate governance policies as reflected in our Corporate Governance Principles.

∎	All Trustees, other than our President and CEO, are independent of us and our management, and all members of the Audit Committee, Compensation Committee and Corporate Governance Committee are independent.

∎	All Trustees are elected annually by a majority vote; we do not have a classified board; and we may not adopt a classified board without shareholder approval.

∎	The Chairman of our Board is independent.

∎	Two Audit Committee members are “audit committee financial experts.”

∎	Our non-management Trustees meet regularly without the presence of management.

∎	We have “proxy access” provisions in our Bylaws.

∎	We do not have a poison pill.

∎	Shareholders have the right to call a special meeting.

∎	We maintain robust trustee and officer share ownership requirements and anti-hedging and anti-pledging policies.

∎	We have opted out of the Maryland Unsolicited Takeover Act (MUTA).

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∎	Our Board is seeking shareholder support for a simple majority of votes entitled to be cast to approve mergers requiring a shareholder vote. (See Proposal 4).

∎	Our Board is seeking shareholder support for an opt-out from the Maryland Business Combination Act to take effect 18 months after the vote. (See Proposal 5).

∎	Our Board is seeking shareholder support for shareholders to have the power to amend our Bylaws. (See Proposal 6).

∎	The charters of our Board committees clearly establish the respective roles and responsibilities of the committees.

∎	Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our Trustees, officers and employees.

∎	We have a toll-free hotline available to all employees, and our Audit Committee has established procedures for the anonymous submission of any employee complaint, including those relating to accounting, internal controls or auditing matters.

∎	Our Board and Board committees undertake an annual performance self-evaluation.

Additional information on our corporate governance is provided in the following paragraphs and elsewhere in this proxy statement.

Board Leadership Structure

Our Board believes that independent Board leadership is a critical component of our corporate governance. Mr. Joyce is Chairman of the Board and Mr. Sweeney is our President and Chief Executive Officer and a Trustee. As Chairman of the Board, Mr. Joyce presides at Board meetings and at executive sessions of non-management Trustees, oversees the agenda of Board meetings, provides guidance to our President and Chief Executive Officer as to Board views and perspectives, particularly on our strategic direction, and is available to shareholders and other parties interested in communicating with our non-management Trustees. As President and Chief Executive Officer, Mr. Sweeney is responsible for our day-to-day operations, engaging with shareholders and external constituents, developing our future leaders and executing our strategy. The Board believes that its leadership structure (i) achieves independent oversight and evaluation of our senior management; (ii) assures effective communication between the Board and senior management on corporate strategy; and (iii) fosters effective decision-making and accountability.

Talent Development; Succession Planning; Board Refreshment

Assisted by our Corporate Governance Committee, our Board assesses succession planning and talent development for key executives and company leadership. Assessments focus on succession in the event of the unexpected incapacity of our President and Chief Executive Officer as well as on talent development for key executives. Our Corporate Governance Principles provide that our President and Chief Executive Officer should at all times make available to the Board, on a confidential basis, his recommendations and evaluations of potential successors. Fundamentally, the Board’s executive succession planning is a continuous, interactive process that takes into account the Company’s operating plans and strategic goals and that seeks to attract, develop and retain

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a talent-rich pool of executives. In addition, we thoughtfully plan for Trustee succession and Board refreshment. By developing and following a long-range succession plan, the Board has an ongoing opportunity to: (i) evaluate the depth and diversity of experience of our Board; (ii) expand and replace key skills, qualifications and experiences that support our strategies; (iii) build on our record of Board diversity; and (iv) maintain a balanced mix of tenures.

Prohibition on Classification of Board without Shareholder Approval—Opt out of Classified Board Provision of Maryland’s Unsolicited Takeovers Act

On February 28, 2018, our Board adopted a resolution prohibiting us from electing to be subject to the classified board provision of Title 3, Subtitle 8 of the MGCL without a shareholder vote. Title 3, Subtitle 8 of the MGCL is commonly referred to as the Maryland Unsolicited Takeovers Act, or MUTA. As a result of our opt-out, the Board is prohibited from becoming classified under Section 3-803 of the MGCL unless a proposal to repeal that prohibition is approved by the affirmative vote of at least a majority of the votes cast on the matter by our shareholders entitled to vote generally in the election of trustees.

Proxy Access

We provide for a right of proxy access in our Bylaws. This right enables eligible shareholders to include their nominees for election as trustees in our proxy statement for annual meetings. The proxy access provisions in our Bylaws permit up to 25 shareholders owning at least three percent of our common shares continuously for three years to nominate no less than two and no more than 25 percent of the number of Trustees then serving. The complete text of our By-laws, as amended, is available on our website ( www.brandywinerealty.com).

Environmental and Sustainability Commitments

We are dedicated to designing, building and maintaining properties that reflect our commitment to excellence. Our commitment extends to establishing sustainable practices within our office environments to promote the health and productivity of our tenants and other occupants, while reducing environmental risks, lowering operating costs and identifying additional revenue opportunities. At the end of 2017 our portfolio of wholly-owned and joint venture properties included approximately 14.5 million rentable square feet of Energy Star Buildings and approximately 3.8 million rentable square feet of LEED certified buildings.

2017 Award of Green Star from GRESB (Global Real Estate Sustainability Benchmark), which is the highest quadrant measured.

3.8 million rentable square feet of LEED Certified Buildings (16.3% of portfolio), including 810,700 rentable square feet of properties developed by Brandywine since LEED inception in 1994 (49% of the rentable square feet in such developed properties).

14.5 million rentable square feet of Energy Star Buildings (62.7% of portfolio).

We design our developments with sensitivity to their environmental and cultural context and we seek to maximize investment value through green building technologies that aim to foster healthy and high-performing work environments. We believe our environmental and sustainability commitments are the responsible thing to do and

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make good business sense. Energy efficient buildings with sustainable operating practices, including green cleaning supplies, recycling, sustainable chemical and supply chain management, cost less to run and are better for the health of tenants and other occupants and the environment. Further information may be found in the Brandywine Realty Trust 2017 Annual Sustainability Report posted on our website ( www.brandywinerealty.com).

Corporate Social Responsibility

We are active in our communities, and through our corporate philanthropy and our focus on sustainability, we strive to create better places for our tenants, neighbors and employees to work and live. Our Trustees and executives serve on academic, research, nonprofit and philanthropic institutions and actively participate in community affairs and charitable initiatives. In support of our commitments we have implemented a “Volunteer Time Off” policy for our employees. This program provides employees up to three days of paid time-off each year to volunteer at a charitable non-profit organization of their choice. In addition, we match 50% of our employee contributions up to $1,000 per employee to charities that are classified as tax-exempt under Section 501(c)(3) of the Internal Revenue Code. Further information on our corporate philanthropy and community service may be found under the “Community Service” tab on our website ( www.brandywinerealty.com).

Shareholder Outreach and Engagement

We value the views of our shareholders and believe that forging positive relationships with our shareholders is important to our success. We regularly solicit input from shareholders throughout the year, including through meetings with members of our management, on topics such as portfolio strategy, capital allocation and corporate governance, including leadership skills and resources, executive compensation and corporate social responsibility. Our direct shareholder engagement is in addition to our customary participation at industry and investment community conferences, investor road shows, and analyst meetings. We also respond to individual shareholders who provide feedback about our business and we remain committed to robust engagement as a cornerstone of our corporate governance. In 2017, we met with approximately 109 institutional investors and 13 analysts, conducted 22 regional investor meetings and property tours, and attended multiple investor conferences.

Executive and Trustee Share Ownership Requirements

We maintain minimum share ownership requirements for our executives and Trustees. We have summarized these requirements later in this proxy statement under “Compensation Discussion and Analysis — Additional Compensation Information — Share Ownership Requirements.”

Prohibition on Hedging and Pledging of Shares

Our executives and Trustees are prohibited from hedging their ownership or offsetting any decline in the market value of our shares, including by trading in publicly-traded options, puts, calls or other derivative instruments related to our shares. They are also prohibited from pledging our shares as collateral for loans.

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Code of Conduct

We maintain a Code of Business Conduct and Ethics, a copy of which is available on our website ( www.brandywinerealty.com), applicable to our Trustees, officers and employees. The Code of Business Conduct and Ethics reflects and reinforces our commitment to integrity in the conduct of our business. Any amendments to or waivers of the Code for executive officers or Trustees may only be made by the Board or by the Audit Committee (which is composed solely of independent Trustees) and will be disclosed promptly as required by law or stock exchange regulation, and, in addition, amendments to or waivers of our Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions and that relate to any matter enumerated in Item 406(b) of Regulation S-K promulgated by the SEC will be disclosed on our website (( www.brandywinerealty.com). In addition to the strictures on our personnel included in our Code of Business Conduct and Ethics, we notify our vendors annually of our commitment to the highest ethical standards and the restrictions in our Code on improper payments and gratuities to our personnel.

Hotline Submissions

Our Audit Committee has established procedures, set forth in our Code of Business Conduct and Ethics, for the submission of complaints about our accounting or auditing matters. These procedures include a hotline for the anonymous submission of concerns regarding questionable accounting or auditing matters. Any matters reported through the hotline that involve accounting, internal controls over financial reporting or auditing matters, or any fraud involving management or persons who have a significant role in our internal controls over financial reporting, will be reported to the Chairman of our Audit Committee. Our current hotline number is (877) 888-0002.

Availability of Committee Charters; Corporate Governance Principles; and Code of Business Conduct and Ethics

Our Board has adopted, and annually reviews, charters for each of the Audit, Compensation, Corporate Governance and Executive Committees. These charters and our Corporate Governance Principles and our Code of Business Conduct and Ethics are available on our website ( www.brandywinerealty.com) and we will also make available in print copies of these documents to any shareholder, without charge, upon request.

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Board’s Role in Risk Oversight

Our Board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board Committees that report on their deliberations to the Board. The oversight responsibility of the Board and its Committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, liquidity and tax), legal, regulatory, compliance and reputational risks. The Board and its Committees oversee risks associated with their respective principal areas of focus, as summarized below.

Committee	Primary Areas of Risk Oversight
Audit Committee

Risks and exposures associated with financial matters, particularly financial reporting, tax (including compliance with REIT rules), accounting, disclosure, internal control over financial reporting, cybersecurity, financial policies, investment guidelines, development and leasing, and credit and liquidity matters.

Compensation Committee

Risks and exposures associated with executive compensation programs and arrangements, including incentive plans. See “Compensation Discussion and Analysis — Additional Compensation Information — Compensation and Risks.”

Corporate Governance Committee	Risks and exposures associated with leadership, succession planning and talent development; and corporate governance.

As part of our management reporting processes referred to above, we maintain an internal Disclosure Committee consisting of certain members of our executive management and senior employees. Our Disclosure Committee meets at least quarterly. The purpose of our Disclosure Committee is to bring together representatives from our core business lines and employees involved in the preparation of our financial statements so that the group may discuss any issues or matters of which the members are aware that should be considered for disclosure in our public SEC filings. Our Disclosure Committee reports to our President and Chief Executive Officer and our Executive Vice President and Chief Financial Officer.

Trustee Nominations

In making its recommendations as to nominees for election to our Board, the Corporate Governance Committee may consider, in its sole judgment, recommendations of our President and Chief Executive Officer, other Trustees, shareholders and third parties. The Corporate Governance Committee may also retain third-party search firms to identify candidates. Shareholders desiring to recommend nominees should submit their recommendations in writing to Michael J. Joyce, Chairman of the Board, c/o Brandywine Realty Trust, 2929 Walnut Street, Suite 1700, Philadelphia, Pennsylvania 19104. Recommendations from shareholders should include pertinent information as specified in our Bylaws concerning the proposed nominee’s background and experience.

Our Board’s Corporate Governance Principles set forth qualifications for Trustee nominees. Qualifications include:

∎	personal ethics, integrity and values;

∎	inquiring and independent mind;

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∎	practical wisdom and mature judgment;

∎	broad training and experience at the policy making level in business, government, education or technology;

∎	willingness to devote the required amount of time to fulfill the duties and responsibilities of Board membership;

∎	commitment to serve on the Board over a period of years in order to develop knowledge about our operations; and

∎	involvement in activities or interests that do not create a conflict with the nominee’s responsibilities to us and our shareholders.

The Corporate Governance Committee also considers such other factors as it deems appropriate, including the current composition of the Board. The Committee and Board believe that Board membership should reflect diversity in its broadest sense, including persons diverse in skills, background, gender and ethnicity. The Committee has not adopted a formal policy for the consideration of diversity in identifying candidates for the Board. The Committee and Board also consider the bearing of each Trustee’s tenure, and the tenure of the Board as a whole, on the Board’s mix of skills and experience, independence and access to new and diverse perspectives. The Committee has not adopted different criteria for considering a candidate for nomination to the Board based on whether the party making nomination is a Trustee, shareholder or third party.

If the Committee decides, on the basis of its preliminary review of a candidate, to proceed with further consideration of the candidate, members of the Committee, as well as other members of the Board, interview the candidate. After completing its evaluation, the Committee makes a recommendation to the full Board, which makes the final determination whether to nominate or appoint the candidate as a new Trustee. Our President and Chief Executive Officer, as a Trustee, participates in the Board’s determination.

As discussed above under “Corporate Governance – Proxy Access,” our Bylaws provide for proxy access. Proxy access enables eligible shareholders to include their nominees for election as trustees in our proxy materials for annual meetings. The proxy access provisions of our Bylaws permit up to 25 shareholders owning at least three percent of our common shares continuously for three years to nominate no less than two and no more than 25 percent of the number of Trustees then serving. The complete text of our Bylaws is available on our website ( www.brandywinerealty.com).

Communications with the Board

Shareholders and other parties interested in communicating directly with our lead independent Trustee and Chairman of the Board (Mr. Joyce), or with our non-management Trustees as a group, may do so by writing to Chairman of the Board of Trustees, Brandywine Realty Trust, 2929 Walnut Street, Suite 1700, Philadelphia, Pennsylvania 19104. In addition, any shareholder or interested party who wishes to communicate with our Board or any specific Trustee, may write to Board of Trustees, c/o Brandywine Realty Trust, at 2929 Walnut Street, Suite 1700, Philadelphia, Pennsylvania 19104. Depending on the subject matter, management will:

∎	forward the communication to the Trustee or Trustees to whom it is addressed (for example, if the communication received deals with questions or complaints regarding accounting, it will be forwarded by management to the Chairman of our Audit Committee for review);

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∎	attempt to handle the inquiry directly (for example, where the communication is a request for information about us or our operations that does not appear to require direct attention by the Board or an individual Trustee); or

∎	not forward the communication if it is primarily commercial in nature or relates to an improper or irrelevant topic.

At each meeting of the Board, the Chairman of the Board will present a summary of all communications (if any) received since the last meeting of the Board that were not forwarded and will make those communications available to any Trustee upon request.

Meetings of Trustees and Annual Meeting of Shareholders

Our Board of Trustees held seven meetings in 2017. In 2017, each incumbent Trustee attended at least 75% of the aggregate of the total number of meetings of the Board and meetings held by all committees on which he served. In addition, our Board holds informational sessions with our President and Chief Executive Officer. During 2017, the Board held 10 informational sessions. Our non-management Trustees also hold regular meetings without management. During 2017, our non-management Trustees held three such meetings. See also “Committees of the Board of Trustees” appearing earlier in this proxy statement.

It is our policy that all Trustees attend annual meetings of shareholders except where the failure to attend is due to unavoidable circumstances or conflicts. All Trustees attended our annual meeting of shareholders on May 18, 2017.

Trustee Compensation

The following table and footnotes provide information on the 2017 compensation of our Trustees (other than our President and Chief Executive Officer, who is not separately compensated for his service on the Board). In the paragraphs following the table and footnotes, we describe our standard compensation arrangements for service on the Board and Board committees.

Current Trustee Name	Fees Earned or Paid in Cash ($) (1)	Share Awards ($) (2)	All Other Compensation	Total ($)
Michael J. Joyce	$ 171,398	$ 70,000	0	$241,398
Anthony A. Nichols, Sr.	$ 85,500	$ 70,000	0	$155,500
Carol G. Carroll	$ 94,500	$ 70,000	0	$164,500
James Diggs	$ 126,000	$ 70,000	0	$196,000
Wyche Fowler	$ 94,500	$ 70,000	0	$164,500
H. Richard Haverstick, Jr.	$ 154,527	$ 70,000	0	$224,527
Charles P. Pizzi	$ 124,500	$ 70,000	0	$194,500

(1)

Represents the aggregate amount of all fees earned or paid in cash for services as a Trustee (including services on committees of the Board) in 2017 and, in the case of the 2017 annual retainer fee, whether paid in shares or cash. Amounts

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include the portion of fees that a Trustee elected to defer under our Deferred Compensation Plan, which we describe later in this proxy statement. See “Compensation Discussion and Analysis — Deferred Compensation Plan.” Mr. Fowler deferred $56,609 of his 2017 cash compensation into his deferred share account under our Deferred Compensation Plan.

(2)	Represents the grant date fair value of Share Awards computed in accordance with FASB ASC Topic 718. Share Awards consist of restricted common share rights awarded annually to our non-employee Trustees. On May 18, 2017, each non-employee Trustee received an award of restricted common share rights with a grant date fair value of $70,000. Common shares subject to these rights are delivered in three equal annual installments, subject to accelerated delivery upon death, disability, change of control or separation from service. Prior to the delivery of the underlying shares, each award entitles the holder to cash payments equivalent to any dividend or distribution that would otherwise have been payable on those shares. As of December 31, 2017, each of our non-employee Trustees owned 8,761 undelivered restricted common share rights, except for Mr. Haverstick, who owned 4,063 undelivered restricted common share rights as of such date.

In 2017 our Trustees (other than our President and Chief Executive Officer) received the following compensation for their service as Trustees:

∎	$45,000 annual fee payable in cash or common shares, at each Trustee’s election;

∎	$70,000 annual award payable in restricted common share rights that are delivered in three equal annual installments (valued at the closing price of the common shares on the date of our annual meeting of shareholders);

∎	$1,500 fee payable in cash for participation in each meeting and informational session of the Board;

∎	$1,500 fee payable in cash for participation by a member of a Board committee in each meeting of the committee; and

∎	$50,000 annual fee payable in cash for the Chair of the Board; $20,000 annual fee payable in cash for the Chair of the Audit Committee; $15,000 annual fee payable in cash for the Chair of the Compensation Committee; and $15,000 annual fee payable in cash for the Chair of the Corporate Governance Committee.

Effective as of May 23, 2018, the dollar amount of the annual equity award will be increased from $70,000 to $95,000 and the common shares comprising the awards will be fully vested upon grant. In addition, effective as of May 23, 2018, the annual fee for service as Chair of the Board will be increased from $50,000 to $75,000.

Our Trustees are also reimbursed for expenses of attending Board and Board committee meetings. In addition, our Corporate Governance Principles encourage our Trustees to attend continuing education programs for directors and provide for reimbursement of the reasonable costs of attending such programs. Trustees may elect to defer the receipt of all or a portion of their $45,000 annual fee and $1,500 per Board meeting fee into our Deferred Compensation Plan.

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Executives and Executive Compensation

Current Executive Officers

The following are biographical summaries of our current executive officers who are not Trustees:

H. Jeffrey DeVuono (age 52) is our Executive Vice President and Senior Managing Director – Pennsylvania Region. Mr. DeVuono joined us in January of 1997. Prior to joining us, Mr. DeVuono worked for LCOR, Inc., a private development company that had a previous association with us, where he held a variety of positions, all of which related to asset management. Prior to joining LCOR, Mr. DeVuono was a sales representative for Cushman & Wakefield of Philadelphia. Mr. DeVuono serves on the Board, and is a former Chairman, of the King of Prussia Business Improvement District and is a Board Member of the Center City District. He is also a member of CoreNet, NAREIT, NAIOP, the Sunday Breakfast Club, and the University of Pennsylvania’s Wharton School Zell/Laurie Real Estate Center. He is a Trustee and Master Planning Committee Member of The Westtown School. Past Boards include the Economy League of Greater Philadelphia, University City District, Bartram’s Garden, and The Center for Emerging Visual Artists. Mr. DeVuono is a graduate of LaSalle University.

George D. Johnstone (age 54) is our Executive Vice President, Operations. Mr. Johnstone joined us in November 1998. He works in conjunction with our regional managing directors in running our operations. Prior to his appointment on March 12, 2014 as our Executive Vice President, Operations, Mr. Johnstone served as our Senior Vice President, Operations & Asset Management. Prior to his service in that position, Mr. Johnstone served as our Vice President of Operations for our Pennsylvania Region (2004 – 2005) and for our New Jersey Region (2002 – 2004) and served as Director of Operations for our New Jersey Region from 1998 until 2002. Prior to joining us, Mr. Johnstone was the Regional Controller for Linpro/LCOR Inc., where he was responsible for strategic and tactical accounting processes and oversight and leadership of all accounting functions for that company. Mr. Johnstone earned his B.S. in Accounting from Albright College.

Daniel Palazzo (age 47) is our Vice President and Chief Accounting Officer. Mr. Palazzo assumed this position effective January 15, 2015. Mr. Palazzo joined us in 1999. Prior to his appointment as our Vice President and Chief Accounting Officer, Mr. Palazzo served as a Vice President of Asset Management in our Pennsylvania Region, a position he held since 2006. From 2004 until 2006, Mr. Palazzo served as the Director of Operations for our New Jersey Region. Mr. Palazzo served as our Corporate Controller from his arrival with us in 1999 until 2004. Prior to joining us, Mr. Palazzo received his CPA in Pennsylvania and worked for Arthur Andersen in its commercial audit division, where he concentrated on real estate, construction and financial services industries. Mr. Palazzo received a B.A. in Accounting from the University of Delaware.

William D. Redd (age 62) is our Executive Vice President and Senior Managing Director for the Austin and Metro DC Regions. He joined Brandywine in 1999 as Vice President of our Richmond operations and in 2008 was named Senior Vice President and Managing Director of our Richmond and Austin operations. Mr. Redd assumed his current position in 2015. Formerly, Mr. Redd was partner from 1988 until 1999 with Childress Klein Properties, a privately-held real estate firm headquartered in Charlotte, North Carolina. From 1985 until 1988, he was with the

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Trammell Crow Company. Mr. Redd serves on the Austin Hill Country Conservancy Board of Directors, Opportunity Austin Economic Development Corporation Board and ULI Austin Advisory Board, and is a member of the Real Estate Council of Austin (RECA). He is also a member of the Virginia Commonwealth University Real Estate Circle of Excellence, Richmond Real Estate Group and Greater Richmond Association of Commercial Real Estate (GRACRE). Mr. Redd holds a law degree from the University of Virginia, a B.A. degree from Hampden-Sydney College, and Virginia law and real estate licenses.

Jennifer Matthews Rice (age 47) is our Senior Vice President, General Counsel and Secretary. Ms. Matthews Rice joined us in 2012 and assumed her current position in March 2017. Prior to her appointment as our Senior Vice President, General Counsel and Secretary, Ms. Matthews Rice served as our Vice President of Legal Affairs, Interim General Counsel and Secretary, a position she assumed in March 2016. Between March 2016 and her arrival in 2012, Ms. Matthews Rice served as Counsel in our legal department. Prior to joining us, Ms. Matthews Rice served as Fund Real Estate Counsel for Exeter Property Group (2008 until 2012), General Counsel for Preferred Real Estate Investments (2005 until 2008) and Associate Counsel for Preferred (2003 to 2005) and an associate attorney with the law firm Ballard Spahr LLP (2001 until 2003). Ms. Matthews Rice clerked for the Honorable Ronald D. Castille, the now-retired Chief Justice of the Pennsylvania Supreme Court. Ms. Matthews Rice is a member of NAREIT and NAIOP. Ms. Matthews Rice earned a B.A. degree from Franklin and Marshall College and a J.D. from Temple University School of Law.

Thomas E. Wirth (age 54) was appointed Executive Vice President and Chief Financial Officer on March 10, 2014. Prior to his appointment as our Executive Vice President and Chief Financial Officer, Mr. Wirth, who joined us in December 2009, served as our Executive Vice President, Portfolio Management and Investments. In that position, he directed portfolio management, acquisition and disposition activities and assisted in formulating our capital allocation tactics, including structuring joint ventures and construction financings. From 2004 until 2009, Mr. Wirth served as President (2007-2009) and Chief Financial Officer of Feldman Mall Properties. From 1997 to 2004, he served first as the Vice President of Finance and later as Chief Financial Officer of SL Green Realty Corporation. Mr. Wirth has also served as Vice President of Financial Reporting and Analysis for Greenwich, Connecticut-based United Waste System, Inc., and spent ten years with Ernst & Young LLP in various positions, including Senior Manager. Mr. Wirth earned his B.A. in Business Management and Accounting from Gettysburg College.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) describes our executive compensation programs, including the oversight of such programs by our Compensation Committee and the rationale and processes used to determine the 2017 compensation of our executive officers. Our discussion includes the objectives and specific elements of our compensation program, including cash compensation, equity compensation, and post-termination compensation. This CD&A, which may include forward-looking statements, should be read together with the compensation tables and related disclosures that follow this section. For ease of reference, a table of contents specific to this CD&A follows:

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CD&A Table of Contents

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Executive Summary

2017 Accomplishments

∎	We completed sales of our wholly-owned and joint venture properties totaling $430 million and land sales totaling an additional $30 million.

∎	We increased our annual dividend by $0.08 per share, or 12.5%, from $0.64 to $0.72 per share.

∎	We completed the redemption of our $100 million 6.9% Series E preferred shares.

∎	We completed the repayment of our $300 million 2017 unsecured 5.7% Guaranteed Notes.

∎	We completed the early redemption of our $325 million 2018 unsecured 4.95% Guaranteed Notes.

∎	We Issued $550 million of 3.95% Guaranteed Notes at a weighted-average yield of 3.92%.

∎	We strengthened our balance sheet through our successful sales program and our refinancing efforts, marked by (1) a 10% reduction in our net debt to EBITDA ratio to 6.2x at year-end, (2) a 10% reduction in our weighted average cost of debt to 4.03% at year-end, and (3) a 1.8 year, or 31%, increase to our weighted average debt maturities.

∎	We commenced our Schuylkill Yards development in Philadelphia, Pennsylvania which included purchasing One Drexel Plaza, 3000 Market Street and breaking ground on Drexel Square Park.

∎	We commenced a retail development at our Cira South Garage.

∎	We commenced the development of Four Points Centre, a fully leased 165,000 square foot development in Austin, Texas.

∎	We exceeded many of our 2017 operational goals, including tenant retention, cash rent growth, leasing capital costs and lease maturity term.

∎	We achieved a 7.8% annual same store cash NOI growth in 2017.

Summary of Compensation Decisions for 2017

∎	2017 Pay for Performance: Our annual incentive plan for our current named executive officers is tied to (i) corporate financial, operational and strategic goal achievement (80% for our President and Chief Executive Officer and between 50% and 30% for our other named executive officers); (ii) business/regional goal achievement (0% for our President and Chief Executive Officer and between 60% and 40% for our other named executive officers); and (iii) individual goal achievement (20% for our President and Chief Executive Officer and 10% for our other named executive officers). Our 2017 goals emphasized operations (20%), leasing (30%) and investments and balance sheet strength (50%) and we have presented below a summary of the components of our “scorecard,” which links our annual incentive awards to our performance against targets. Payments made for the individual goal achievement portion varied depending on the achievement of the stated goals. See “—Discussion—Annual Incentive Awards” below.

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∎	Compensation of President and Chief Executive Officer: Mr. Sweeney’s annual salary was set at $700,000 effective March 1, 2015, and was not changed until 2018 when his salary was increased to $750,000, effective March 1, 2018. On March 1, 2017, Mr. Sweeney was awarded long-term incentive equity with an aggregate grant date fair value of $2,100,002. Two-thirds of this long-term incentive equity award (based on relative grant date fair values) consisted of performance units with a potential pay-out, after a three-year performance period, dependent on our total shareholder return measured relative to (i) companies in a broad REIT index (for 50% of the award) and (ii) to companies in our peer group (for 50% of the award). One-third of this long-term incentive equity award (based on relative grant date fair values) consisted of restricted common share rights that are generally subject to delivery on the third anniversary of the award date. Mr. Sweeney also received an annual incentive award for 2017 (awarded on February 28, 2018) of $1,820,000, reflecting the Committee’s assessment of our performance, as measured against the metrics in our 2017 “scorecard”, as described below, as well as the Committee’s assessment of Mr. Sweeney’s individual performance and contributions. See “—Discussion — 2017 President and Chief Executive Officer Annual Incentive Award.”

∎	Compensation of Other Named Executive Officers: The 2017 base salaries of our other named executive officers increased over 2016 levels by the following amounts: Mr. Wirth ($12,000); Mr. DeVuono ($10,000); Mr. Johnstone ($13,400); and Mr. Redd ($16,000). These other named executive officers received long-term incentive equity awards in 2017 with aggregate grant date fair values that reflected a 4.9% average increase over 2016 award levels, with the awards allocated two-thirds to performance units and one-third to restricted shares (based on relative grant date fair values). In addition, based on our 2017 performance scorecard as well as individual performance levels, our other named executive officers received annual incentive awards for 2017 that reflected a 2.6% average increase over 2016 annual incentive award levels. See discussions later in this proxy statement under “Capsule Information: 2017 Annual Incentive Awards” and “—Discussion — Annual Incentive Awards.”

∎	119% Pay-out on 2015 Performance Units: Calendar year 2017 was the final performance year of the 2015 award of performance units and, as a result of our 28.7% total shareholder return during the three-year measurement period for these units, we paid out common shares at 119% of target. See “—Capsule Information — Capsule Information: Settlement under 2015 Performance Units.”

Other Highlights

∎	Last Year’s Say on Pay Vote; Pay for Performance Analysis Conducted Annually: As part of its commitment to pay-for-performance, our Compensation Committee considered the favorable shareholder vote on our executive compensation at the May 18, 2017 annual meeting of shareholders (approximately 92.8% of the votes cast were cast “FOR” our executive compensation). Our Compensation Committee also assessed our pay practices in light of published guidelines of ISS and evolving views on best pay practices. In seeking to link our compensation programs and practices with performance, our Compensation Committee evaluates a variety of data, including:

o	Relative Alignment: The degree of alignment between our total shareholder return ranking and the pay ranking of our President and Chief Executive Officer (in each case measured against our peer group) over one and three-year periods.

o	Multiple of Median: The multiple of our President and Chief Executive Officer’s pay relative to the peer group median.

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o	Pay-Total Shareholder Return Alignment: The relative trends in our total shareholder returns over a five-year period and in the pay levels of our President and Chief Executive Officer during this period.

The Compensation Committee believes that the strong level of shareholder support, and the similarly strong levels of support received in prior periods, reflect broad shareholder agreement with the Company’s executive compensation programs and Compensation Committee’s decisions. The Compensation Committee will continue to consider shareholder feedback, and the results from this year’s and future advisory votes on executive compensation, in performing its duties pertaining to the oversight of the Company’s executive compensation program.

∎	Restrictions on Hedging and Pledging: Our executives and Trustees are prohibited from hedging their ownership or offsetting any decline in the market value of our shares, including by trading in publicly-traded options, puts, calls or other derivative instruments related to our shares. They are also prohibited from pledging our shares as collateral for loans.

∎	Clawback: Our clawback agreement with each of our executive officers provides that in the event of an accounting restatement due to material non-compliance with federal securities laws, and without regard to misconduct, we have the right to recover incentive-based compensation that was computed on the basis of erroneous data during the three-year period preceding the accounting restatement and that exceeded what should have been paid on the basis of the corrected data.

∎	Double-Trigger: The time vested restricted common share rights awarded to our executives in February 2018 (consistent with the terms of 2017 and 2016 awards) provide for accelerated vesting upon a change of control only if the applicable executive’s employment were to terminate within a specified period of up to one year following the change of control in a qualifying employment termination. See “— Equity-Based Long-Term Incentive Compensation — Vesting and Forfeiture Provisions.”

∎	Stock Ownership Guidelines: We have share ownership requirements for executives and trustees that we believe align the financial interests of our executives and trustees with those of our shareholders. See “— Additional Compensation Information — Share Ownership Requirements.”

Overview and Philosophy

Our Compensation Committee sets and administers our executive compensation policies and practices. Through these policies and practices we seek to attract, retain and motivate high quality executives to advance our corporate goal of maximizing total returns to shareholders through quarterly dividends and share price appreciation. We believe that these policies and practices:

1.	encourage the achievement of annual and longer-term business goals designed to build shareholder value;

2.	provide compensation that is competitive with peer group companies;

3.	enhance retention; and

4.	encourage executives to achieve superior performance without excessive risk taking.

Our executive compensation program consists of three principal components: base salary, annual incentive awards and equity-based long-term incentives. We discuss each of these components separately below.

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Base salaries provide a regular stream of income and financial security. Base salaries are reviewed annually against market data and may be adjusted to reflect changes in individual responsibilities, skills, experience and performance. See “Discussion — Base Salary.”

Annual incentive awards are designed to reward executives who achieve annual performance goals that take into account and enhance our corporate performance. These performance goals fall within three general categories: corporate, business unit/regional and individual. These performance goals include both quantitative and non-quantitative performance measures. As we discuss in greater detail below, our Compensation Committee believes that a significant portion of each annual incentive award should be based on quantitative performance measures and also believes that more subjective elements are important in recognizing achievement and motivating officers. See “Discussion — Annual Incentive Awards.”

Equity-based long-term incentives are awarded to motivate, reward and retain key employees over longer periods and to align their interests with those of our shareholders. Since 2012, our equity-based awards have consisted of (i) performance units and (ii) time vested restricted common share rights. An executive whose employment with us terminates before incentive awards have vested or been earned, either because the executive has not performed in accordance with our expectations or because the executive chooses to leave (other than upon a qualifying retirement), will normally forfeit the unvested portions of the awards (except as otherwise provided in an employment agreement and subject to exceptions if we were to undergo a change of control). See “— Vesting and Forfeiture Provisions.”

Generally, as an executive’s responsibilities increase, our Compensation Committee allocates a greater portion of the executive’s total compensation to annual incentive awards and equity-based long-term incentive awards (“variable” compensation) as compared to base salary (“fixed” compensation). A significant percentage of the variable compensation of our senior executives is composed of performance units and restricted common shares because: (i) we believe that the interests of these executives should be closely aligned with the interests of our shareholders; (ii) we want these individuals to maintain a long-term focus for us; and (iii) these types of pay arrangements are generally consistent with the compensation practices of peer companies with which we compete for executive talent.

Each year our Compensation Committee, along with our President and Chief Executive Officer, establishes performance targets under our incentive plans that tie awards to achievement of financial and operational results. We provide quantitative detail on these targets and results for 2017 below. See “Discussion — Annual Incentive Awards — Corporate Goals.” Following the end of each year, our Compensation Committee determines compensation by assessing performance against these targets, as well as in light of our total shareholder return and our performance relative to our peers, measured against financial and non-financial metrics. Ultimately, the amount of compensation awarded to our executives is determined based on what our Compensation Committee believes is in the best interests of shareholders.

Consistent with our “pay-for-performance” philosophy and the significant percentage of total compensation of our President and Chief Executive Officer that consists of variable compensation, his annual base salary remained unchanged at $600,000 between February 9, 2007 and its increase to $700,000 effective March 1, 2015 and thereafter to $750,000, effective March 1, 2018, while his variable compensation has experienced significant year-over-year changes, as reflected in the following table and graph.

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Variable Compensation
Year	Annual Award (1)	Long-Term Incentive Award (2)	Total Variable Compensation	Year over Year % Change
2017	$ 1,820,000	$ 2,100,002 (3)	$ 3,920,002	12%
2016	$ 1,400,000	$ 2,099,992 (4)	$ 3,499,992	(1.4)%
2015	$ 1,750,000	$ 1,799,986 (5)	$ 3,549,986	--

(1)	The amounts shown under the “Annual Award” column in the above table have been derived from and reflect the annual amounts presented under the “Non-Equity Incentive Plan” column in the Summary Compensation Tables in our annual proxy statements that relate to the applicable year.

(2)	The amounts shown under the “Long-Term Incentive Award” column in the above table have been derived from and reflect the amounts presented under the “Grant Date Fair Value of Share and Option Awards” column in the Grants of Plan-Based Awards tables in our annual proxy statements that relate to the applicable year. For example, the 2016 amount ($2,099,992) was awarded on February 22, 2016.

(3)	Consists of performance units ($1,407,005) and restricted common share rights ($692,997).

(4)	Consists of performance units ($1,406,993) and restricted common share rights ($692,999).

(5)	Consists of performance units ($1,205,992) and restricted common share rights ($593,994).

Total Variable Compensation

(President and Chief Executive Officer)

The following pages of this Compensation Discussion and Analysis include:

∎	A description of the roles of those responsible for overseeing and implementing our executive compensation;

∎	A discussion of each of the principal components of our executive compensation program;

∎	An explanation of how we set compensation targets, establish performance goals and determine amounts and forms of compensation; and

∎	A summary of other key aspects of our executive compensation.

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Decision Making

Committee Authority

Our Compensation Committee’s responsibilities include:

∎	Approving the goals and objectives relating to our President and Chief Executive Officer’s compensation, evaluating the performance of our President and Chief Executive Officer in light of such goals and objectives, and setting the compensation of our President and Chief Executive Officer based on this evaluation;

∎	Approving the salaries and annual incentive awards of our other executive officers either (i) with the title Executive Vice President, (ii) with the title Senior Vice President or Vice President, in either case who hold a position as Managing Director, Chief Financial Officer, General Counsel or Chief Administrative Officer or (iii) who report directly to our President and Chief Executive Officer, taking into account the recommendation of our President and Chief Executive Officer and such other information as the Committee believes appropriate;

∎	Administering our equity incentive plans, including authorizing restricted common shares, performance units, options and other equity-based awards under these plans;

∎	Retaining and terminating, in its sole discretion, third party consultants to assist in the evaluation of Trustee and executive compensation (with sole authority to approve any such consultant’s fees and other terms of engagement); and

∎	Assessing the appropriate structure and amount of compensation for our Trustees.

Our Compensation Committee’s charter does not authorize the Compensation Committee to delegate any of its responsibilities (including authority to award performance units, restricted common shares, options or other equity-based awards) to other persons, and the Compensation Committee has not delegated any of its responsibilities to other persons.

Compensation Consultants

Our Compensation Committee recognizes the importance of objective, independent expertise and advice in carrying out its responsibilities. For 2017, the Compensation Committee retained Pay Governance LLC as its consultant. Our Compensation Committee selected Pay Governance as consultants because of its expertise and reputation. Neither we nor our Trustees or executive officers have any affiliation with Pay Governance or its executives and the engagement and scope of services of Pay Governance have been solely through our Compensation Committee.

During 2017, our compensation consultants advised our Compensation Committee on executive compensation matters, plan design, industry trends and practices, and our pay-for performance alignment, including as measured relative to peers and relative to our total shareholder returns. As directed by the Committee, the consultants prepared analyses for the Committee relating to all aspects of the compensation of our executives. They advised the Committee on market practices regarding executive compensation, including annual incentive awards and long-term incentive pay, and reviewed our peer group and the market positioning of the compensation provided to our current named executive officers and other senior executives. The consultants meet privately with the Committee and individual Committee members from time to time to plan for Committee meetings and discuss executive compensation matters. Pay Governance does not provide other services to us.

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Our Compensation Committee received a letter from Pay Governance regarding its independence and assessed the independence of Pay Governance under NYSE rules and concluded that Pay Governance’s work for the Committee does not raise any conflict of interest. Factors considered by the Committee include: (i) whether other services are provided to us by Pay Governance or its representatives; (ii) the amount of fees received by Pay Governance from us as a percentage of Pay Governance’s total revenue; (iii) policies of Pay Governance designed to prevent conflicts of interest; (iv) the absence of any business or personal relationship of representatives of Pay Governance or its representatives with a member of the Committee; (v) whether Pay Governance or its advisors to the Committee own any of our securities; and (vi)  whether Pay Governance or its representatives have any business or personal relationship with any of our executive officers.

Role of Executives

Our Compensation Committee seeks the views of our President and Chief Executive Officer in setting and administering our executive compensation programs. In particular, at the beginning of each year, Mr. Sweeney oversees the development of corporate, business unit/regional and individual goals for purposes of annual and long-term compensation. These goals are derived from our corporate business plan and include both quantitative measurements and qualitative considerations selected to reinforce and enhance achievement of our operating and growth objectives. The Compensation Committee reviews these goals with Mr. Sweeney, adopts revisions it deems appropriate and determines the final goals for compensation.

Following the end of each year, Mr. Sweeney reviews with the Compensation Committee, at several meetings, the achievement of corporate, business unit/regional and individual goals and the performance of each other current named executive officer and presents his evaluation of such executive officer’s performance to the Committee. Decisions about individual compensation elements and total compensation are made by the Committee, using its judgment, focusing primarily on each current named executive officer’s performance against the officer’s performance goals as well as our overall performance. With respect to the non-quantitative performance measures applicable to our executives, the Committee relies heavily on the views of Mr. Sweeney (other than as to himself). As President and Chief Executive Officer, Mr. Sweeney oversees the day to day performance of the other current named executive officers. As such, our Compensation Committee believes that he is well positioned to evaluate their performance and make recommendations as to their overall compensation.

In addition to the role played by our President and Chief Executive Officer, our other executive officers furnish such industry data and legal and financial analyses as the Committee requests from time to time.

Peer Group Data

Our Compensation Committee, in consultation with its compensation consultant, developed a peer group as a frame of reference for our executive compensation. Our Compensation Committee selects companies for inclusion in the peer group that acquire, sell, develop, lease and manage sizeable office real estate portfolios or own both office and industrial properties. In selecting companies, the Committee also considers their equity and total capitalization and geographic location as well as third party considerations (for example, where members of the financial community treat a particular company as being a Company peer). Our Compensation Committee has not selected or excluded companies from the peer group on account of their compensation practices. Our Compensation Committee believes that peer group data are an indicator of compensation opportunities at companies that might recruit our executives and the data therefore help the Committee set compensation at competitive levels. Our Compensation Committee also believes that peer group data provide perspective on performance measurement practices and linkages between pay and performance. The Committee does not set

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specific pay targets or otherwise engage in formal “benchmarking” of compensation of our executives against executives at peer group companies. The Committee does, however, attempt to set total compensation for each current named executive near the middle of the peer group data while allowing for the possibility of greater or lesser compensation based upon our corporate and individual performance.

Our Compensation Committee reviews our peer group at least annually. Following the completion of our annual peer group review for 2018, the Compensation Committee determined not to make any changes to the peer group used for 2017. Accordingly, our peer group is comprised of the following companies:

●	Columbia Property Trust, Inc.

●	Corporate Office Properties Trust Inc.

●	Cousins Properties Inc.

●	Douglas Emmett, Inc.

●	Empire State Realty Trust, Inc.

●	Equity Commonwealth

●	Highwoods Properties, Inc.

●	Hudson Pacific Properties, Inc.
●	Kilroy Realty Corp.

●	Liberty Property Trust

●	Mack-Cali Realty Corporation

●	Paramount Group

●	Piedmont Office Realty Trust Inc.

●	Tier REIT

●	Washington Real Estate Investment Trust

Timing

Our Compensation Committee makes final compensation determinations in the first quarter of each year. Annual incentive and equity-based long-term incentive awards and base salary adjustments are typically made in late February or early March. This timing provides the Compensation Committee with sufficient time to evaluate our executives against their individual performance goals and our corporate performance. See “—Additional Compensation Information — Timing of Equity and other Awards.” These performance goals are typically established during the first quarter of the prior year, following review and analysis by the Committee of that year’s business plan, industry data and our compensation framework. On February 28, 2018, our Compensation Committee set 2018 base salaries, approved 2017 annual incentive awards and granted equity-based long-term incentive awards, as summarized in the following tables.

Capsule Information

Capsule Information: Base Salaries

The table below shows 2017 and 2018 base salary information for each named executive officer. Base salary adjustments became effective March 1, 2018.

Current Executive Name	2017 Base Salary	2018 Base Salary	% Increase
Gerard H. Sweeney	$ 700,000	$ 750,000	7.1%
Thomas E. Wirth	$ 412,000	$ 425,000	3.2%
H. Jeffrey DeVuono	$ 390,000	$ 400,000	2.6%
George D. Johnstone	$ 350,000	$ 358,750	2.5%
William D. Redd	$ 336,000	$ 346,000	3.0%

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Capsule Information: 2017 Annual Incentive Awards

The table below shows the 2017 annual incentive targets for the named executive officers, expressed as a percentage of their 2017 base salaries and as dollar amounts, and the actual amounts earned by them and paid on February 28, 2018.

Current Executive Name	2017 Base Salary	2017 Annual Incentive Award Percentage Target	2017 Annual Incentive Award Opportunity at Target	Actual 2017 Annual Incentive Payout
Gerard H. Sweeney	$ 700,000	200%	$ 1,400,000	$ 1,820,000
Thomas E. Wirth	$ 412,000	100%	$ 412,000	$ 475,000
H. Jeffrey DeVuono	$ 390,000	100%	$ 390,000	$ 449,000
George D. Johnstone	$ 350,000	100%	$ 350,000	$ 402,500
William D. Redd	$ 336,000	100%	$ 336,000	$ 387,000

Capsule Information: 2017 and 2018 Equity-Based Long-Term Incentive Awards

Our Compensation Committee awards equity-based long-term incentives by reference to percentages of base salary of the applicable executives. The target percentages are subject to the sole discretion of the Committee and were as follows for the awards made on March 1, 2017 and February 28, 2018: Mr. Sweeney (300%); Mr. Wirth (150% for 2017 and 200% for 2018); Mr. DeVuono (150%); Mr. Johnstone (125%); and Mr. Redd (125%). The table below shows the equity-based long-term incentive awards granted to each of our named executive officers on March 1, 2017 and February 28, 2018.

	Awarded on March 1, 2017			Awarded on February 28, 2018
Current Executive Name	Restricted Share Rights (#)	Performance Units (#)	Grant Date Fair Value of Share Awards(1)	Restricted Share Rights (#)	Performance Units (#)	Grant Date Fair Value of Share Awards(1)
Gerard H. Sweeney	41,299	65,871	$2,100,002	47,414	73,752	$2,250,000
Thomas E. Wirth	11,800	18,820	$599,999	17,912	27,862	$850,000
H. Jeffrey DeVuono	11,210	17,879	$569,999	12,644	19,667	$600,000
George D. Johnstone	8,275	13,198	$420,764	9,450	14,699	$448,438
William D. Redd	7,867	12,547	$400,012	9,114	14,177	$432,500

(1)	The amounts shown in this column represent the grant date fair value of awards granted on March 1, 2017 and February 28, 2018 and computed in accordance with FASB ASC Topic 718. Whether the current named executive officers ultimately realize any of the value of the equity awards consisting of performance units generally depends on our total shareholder return (i) relative to the total shareholder returns of the real estate investment trusts included in the S&P US REIT index (with respect to 50% of the units) and (ii) relative to the total shareholder returns of the companies in our peer group (with respect to the other 50% of the units).

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Capsule Information: Settlement of 2015 Performance Units

Calendar year 2017 was the final performance year under the three-year measurement period contained in the performance units awarded to our executives on February 23, 2015. Each of these performance units represented the right to earn common shares, with the number of common shares dependent on our total shareholder return during the measurement period compared to the total shareholder return for REITs included in the S&P US REIT index (for 50% of the performance units) and for REITs included in our peer group (for 50% of the performance units). Our 28.7% cumulative total shareholder return during this period, as computed under the performance units, placed us in the 60th percentile of the S&P US REIT index comparative group and placed us in the 49th percentile of our peer group, resulting in a formulaic payout of 119% of the target amount. The table below shows the number of performance units awarded in 2015 to our current named executive officers and the number of common shares earned on account of these units and delivered to the executives in the first quarter of 2018 (adjusted to reflect dividend equivalents on the earned portion).

Current Executive Name	2015 Performance Units (#)	Shares Issued (#)
Gerard H. Sweeney	57,156	76,118
Thomas E. Wirth	16,671	22,201
H. Jeffrey DeVuono	16,883	22,484
George D. Johnstone	13,098	17,443
William D. Redd	10,789	14,368

Capsule Information: Target Percentages for 2018 Annual Incentive Awards

The table below shows the 2018 annual incentive targets for each named executive officer, expressed as a percentage of their 2018 base salaries. The 2018 annual incentive “percentage targets” relate to annual incentive awards that would typically be paid, to the extent earned, in February or March 2019 (and reflected in the Summary Compensation Table as compensation for calendar year 2018).

Current Executive Name	2018 Base Salary	2018 Annual Incentive Award Percentage Target
Gerard H. Sweeney	$ 750,000	200%
Thomas E. Wirth	$ 425,000	100%
H. Jeffrey DeVuono	$ 400,000	100%
George D. Johnstone	$ 358,750	100%
William D. Redd	$ 346,000	100%

Discussion

The principal components of our executive compensation consist of:

∎	Base salary;

∎	Annual incentive awards; and

∎	Equity-based long-term incentives.

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Other components of executive compensation include:

∎	Health and disability coverage, 401(k) matching contributions, life insurance, deferred compensation;

∎	An opportunity to participate in our employee share purchase plan; and

∎	Change-in-control benefits.

Each of the principal components of our executive compensation furthers one or more of our compensation objectives identified under “Overview” set forth above and:

∎	Aligns management and shareholder interests;

∎	Aligns pay programs with our business strategy;

∎	Provides retention and recruitment incentives; and

∎	Provides appropriate, market based equity ownership by officers.

Our Compensation Committee considers each component as part of a total compensation package and, therefore, evaluates the impact on each component on each of the other components in making compensation determinations.

Base Salary

Base salary represents the fixed portion of an executive’s compensation and is paid on a bi-weekly basis. Accordingly, base salary provides a regular stream of income and financial security. In setting base salaries, our Compensation Committee considers the responsibilities, skills, experience and performance of the executives and relies heavily on the views of our President and Chief Executive Officer as to the impact, contribution and expertise of our executives (except in the case of himself and his compensation). In setting base salaries, our Compensation Committee also considers the linkage of base salaries to the elements of our compensation that are tied to base salaries (such as severance and change in control benefits and annual and long-term incentive targets that are computed as a multiple of base salary). As part of the annual compensation process, the Committee may adjust base salaries to reflect changes in market data or in an executive’s responsibilities, skills, experience and performance. For 2018, the base salaries of our current named executive officers were adjusted as reflected in the table above presenting capsule information. See “Capsule Information — Capsule Information: Base Salaries.”

Annual Incentive Awards

Annual incentive awards are designed to reward executives for achievement of annual performance goals linked to the achievement of our annual company goals. Each year our Compensation Committee establishes a target amount for annual incentive awards for each executive, with the target amount expressed as a percentage of the executive’s base salary. The targeted amounts take into account all factors that the Committee deems relevant, including the input of Pay Governance LLC as to competitive compensation levels, the recommendation of our President and Chief Executive Officer (except with respect to his own target), responsibilities of the executives and the Committee’s view of market conditions.

As described above under “Capsule Information: 2017 Annual Incentive Awards” and under “Capsule Information: Target Percentages for 2018 Annual Incentive Awards,” the 2017 and 2018 target percentages for annual incentive

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awards for named executive officers were: Mr. Sweeney (200%); Mr. Wirth (100%); Mr. DeVuono (100%); Mr. Johnstone (100%); and Mr. Redd (100%). As discussed below, actual annual incentive payouts may be higher or lower than target.

Annual incentive awards for 2017 (as well as for 2016 and 2015) were computed primarily on the basis of performance within three categories and reflected in a “scorecard”: corporate, business unit/regional and individual. The “corporate” and “business unit/regional” categories include performance measures that are derived from, or that seek to reinforce, our annual corporate business plan developed by our Board of Trustees and senior management. The “individual” category is tied to non-quantitative individual goals, including corporate initiatives, social/community activities (including participation on charitable and civic boards) and departmental leadership. Measurement of performance for this category is subjective.

Annual incentive awards for 2018, which will be payable during the first quarter of 2019 based on 2018 performance, will be computed based on a scorecard that includes the three categories identified above (corporate, business unit/regional and individual) used in 2017. See the discussion below under “— 2018 Annual Incentive Awards.”

The table below sets forth the relative weightings of each of the corporate, business unit/regional and individual categories used in the scorecard for 2017 (and to be used in the scorecard for 2018). The weightings reflect the different roles and responsibilities of our current named executive officers. In particular, the relatively higher weighting of “Business Unit/Regional” for Messrs. DeVuono and Redd compared to the other current named executives reflects their operational role in specific geographic regions whereas the higher weightings of “Corporate” for Messrs. Sweeney, Wirth and Johnstone reflect their company-wide responsibilities.

		2017/2018
Current Executive Name	Corporate	Business Unit/Regional	Individual
Gerard H. Sweeney	80%	0%	20%
Thomas E. Wirth	50%	40%	10%
H. Jeffrey DeVuono	30%	60%	10%
George D. Johnstone	40%	50%	10%
William D. Redd	30%	60%	10%

With respect to corporate and business unit/regional goals, the Committee sets a threshold (minimum), target and maximum payout shortly after the beginning of each year or as soon as practicable thereafter. If we or the executive were not to achieve the threshold (minimum) for the applicable component, then the executive would not receive any payout for that component. If we or the executive were to achieve the threshold (minimum), and no higher than the threshold for the applicable component, then the executive would receive 85% of the target payout for that component. If we or the executive were to achieve the target, and no higher than the target for the applicable component, then the executive would receive 100% of the target payout for that component. If we or the executive were to exceed target in a particular area, then the executive may be awarded up to 175% of the relevant component. Accordingly, an executive’s opportunity in respect of a given component ranges from zero (0) to 175% of target.

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Following the end of each year, our President and Chief Executive Officer reviews with the Compensation Committee achievements relative to corporate, business unit/regional and individual performance objectives as well as our performance compared to our business plan for the prior year and submits recommendations for annual incentive awards based on his assessment of our overall and individual achievements. The Compensation Committee analyzes the recommendations and has unrestricted authority to modify them.

The Committee’s framework for administering the corporate scorecard expressly affords the Committee the opportunity to adjust the results of the scorecard upward or downward by 25% to reflect strategic accomplishments as well as our performance with respect to metrics selected by the Committee relative to peer company performance with respect to these metrics. In determining whether to make any such adjustments, the Committee exercises judgment and discretion as to the strategic accomplishments and metrics and the weight assigned to any such accomplishments and metrics. The following diagram illustrates this framework:

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2017 Corporate Goals

Key 2017 corporate goals were tied to our operational performance and capital targets. The goals tied to operations, leasing and capital targets represented 20%, 30% and 50%, respectively, of the corporate component of our annual incentive award opportunity for 2017.

PERFORMANCE MEASURE	WEIGHTING
OPERATIONS

The key operational goals for 2017 and their aggregate weighting were:

∎  Funds From Operations, as adjusted (FFO)[1]

∎  Cash Available for Distribution, as adjusted (CAD)[2]

∎  Year-End Occupancy

∎  Same Store NOI Growth[3]

Subtotal	20	% [5]
LEASING
The key leasing goals for 2017 and their individual weightings were: ∎ Speculative Revenue ∎ Year-End Leased ∎ Revenue Maintaining Capital[4]	10 10 10	% % %
Subtotal	30%
CAPITAL
The key capital targets for 2017 and their aggregate weighting were: ∎ Core Sales/Joint Venture Activity ∎ Acquisitions ∎ Land Developments ∎ Leverage Ratio ∎ Indebtedness Strategy
Subtotal	50	% [5]
TOTAL	100%

(1)

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do. NAREIT defines FFO as net income (loss) before non-controlling interests of unit holders (preferred and common) and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash

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distributions to shareholders. For purposes of the scorecard, our Compensation Committee adjusts FFO to reflect intra-year capital markets and other transaction activity not taken into account in the initial scorecard metric. Our FFO available to common shares and units in our operating partnership for the twelve months ended December 31, 2017 totaled $229.2 million, or $1.29 per diluted share. Our adjusted FFO used in the scorecard excludes (i) charges related to liability management totaling $3.9 million for early redemption of 2018 bonds, incremental interest totaling $0.8 million related to make-whole provisions on the 2018 bonds and $1.3 million related to property sales through a joint venture (ii) Net gains totaling $1.0 million related to sales of undepreciated real estate (land) and (iii) non-cash charge for redemption of our Series E preferred shares, reflecting adjusted FFO available to common shares and units in our operating partnership for the twelve months ended December 31, 2017 totaling $237.4 million, or $1.33 per diluted share. Refer to Appendix B to this proxy statement for a reconciliation of our 2017 adjusted FFO to 2017 unadjusted FFO and a reconciliation of 2017 unadjusted FFO to our 2017 net income per common share (diluted).

(2)	Cash available for distribution, or CAD, is a non-GAAP financial measure that is not intended as an alternative to cash flow from operating activities as determined under GAAP. CAD is presented in our investor presentations solely as a supplemental disclosure with respect to liquidity because we believe it provides useful information regarding our ability to fund our distributions. Because other companies do not necessarily calculate CAD the same way as we do, our presentation of CAD may not be comparable to similarly titled measures provided by other companies. For purposes of the scorecard, our Compensation Committee adjusts CAD to reflect intra-year capital markets and other transaction activity not taken into account in the initial scorecard metric.

(3)	NOI, or net operating income, is a non-GAAP financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interests and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interests. In some cases, we also present NOI on a cash basis, which is NOI after eliminating the effect of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance, or as an alternative to cash flow from operating activities as a measure of our liquidity or ability to make cash distributions to shareholders. Our same store portfolio generally consists of those properties that we owned for the entirety of each of the periods being compared. Refer to Appendix B to this proxy statement for a reconciliation of our 2017 same store NOI to our 2017 net income available to common shareholders.

(4)	Revenue maintaining capital expenditures are a component of our CAD calculation and represent the portion of capital expenditures required to maintain our current level of cash available for distribution. Revenue maintaining capital expenditures include current tenant improvement and allowance expenditures for all tenant spaces that have been owned for at least one year, and that were not vacant during the twelve-month period prior to the date that the tenant improvement or allowance expenditure was incurred. Revenue maintaining capital expenditures also include other expenditures intended to maintain our current revenue base. Accordingly, we exclude capital expenditures related to development and redevelopment projects, as well as certain projects at our core properties that are intended to attract prospective tenants in order to increase revenues and/or occupancy rates.

(5)	The weighting among components in the stated percentage reflects the Committee’s exercise of discretion and judgment. As indicated in the immediately preceding diagram, the Compensation Committee may consider, among other metrics, our EBITDA improvement. EBITDA, a non-GAAP financial measure, represents net income before allocation to minority interest plus interest expense, federal income tax expense (if any), depreciation and amortization expense and is adjusted for capital market and other transactional items related to capital market and other transactions. EBITDA is not intended to represent cash flow for the period, is not presented as an alternative to operating income as an indicator of operating performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP and is not indicative of operating income or cash provided by operating activities as determined under GAAP. We believe that net income is the financial measure calculated and presented in accordance with GAAP that is most directly comparable to EBITDA. Refer to Appendix B of this proxy statement for a reconciliation of our 2017 EBITDA, as adjusted, to our 2017 net income.

2017 Performance Targets

Based on our 2017 results, and the relative weightings and judgments applied to each component of the corporate scorecard, our Compensation Committee determined that we had an overall achievement of 123% under the corporate scorecard. We summarize below our actual performance of specific scorecard metrics against 2017

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targets for each such scorecard metric (with the achievement percentage shown for each metric expressed as the result of straight-line interpolation between the “threshold” achievement level (85%), “target” achievement level (100%) and “maximum” achievement level (175%):

Operations

∎	Our adjusted FFO per diluted share target and actual adjusted FFO per diluted share for 2017 were $1.36 and $1.33, respectively, resulting in achievement at the 85% level.

∎	Our actual adjusted CAD payout ratio in relation to our target adjusted CAD payout ratio for 2017 resulted in achievement at the 100% level.

∎	Our year-end occupancy target for 2017 was 94.5% and our actual year-end occupancy was 92.9%, resulting in no credit for this metric.

∎	Our same-store cash NOI growth target for 2017 was 7.0% and our actual same-store cash NOI growth for 2017 was 7.8%, resulting in achievement at the 160% level.

The Operations category of our scorecard represents 20% of the total award at target. The four Operations measures do not have explicit weightings used in the calculation of a final weighted payout amount for this scorecard category. Rather, actual performance versus goal is calculated and an overall average weighted payout is calculated for the scorecard category. The Committee then may apply its discretion to determine the final amount of weighted payout for the category. Based on performance against the four Operations criteria and the Committee’s review of our performance in this area, a weighted payout of 17% (versus target of 20%) was determined for the Operations category.

Leasing

∎	Speculative revenue achievement reflects lease activity against an internal target and is weighted at 10% of the total award target. Our 2017 target was $28.2 million and our actual result was $27.7 million, resulting in achievement at the 8.5% level (versus target of 10%).

∎	Our year-end leased goal is weighted at 10% of the total award target. Our 2017 target was 95.5% and our actual result was 94.3%, resulting in no credit for this metric.

∎	Our revenue maintaining capital goal is weighted at 10% of the total award target. Our 2017 target was $2.25 per square foot and our actual result was $1.89, resulting in achievement at the maximum level of 17.5% (versus target of 10%).

Capital

∎	Sales/Joint Venture activity relates to assets sold or contributed into joint ventures for strategic purposes. Our 2017 target was $250 million and our actual result was $459 million of aggregate transactions, resulting in achievement at the 175% maximum level.

∎	Acquisition activity relates to acquisitions of properties solely for our own account. For 2017, we completed $67 million in acquisitions of consolidated properties against our $75 million target, resulting in achievement at the 97% level.

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∎	We exceeded our 2017 target for land development, with three developments commenced in 2017, resulting in achievement at the maximum 175% level.

∎	Our leverage target is a ratio of debt to gross asset values, excluding cash. Our 2017 target was 40.0% and our actual year-end ratio was 37.3%, resulting in achievement at the maximum 175% level.

∎	For 2017 our indebtedness strategy was measured through a net debt to EBITDA ratio, with our target set at 6.5 and our year-end outcome at 6.2, resulting in achievement at the maximum 175% level.

The Capital category of our scorecard represents 50% of the total award at target. The five Capital measures do not have explicit weightings used in the calculation of a final weighted payout amount for this scorecard category. Rather, actual performance versus goal is calculated and an overall average weighted payout is calculated for the scorecard category. The Committee then may apply its discretion to determine the final amount of weighted payout for the category. Based on performance against the five Capital criteria and the Committee’s review of our performance in this area, a weighted payout of 80% (versus target of 50%) was determined for the Capital category.

2017 Business Unit/Regional Goals

As noted above, four of our current named executive officers received annual incentive awards based in part upon the performance of their respective business units or regions. Because each of Messrs. DeVuono and Redd oversee specific geographic regions of our operations, the performance metrics for the business unit/regional portion of their scorecards include region-specific operational performance measures tied to leasing revenues, capital cost controls, same store net operating income, occupancy levels and lease renewals. The business unit/regional performance measures for our other two current named executive officers with business unit/regional goals are non-quantitative and the measurement of achievement involves judgment and subjectivity. The 2017 business unit performance measures for Mr. Johnstone, our Executive Vice President, Operations, related to quality and timeliness of our operational reporting system and oversight of our leasing and internal capital allocation processes. The 2017 business unit performance measures for Mr. Wirth, our Executive Vice President and Chief Financial Officer, were tied to (i) quality and timeliness of our financial reporting; (ii) operational efficiencies and process improvement; (iii) corporate controls and support of our internal audit group; and (iv) sourcing of new debt and equity capital.

2017 Individual Goals

Individual goals for our executive officers are tied to executive leadership and managerial performance and are evaluated on a subjective basis annually. These goals are intended to move our company and the individual executive’s business unit or region forward in terms of organizational structure, improve on such practices as collaboration among business units or enterprise-wide thinking and address development of junior executives and succession planning. Individual performance for Mr. Sweeney is determined by the Compensation Committee. The Committee also determines individual performance for the other current named executive officers after receiving recommendations from Mr. Sweeney. None of the individual goals included quantitative measures, and our Compensation Committee assigned no specific weighting to any of these goals, but rather assessed overall achievement levels in determining annual incentive awards. Individual goals for Mr. Sweeney in 2017 included (i) providing ongoing strategic leadership; (ii) proactive management of sources and uses of capital, including oversight of our portfolio allocation goals; and (iii) active management of career development of high potential officers within our company.

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2017 President and Chief Executive Officer Annual Incentive Award

As discussed above, our Compensation Committee approves the performance goals for our President and Chief Executive Officer each year following review of our annual business plan and key objectives for that year. For 2017, 80% of the annual incentive award opportunity for Mr. Sweeney was tied to “corporate” performance measures (with the components and targets identified above) and 20% reflected the Compensation Committee’s assessment of Mr. Sweeney’s leadership of our company and strategic vision. After a review of overall performance, the Compensation Committee determined to award Mr. Sweeney his 2017 annual incentive at 130% of the target level.

We do not have policy differences with respect to the compensation of individual executive officers even though the level of compensation may differ based on scope of responsibilities and performance. The compensation disparity between our President and Chief Executive Officer and the other executive officers is primarily due to our President and Chief Executive Officer having significantly greater responsibilities for management and oversight of our business.

2018 Annual Incentive Awards

Our 2018 business plan reflects our continued focus on leasing of space at our existing portfolio and operating cost control and our longer-term strategy of growth through acquisition, ownership, management and development of office properties. Our corporate, business unit/regional and individual goals for annual incentives for 2018 include performance measures similar to those used in 2017, with operational and leasing metrics weighted 50% in aggregate and capital metrics weighted 50% in aggregate, and with such metrics calibrated to promote achievement of our 2018 business plan.

Equity-Based Long-Term Incentive Compensation.

Consistent with our compensation objectives, our equity-based long-term incentive program is designed to assist us in attracting and retaining high quality executives, while tying a significant portion of compensation to our financial performance, principally in the case of this program to our total shareholder return. Given the influence of our more senior executives on our overall performance, we have allocated a larger percentage of their compensation to the variable performance associated with equity-based awards.

The amounts presented in the Summary Compensation Table for Share Awards reflect the aggregate grant date fair values of share-based awards granted during the indicated years. We address directly below the methodology for the determination of these awards.

For the awards made in March 2017, and consistent with prior year practice, the Compensation Committee, after consultation with Pay Governance, determined a market based competitive target percentage and target value, expressed as a percentage of base salary, as set forth above. See “—Overview.” The awards made in March 2017 were comprised of two components: performance units and time vested restricted common share rights, with the performance units representing two-thirds of the total and time vested restricted common share rights representing one-third of the total (based on relative grant date fair values). The Compensation Committee believes that these two components in combination create an effective link between ultimate value realizable by our executives and our longer-term performance and also enhance retention by conditioning payouts on continued service with us during the performance or vesting periods, subject to certain exceptions (such as death, disability or qualifying retirement).

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The awards made on February 28, 2018 to our current named executive officers were designed and allocated in the same manner as those awarded in March 2017 (two-thirds to performance units and one-third to restricted common share rights).

Performance Units

Each performance unit awarded in March 2017 represents the right to earn common shares. The number of common shares, if any, deliverable to award recipients depends on our performance based on our total return to shareholders during the three year period Measurement Period that commenced on January 1, 2017 and that ends on the earlier of December 31, 2019 or the date of a change of control, as defined in our 2017-2019 Restricted Performance Share Unit Program (the “Performance Unit Program”) compared to (i) for fifty percent (50%) of the performance units awarded to each recipient, the total return to shareholders for the Measurement Period of the component members (excluding us) of the S&P US REIT Index (the “Index Companies”) and (ii) for the other fifty percent (50%) of the performance units awarded to each recipient, the total return to shareholders for the Measurement Period of each of the companies in a designated peer group (the “Peer Group”) contained in the Performance Units Program. If our total return to shareholders over the Measurement Period places us below the 25th percentile of the Index Companies or the components in the Peer Group, as applicable, then no shares will be earned under the related performance units. If our total return to shareholders over the Measurement Period places us at or above the 25th percentile of the Index Companies or the components in the Peer Group, as applicable, then a percentage of the awards ranging from 50% to 200% will be earned and settled in common shares. Dividends are deemed credited to the performance units accounts and are applied to acquire more performance units for the account of the unit holder at the price per common share on the dividend payment date. Participants in the program may elect to defer receipt of common shares earned into our Deferred Compensation Plan. In the event of the participant’s death, disability or qualifying retirement, he will be eligible to receive shares (if any) under the program as if the Measurement Period ended on the last day of the month in which the termination occurred.

The performance units awarded in February 2018 have been designed in the same manner as the performance units awarded in March 2017, but with the scheduled Measurement Period being the three-year period that commenced January 1, 2018 and that ends December 31, 2020.

Time Vested Restricted Common Share Rights Awards

Each restricted common share right granted as part of the long-term incentive compensation component of our program has a value equal to one common share as of the close of the market on the day of grant. Restricted common share rights (sometimes also referred to as “restricted common shares”) awarded to our current named executives generally vest on the third anniversary of the award date and, upon vesting, each right is settled for one common share. Vesting would accelerate if the recipient of the award were to die or become disabled. Vesting would also accelerate if we were acquired or underwent a change in control and the recipient’s employment were terminated in a “qualifying employment termination.” A “qualifying employment termination” would occur only if, prior to the first anniversary of the change of control, the executive were terminated without cause or the executive resigned for “good reason” on account of an adverse change in the executive’s compensation, position or responsibilities. Upon attainment of eligibility for qualifying retirement (i.e., attainment of age 57 with at least 15 years of service), a grantee is fully vested in his or her restricted common shares, but the issuance of shares will not occur until the otherwise applicable vesting date (or, if sooner, the grantee’s separation from service). We pay cash dividend equivalents on each restricted common share prior to actual delivery of shares.

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Vesting and Forfeiture Provisions

Restricted common shares and performance units that remain unvested upon the holder’s termination of employment with us will vest or be forfeited depending on the reason for the termination. The table below, as supplemented by the notes to the table, summarizes these provisions:

Reason for Termination	Effect on Awards
Voluntary Termination by Executive not eligible for Qualifying Retirement (1)	Forfeit
Change in Control	Restricted common shares vest and shares are delivered, if a qualifying employment termination occurs within one year Early measurement for performance units
Death or Disability	Restricted common shares vest and shares are delivered Early measurement for performance units
Qualifying Retirement (1)	Shares underlying restricted common shares are delivered Early measurement for performance units

(1)	Qualifying Retirement means an executive’s voluntary termination of employment after reaching age 57 and accumulating at least 15 years of service with us. Two of our current named executive officers, Mr. Sweeney and Mr. Redd, have met conditions to elect a qualifying retirement as of the date of this proxy statement.

Deferred Compensation Plan

We offer a deferred compensation plan that enables our executives to defer a portion of their base salaries, annual incentive awards and equity awards. The amounts deferred are not included in the executive’s current taxable income and, therefore, are not currently deductible by us. The executives select from a limited number of mutual funds and investment alternatives which serve as measurement funds, and the deferred amounts are increased or decreased to correspond to the market value of the selected investments. We do not consider any of the earnings credited under the deferred compensation plan to be “above market.” We generally do not provide any matching contribution to any executive officer who participates in this plan, other than a limited amount to make up for any loss of matching contributions under our Section 401(k) plan. However, an executive who defers more than 25% of his or her annual incentive award into the Company Share Fund under the deferred compensation plan will receive a 15% matching contribution on the excess amount, which matching contribution will itself be invested in the Company Share Fund. We maintain this plan to help ensure that our benefits are competitive. See “Compensation Tables and Related Information — Nonqualified Deferred Compensation.”

Other Benefits

Our executives participate in company-sponsored benefit programs available generally to all our salaried employees, including our shareholder-approved non-qualified employee share purchase plan and our Section 401(k) plan. For 2017, our 401(k) plan provided a company matching contribution of 30% of the first 6% of eligible compensation contributed to the plan, up to a maximum company matching contribution of $4,860. Other benefits, such as health and dental plans, group term life insurance and short- and long-term disability insurance, are also available generally to all our salaried employees.

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Perquisites

We do not provide perquisites to our executive officers.

Post-Termination Benefits; Qualifying Retirement

We provide post-employment benefits to our executive officers that vary based on the executive and the circumstances of the executive’s termination. See “Employment and Other Agreements” and “Potential Payments upon Termination of Employment or Change-in-Control.”

Our equity-based long-term incentive awards provide for vesting of unvested awards upon a qualifying retirement. A “qualifying retirement” means the termination of employment, other than for cause, after the employee has reached age fifty seven (57) and worked for us for at least fifteen (15) years. Our Compensation Committee believes that this definition of retirement is appropriate and rewards long-term contributions of employees to us.

We have “change of control” severance agreements with our executive officers (other than our President and Chief Executive Officer) which condition the executive’s entitlement to severance following a change of control upon a so-called “double trigger.” Under a double-trigger, the executive is entitled to severance only if, within a specified period following the change of control, the terms of his or her employment are adversely changed or he or she is terminated without cause. The entitlement of our President and Chief Executive Officer to severance following a change of control is not conditioned on an adverse change in his employment terms; rather he would be entitled to severance if he were to resign within six months following the change of control or his employment were terminated without cause. Our Compensation Committee believes that the severance protection that we provide is consistent with those maintained by our peer companies and is therefore important in enabling us to attract and retain high quality executives. We also believe it is in our best interest to have agreements with our senior executives that maintain their focus on, and commitment to, us notwithstanding a potential merger or other change of control transaction.

Additional Compensation Information

Timing of Equity and Other Awards

We do not have any process or practice to time the grant of equity awards in coordination with our release of earnings or other material non-public information. Historically, our Compensation Committee has approved annual incentive awards and equity-based long-term incentive awards after the completion of each fiscal year, following review of pertinent fiscal year information and industry data. The date on which the Committee has met has varied from year to year, primarily based on the schedules of Committee members and the timing of compilation of data requested by the Committee. We do not time the release of material information to affect the value of executive compensation.

Compensation Recovery; Clawback Agreements

We have entered into “clawback” agreements with each of our executive officers that provide that in the event of an accounting restatement due to material non-compliance with federal securities laws, and without regard to misconduct, we have the right to recover incentive-based compensation that was computed on the basis of erroneous data during the three-year period preceding the accounting restatement and that exceeded what should have been paid on the basis of the corrected data.

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Share Ownership Requirements

We maintain minimum share ownership requirements for our executives and Trustees. We include these requirements in our Corporate Governance Principles. Our executive officers are required to own, within five years of their election as an executive officer, the lesser of (x) 75% of the number of common shares or share equivalents awarded to such executive officer for no consideration (other than such officer’s services) under an equity compensation program during the sixty-month period that precedes the testing date, less shares withheld for taxes and (y) common shares or share equivalents that have a market value (based on the average of the closing common share prices as reported on the New York Stock Exchange for the twelve-month period ending on June 30 of the calendar year that precedes the date of computation) at least equal to a multiple of the officers base salary. In the case of our President and Chief Executive Officer, the multiple is six, and in the case of our other executive officers, the multiple is four. Each of our non-employee Trustees is required to retain a number of common shares (or share equivalents), whether vested or not, at least equal to five (5) times the annual cash retainer (currently $45,000 per year) for service on the Board. Each of our executive officers and non-employee Trustees is in compliance with the share ownership requirements. If an officer were not to meet the requirements, the officer would be restricted from selling any common shares (or share equivalents) that have been or are thereafter awarded to him or her under any of our equity compensation programs until such officer met the requirements, except as required by law or upon the approval of the Board or the Compensation Committee or (except as to himself) the President and Chief Executive Officer.

Hedging Prohibition

Our executives and Trustees are prohibited from hedging their ownership or offsetting any decline in the market value of our shares, including by trading in publicly-traded options, puts, calls or other derivative instruments related to our shares.

Pledges and Transactions in Shares

Our executives and Trustees are prohibited from pledging our shares as collateral for loans.

Compensation and Risks

Our Compensation Committee believes that the risks material to our business are those that derive from broad-based economic trends and specific trends related to the types of real estate we own and operate in our relevant markets. We do not believe that these risks are materially affected by, or materially arise from, our compensation policies and practices. We believe that our compensation policies and practices support achievement of competitive performance without unnecessary and excessive risk taking. Our annual incentive awards and equity-based long-term incentive awards are based on a variety of indicators of performance, thus diversifying the risk associated with any single indicator of performance. See “Discussion — Corporate Goals” set forth above. In addition, our share ownership requirements, encourage our executives to focus on sustained share price appreciation rather than short-term results. Furthermore, compliance and ethical behavior are integral factors considered in all performance assessments.

Accounting Considerations

Prior to implementation of a compensation program and awards under the program, we evaluate the cost of the program and awards in light of our current budget and anticipated budget. We also review the design of

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compensation programs to assure that the recognition of expense for financial reporting purposes is consistent with our financial modeling. Under FASB ASC Topic 718, the compensation cost recognized for an award classified as an equity award is fixed for the particular award and, absent modification, is not revised with subsequent changes in market prices of our common shares or other assumptions used for purposes of the valuation.

Tax Considerations

Prior to implementation of a compensation program and awards under the program, we evaluate the federal income tax consequences, both to us and to our executives, of the program and awards. Before approving a program, our Compensation Committee receives an explanation from our outside professionals as to the expected tax treatment of the program and awards under the program.

Consideration of Prior Year Compensation

The primary focus of our Compensation Committee in setting executive compensation is the executive’s current level of compensation, including recent awards of long-term incentives, in the context of current levels of compensation for similarly situated executives at peer companies, taking into account the executive’s performance and our corporate performance. The Committee has not adopted a formulaic approach for considering amounts realized by an executive from prior equity-based awards.

Compensation Committee Report

The Committee has reviewed and discussed the Compensation Discussion and Analysis with our management, which has the responsibility for preparing the Compensation Discussion and Analysis. Based upon this review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in our proxy statement for our 2018 annual meeting of shareholders.

Submitted by:

∎	James C. Diggs (Chair)

∎	Charles P. Pizzi

∎	Wyche Fowler

∎	Michael J. Joyce

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Compensation Tables and Related Information

The following tables and footnotes set forth information, for the three most recent fiscal years, concerning compensation awarded to, earned by or paid to: (i) our President and Chief Executive Officer, (ii) our Executive Vice President and Chief Financial Officer and (iii) each of our three other most highly compensated executive officers in 2017 who were serving as executive officers at December 31, 2017 (our “named executive officers”).

Summary Compensation Table

Current Executive Name and Principal Position	Year	Salary (1)	Share Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)		Total
Gerard H. Sweeney President and Chief Executive Officer	2017	$700,000	$2,100,002	$1,820,000	$14,639	(5)	$4,634,641
	2016	$700,000	$2,099,992	$1,400,000	$14,559		$4,214,551
	2015	$683,333	$1,799,986	$1,750,000	$14,567		$4,247,886
Thomas E. Wirth Executive Vice President, Chief Financial Officer	2017	$410,000	$599,999	$475,000	$5,820	(6)	$1,490,819
	2016	$395,833	$562,500	$400,000	$5,730		$1,364,063
	2015	$370,833	$525,008	$468,750	$5,730		$1,370,321
H. Jeffrey DeVuono Executive Vice President and Senior Managing Director	2017	$388,333	$569,999	$449,000	$5,820	(7)	$1,413,152
	2016	$377,218	$544,958	$500,000	$5,730		$1,427,906
	2015	$361,834	$531,677	$454,139	$5,730		$1,353,380
George D. Johnstone Executive Vice President, Operations	2017	$347,767	$420,764	$402,500	$5,820	(8)	$1,176,851
	2016	$336,600	$420,743	$394,000	$5,730		$1,157,073
	2015	$335,500	$412,497	$348,381	$5,730		$1,102,108
William D. Redd Executive Vice President and Senior Managing Director	2017	$333,333	$400,012	$387,000	$5,820	(9)	$1,126,165
	2016	$315,833	$368,758	$380,000	$5,730		$1,070,321
	2015	$291,138	$339,777	$313,438	$5,730		$950,083

(1)	Executives are eligible to defer a portion of their salaries under our Nonqualified Deferred Compensation Plan. The amounts shown in this column have not been reduced by any deferrals under the Nonqualified Deferred Compensation Plan. Amounts deferred in 2017 are shown in the Nonqualified Deferred Compensation table below.

(2)

This column represents the grant date fair value of Share Awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. Share Awards consist of (i) restricted common share rights and (ii) awards of performance units. The grant date fair value of each restricted common share right awarded on March 1, 2017 was equal to the closing price on New York Stock Exchange on the award date ($16.78). The grant date fair value for the performance units awarded on March 1, 2017 was $21.36 (reflecting the average of the values for performance units measured against the S&P US REIT index ($22.63) and for performance units measured against the peer group ($20.09)) and was determined using a Monte Carlo simulation probabilistic valuation model. In the case of the performance units measured against the S&P US REIT index, we assumed volatility of 25.6%, which was calculated based on the volatility of our share price over the preceding six years, using weekly share price observations (average peer volatility over the same period was 23.7%). Our actual total shareholder return from the beginning of the performance period through the grant date was 8.7%, which was calculated using a 30-day average share price as the beginning share price and the share price on the grant date as the ending share price (average shareholder return for the index for the same period was 5.9%). In the case of the performance units measured against the peer group, we assumed volatility of 25.6%, which was calculated based on the volatility of our share price over the preceding six years, using weekly share price observations (average peer volatility over the same period was 22.0%). Our actual total shareholder return from the beginning of the performance period through the grant

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date was 8.7%, which was calculated using a 30-day average share price as the beginning share price and the share price on the grant date as the ending share price (average peer shareholder return for the same period was 8.8%). The amounts listed in this column include: performance-based restricted share unit grants for Mr. Sweeney, 65,871 units; for Mr. Wirth, 18,820 units; for Mr. DeVuono, 17,879 units; for Mr. Johnstone, 13,198 units; and for Mr. Redd, 12,547 units. Per SEC rules, the values of these units are reported in this column based on their probable outcomes at the grant date. However, the terms of the units permit additional shares to be earned based on performance. The grant date value of the maximum number of common shares that may be earned under the units was $2,210,631 for Mr. Sweeney, $631,599 for Mr. Wirth, $600,019 for Mr. DeVuono, $442,925 for Mr. Johnstone, and $421,077 for Mr. Redd.

(3)	These amounts reflect annual incentives actually earned. Executives are eligible to defer a portion of the amounts earned into our Deferred Compensation Plan.

(4)	Amounts in this column do not include dividends paid on unvested restricted common shares rights because the dollar value of dividends has been factored into the grant date fair value of the rights. Amounts shown for 2016 and 2015 have been revised from prior year presentations to conform to this methodology.

(5)	Represents for 2017 (i) $4,860 in employer matching and profit sharing contributions to our 401(k) retirement and profit sharing plan and deferred compensation plan; (ii) $960 in life insurance premiums; and (iii) $8,819 from participation in the Employee Share Purchase Plan.

(6)	Represents for 2017 (i) $4,860 in employer matching and profit sharing contributions to our 401(k) retirement and profit sharing plan and deferred compensation plan; and (ii) $960 in life insurance premiums.

(7)	Represents for 2017 (i) $4,860 in employer matching and profit sharing contributions to our 401(k) retirement and profit sharing plan and deferred compensation plan; and (ii) $960 in life insurance premiums.

(8)	Represents for 2017 (i) $4,860 in employer matching and profit sharing contributions to our 401(k) retirement and profit sharing plan and deferred compensation plan; and (ii) $960 in life insurance premiums.

(9)	Represents for 2017 (i) $4,860 in employer matching and profit sharing contributions to our 401(k) retirement and profit sharing plan and deferred compensation plan; and (ii) $960 in life insurance premiums.

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Grants of Plan-Based Awards

Current Executive Name	Grant Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($) (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (#) (2)			All Other Share Awards: Number of Shares (#) (3)	Grant Date Fair Value of Share and Option Awards (4)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Gerard H. Sweeney	Annual Incentive	n/a	$0	$1,400,000	$2,450,000
	Performance Units	3/1/17				32,936	65,871	131,742		$1,407,005
	Restricted Common Share Rights	3/1/17							41,299	$692,997
Thomas E. Wirth	Annual Incentive	n/a	$0	$412,000	$721,000
	Performance Units	3/1/17				9,410	18,820	37,640		$401,995
	Restricted Common Share Rights	3/1/17							11,800	$198,004
H. Jeffrey DeVuono	Annual Incentive	n/a	$0	$390,000	$682,500
	Performance Units	3/1/17				8,940	17,879	35,758		$381,895
	Restricted Common Share Rights	3/1/17							11,210	$188,104
George D. Johnstone	Annual Incentive	n/a	$0	$350,000	$612,500
	Performance Units	3/1/17				6,599	13,198	26,396		$281,909
	Restricted Common Share Rights	3/1/17							8,275	$138,855
William D. Redd	Annual Incentive	n/a	$0	$336,000	$588,000
	Performance Units	3/1/17				6,274	12,547	25,094		$268,004
	Restricted Common Share Rights	3/1/17							7,867	$132,008

(1)	The “Threshold” column represents the minimum amount payable when threshold performance is met. The “Target” column represents the amount payable if the specified performance targets are reached. The “Maximum” column represents the maximum payment opportunity. See “Compensation Discussion and Analysis — Discussion — Annual Incentive Awards.”

(2)	All equity and equity-based awards were made under our Amended and Restated 1997 Long-Term Incentive Plan. The numbers shown under Estimated Future Payouts Under Equity Incentive Plan Awards represent the number of shares issuable under performance units, not including performance units resulting from the deemed investment of amounts equal to dividends paid on an equivalent number of common shares. The recipient is not entitled to any voting rights in connection with performance units. See “Compensation Discussion and Analysis — Equity-Based Long-Term Incentive Compensation — Performance Units” for a description of, and a discussion of the objectives of, the performance units. Whether the current named executive officers will receive any shares in respect of performance units depends on whether we achieve total shareholder return hurdles. If the measurement period had ended on December 31, 2017, 1.96 common shares would have been issued for each performance unit awarded on March 1, 2017 to the named executive officers.

(3)

Consists of restricted common share rights that vest on April 15, 2020. Vesting of restricted common share rights would accelerate if the recipient of the award were to die or become disabled. Vesting would also accelerate if we were acquired or underwent a change in control and the recipient’s employment were terminated in a “qualifying employment termination.” A “qualifying employment termination” would occur only if, prior to the first anniversary of the change of control, the executive were terminated without cause or the executive resigned for “good reason” on account of an adverse change in the executive’s compensation, position or responsibilities. Upon attainment of eligibility for qualifying retirement (i.e., attainment of age 57 with at least 15 years of service), a grantee is fully vested in his or her restricted common share

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rights, but the issuance of shares will not occur until the otherwise applicable vesting date (or, if sooner, the grantee’s separation from service). The holder of restricted common share rights is entitled to receive dividends equivalent payments from the date of the award. Vesting of the restricted common share rights is not subject to performance-based conditions.

(4)	The amounts shown in this column represent the grant date fair value of awards on the date of grant, computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Share Awards
Current Executive Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)		Option Expiration Date	Number of Shares That Have Not Vested (#) (1)	Market Value of Shares That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights That Have Not Vested ($) (2)
Gerard H. Sweeney	13,333 33,333 1,010,000 274,973 239,726 189,701	0 0 0 0 0 0	$ $ $ $ $ $	6.21 14.31 20.61 2.91 11.31 11.89	(3) (3) April 8, 2018 April 1, 2019 March 4, 2020 March 2, 2021	0 (4)	$0 (4)	291,330	$ 5,299,293
Thomas E. Wirth	16,267 25,745	0 0	$ $	11.31 11.89	March 4, 2020 March 2, 2021	37,425	$680,761	80,404	$ 1,462,549
H. Jeffrey DeVuono	53,975 8,841 10,727	0 0 0	$ $ $	20.61 11.31 11.89	April 8, 2018 March 4, 2020 March 2, 2021	36,503	$663,990	77,181	$ 1,403,922
George D. Johnstone	42,858 32,820 27,665	0 0 0	$ $ $	20.61 11.31 11.89	April 8, 2018 March 4, 2020 March 2, 2021	27,844	$506,482	58,370	$ 1,061,750
William D. Redd	38,572	0		$20.61	April 8, 2018	0 (4)	$0 (4)	53,130	$ 966,435

(1)	The unvested shares shown in this column vest or vested in the following amounts and on the following dates:

Current Executive Name	Number of Unvested Shares	Vesting Date
Thomas E. Wirth	10,655 14,970 11,800	April 15, 2018 April 15, 2019 April 15, 2020
H. Jeffrey DeVuono	10,790 14,503 11,210	April 15, 2018 April 15, 2019 April 15, 2020
George D. Johnstone	8,372 11,197 8,275	April 15, 2018 April 15, 2019 April 15, 2020

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(2)	Represents hypothetical payment amount, if any, under performance units awarded on March 1, 2017 and February 22, 2016. For a discussion of the terms of performance units, see “Compensation Discussion and Analysis — Equity-Based Long-Term Incentive Compensation — Performance Units.” The number and value of equity incentive plan awards shown here is reported based on maximum performance achievement in accordance with SEC rules, as performance through 2017 was above-target with respect to both 2016 and 2017 performance units. The actual number and value of common shares, if any, that we will issue on account of performance units will depend on whether, and the extent to which, our total shareholder return exceeds the hurdles applicable to performance units.

(3)	These options have an expiration date tied to Mr. Sweeney’s employment with us.

(4)	Excludes shares subject to outstanding restricted common share rights that are non-forfeitable because Mr. Sweeney and Mr. Redd are eligible for qualifying retirement.

Option Exercises and Shares Vested

	Option Awards		Share Awards
Current Executive Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Gerard H. Sweeney	0	$0	117,417 (2)	$2,077,584	(2)
Thomas E. Wirth	0	$0	33,300	$589,522
H. Jeffrey DeVuono	0	$0	34,488	$609,811
George D. Johnstone	0	$0	26,251	$464,646
William D. Redd	87,683	$690,466	22,235 (2)	$393,362	(2)

(1)	Reflects the number of restricted common shares (or share equivalents) that vested in 2017 multiplied by the closing market price of the common shares on the vesting date ($16.73 on April 15, 2017, except as indicated in footnote 2 below for a portion of the shares held by Mr. Sweeney and Mr. Redd) plus the number of common shares issued in settlement on 2015 Performance Units multiplied by the closing market price of the common shares on December 31, 2017 ($18.19).

(2)	In the case of Mr. Sweeney, the number and value of shares acquired upon vesting includes 41,299 restricted common share rights granted to him on March 1, 2017, and in the case of Mr. Redd, the number and value of shares acquired upon vesting includes 7,867 restricted common share rights granted to him on March 1, 2017. The closing market price of the common shares on March 1, 2017 was $16.78 per share. The restricted common share rights granted on March 1, 2017 to Mr. Sweeney and Mr. Redd are included in this table because the awards are non-forfeitable due to these executives’ eligibility for qualifying retirement. However, the shares subject to these awards will generally not be delivered until the earlier of April 15, 2020 or the executive’s separation from service.

Nonqualified Deferred Compensation

Current Executive Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Gerard H. Sweeney	$719,937	$0	$1,521,860	$(684,768)	$13,617,124
Thomas E. Wirth	$164,653	$0	$86,070	$0	$982,645
H. Jeffrey DeVuono	$540,684	$0	$376,228	$0	$3,277,872
George D. Johnstone	$68,945	$0	$65,701	$0	$676,777
William D. Redd	$0	$0	$135,070	$0	$715,285

(1)

Amounts shown reflect the portion of the executive’s 2017 salary, annual incentive award and vested restricted and performance shares deferred into our Nonqualified Deferred Compensation Plan. These amounts are also reported in the

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Summary Compensation Table. All amounts shown in the year-end balance column have been reported either as salary, bonus or non-equity incentive plan compensation in the Summary Compensation Table of our proxy statements for previous years for those of the current named executive officers who were named executive officers in proxy statements for such previous years, other than the component of the year-end balances that represents earnings.

(2)	Amounts that represent aggregate earnings and appreciation since inception in the Plan, measured at December 31, 2017, are: $4,816,665 for Mr. Sweeney; $147,744 for Mr. Wirth; $741,609 for Mr. DeVuono; $381,578 for Mr. Johnstone; and $498,550 for Mr. Redd.

Our Executive Deferred Compensation Plan (the “Deferred Compensation Plan”) affords participating executives and Trustees the ability to defer a portion of their base salary, bonus and annual incentive award (or, in the case of our Trustees, annual retainer and Board fees) on a tax-deferred basis. In addition, participants may elect to defer the receipt of equity grants under our long-term incentive plans. If a participant’s matching contributions under our 401(k) plan are limited due to participation in the Deferred Compensation Plan or due to limitations on matching contributions imposed by the Internal Revenue Code, we make a matching contribution for the participant under the deferred compensation plan to the extent the participant has deferred an amount under the Deferred Compensation Plan at least equal to the amount that would have been required if the matching contribution had been made under our 401(k) plan. We have the right, but not the obligation, to make matching contributions for executives on deferred amounts (and/or to make a discretionary profit sharing contribution for executives) covering compensation in excess of $270,000 because the 401(k) plan rules will not permit such matching contributions due to the compensation limitations of $270,000. Participants elect the timing and form of distribution. Distributions are payable in a lump sum or installments and may commence in-service, after a required minimum deferral period, or upon retirement. Participants elect the manner in which their accounts are deemed invested during the deferral period.

Because the Deferred Compensation Plan is a “nonqualified” deferred compensation plan, we are not obligated to invest deferred amounts in the selected manner or to set aside any deferred amounts in trust. One of the deemed investment options is a hypothetical investment fund (the “Common Share Fund”) consisting of our common shares. Effective for compensation deferred after 2006, all deferrals that are invested in the Company Share Fund will continue to be invested in the Company Share Fund until distribution and will not be eligible to be transferred into other investment funds. An executive who defers more than 25% of his or her annual bonus or annual incentive award into the Company Share Fund is entitled to 15% matching contribution on the excess amount, which matching contribution will itself be invested in the Company Share Fund. All deferred equity grants will be invested in the Company Share Fund and all distributions of benefits attributable to Company Share Fund credits will be paid in common shares.

With respect to post-2004 deferred compensation deemed invested in the Company Share Fund, dividend equivalents are subject to participants’ elections to receive the dividend equivalents in cash or to continue to defer them under the Deferred Compensation Plan. Any dividend equivalents credited to participants’ accounts in the Deferred Compensation Plan will be invested in investment funds selected by the participants other than the Company Share Fund.

In general, compensation subject to a deferral election, matching contributions and profit sharing contributions are not includible in a participant’s taxable income for federal income tax purposes until the participant receives a distribution from the Deferred Compensation Plan. We are not entitled to a deduction until such amounts are distributed.

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Employment and Other Agreements

We have agreements with executives that provide for payments to the executives in connection with their termination of employment or upon a change of control of us. We summarize below, and in the table that follows, circumstances that would trigger payments by us, and the amounts of the payments. We discuss the rationale for these agreements above under “Compensation Discussion and Analysis – Post Termination Benefits; Qualifying Retirement,” including why we have entered into agreements with executive officers that provide for post-employment payments following a change-in-control.

Agreement with our President and Chief Executive Officer

We have an employment agreement with Gerard H. Sweeney. Mr. Sweeney’s employment agreement provides for an annual base salary of not less than $600,000 (increased to $750,000 effective March 1, 2018). If Mr. Sweeney’s employment with us were not extended upon expiration of the term of his employment agreement, which currently renews annually for successive one-year periods absent advance notice of non-renewal, we would be obligated to provide him with a severance benefit during the one-year period following expiration of the term equal to the sum of his prior year salary and bonus as well as health care benefits. The employment agreement entitles Mr. Sweeney to a payment equal to 2.99 times the sum of his annual salary and annual bonus upon: (i) termination of his employment without cause, (ii) his resignation “for good reason” or (iii) his death. Resignation by Mr. Sweeney within six months following a reduction in his salary, an adverse change in his status or responsibilities, certain changes in the location of our headquarters or a change of control of us would each constitute a resignation “for good reason.” Mr. Sweeney’s employment agreement also includes a tax gross-up for excise tax payments that would be payable upon a change of control and that would put him in the same financial position after-tax that he would have been in if the excise tax did not apply to him. Mr. Sweeney’s severance and change of control benefits were determined by our Compensation Committee and are not conditioned on any non-competition or other post-employment restrictive covenants.

Change of Control Agreements with Executive Officers

In addition to our employment agreement with Mr. Sweeney, we have entered into change of control agreements with our executive officers. These agreements provide that if both (i) a change of control (a “CIC”) occurs at a time when an executive is an employee and (ii) the executive’s employment is terminated other than for cause or the executive resigns for good reason, in either case within a specified number of days (as indicated in the table below under the caption “Coverage Period”) following the CIC, then we (or our successor in the CIC transaction) will pay to the executive the product of: (x) the CIC Multiplier (as indicated in the table below under the caption “CIC Multiplier”) times (y) the sum of (1) the executive’s annual base salary in effect at the time of the CIC plus (2) the greater of (i) the annual bonus most recently paid to the executive prior to the CIC or (ii) the executive’s target bonus for the year in which the CIC occurs. In addition, if the foregoing double trigger (i.e., a CIC and a qualifying employment termination) were to occur, we would provide the applicable executive with continued medical and group term life insurance coverage during the Coverage Period.

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The table below shows the Coverage Period and CIC Multiplier for the identified executive officers.

Name	Coverage Period	CIC Multiplier
H. Jeffrey DeVuono	730 days	2.00
George D. Johnstone	730 days	1.75
William D. Redd	730 days	1.75
Thomas E. Wirth	730 days	2.00

Equity Award Agreements

Under the terms of our restricted common share right awards, if an executive’s employment is terminated without cause or if the executive resigns with good reason within one year following a CIC, or if an executive dies, becomes disabled or has a qualifying retirement, all otherwise unvested restricted common share rights will then vest and shares will be delivered in respect thereof.

Similarly, under the terms of our performance unit programs, in the event of a CIC, death, disability or qualifying retirement while a performance unit is outstanding, the applicable measurement period will then end and the performance units will then be settled based on performance through that time.

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Potential Payments Upon Termination of Employment or Change-in-Control

The table below was prepared as though the triggering event listed below the name of each named executive officer occurred on December 31, 2017. Assumptions are noted in the footnotes to the table.

Current Executive Name	Severance Amount	Value of Unvested Equity Awards(2)	Medical and Life Insurance	Tax Gross Up	Total
Gerard H. Sweeney
◾ Retirement	$0	$3,901,919	$0	$0	$3,901,919
◾ Non-renewal of employment agreement at Company election	$2,100,000	$3,901,919	$18,014	$0	$6,019,933
◾ Involuntary or good reason termination (not in connection with change in control)	$6,279,000	$3,901,919	$54,041	$0	$10,234,960
◾ Death	$6,279,000	$3,901,919	$0	$0	$10,180,919
◾ Disability	$700,000(1)	$3,901,919	$18,014	$0	$4,619,933
◾ Involuntary or good reason termination (in connection with change in control)	$6,279,000	$3,901,919	$54,041	$5,178,411	$15,413,371

Thomas E. Wirth
◾ Death	$0	$1,772,070	$0	$0	$1,772,070
◾ Disability	$0	$1,772,070	$0	$0	$1,772,070
◾ Involuntary or good reason termination (in connection with change in control)	$1,624,000	$1,772,070	$28,393	$0	$3,424,463

H. Jeffrey DeVuono
◾ Death	$0	$1,728,141	$0	$0	$1,728,141
◾ Disability	$0	$1,728,141	$0	$0	$1,728,141
◾ Involuntary or good reason termination (in connection with change in control)	$1,780,000	$1,728,141	$30,287	$0	$3,538,428

George D. Johnstone
◾ Death	$0	$1,318,211	$0	$0	$1,318,211
◾ Disability	$0	$1,318,211	$0	$0	$1,318,211
◾ Involuntary or good reason termination (in connection with change in control)	$1,302,000	$1,318,211	$41,690	$0	$2,661,901

William D. Redd
◾ Retirement	$0	$716,686	$0	$0	$716,686
◾ Death	$0	$716,686	$0	$0	$716,686
◾ Disability	$0	$716,686	$0	$0	$716,686
◾ Involuntary or good reason termination (in connection with change in control)	$1,253,000	$716,686	$16,225	$0	$1,985,911

(1)	This amount would be subject to reduction by the amount of any disability insurance proceeds receivable by Mr. Sweeney in the year following the cessation of his employment due to disability.

(2)	Represents the aggregate value of unvested equity awards as of December 31, 2017 that would vest upon a change of control coupled with a qualifying termination of employment, death, disability or qualifying retirement and, in the case of Mr. Sweeney, his termination without cause or resignation for good reason (not in connection with a change in control). For Messrs. Wirth, DeVuono and Johnstone, unvested equity awards include both restricted common share rights and performance units. For Messrs. Sweeney and Redd, unvested equity awards include only performance units (as all of their restricted common share rights are already non-forfeitable because they are retirement eligible). We computed the value of the accelerated equity awards using the closing price of our common shares on December 31, 2017 (the last trading day of 2017) ($18.19) and, in the case of the performance units, assuming performance at target. See “Compensation Discussion and Analysis – Discussion – Vesting and Forfeiture Restrictions.”

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Equity Compensation Plan Information as of December 31, 2017

	(a)		(b)		(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	2,238,590	(2)	$15.67	(3)	2,661,992
Equity compensation plans not approved by security holders	—		—		—
Total	2,238,590	(2)	$15.67	(3)	2,661,992

(1)	Relates to our Amended and Restated 1997 Long-Term Incentive Plan (most recently approved by shareholders in May 2017) and 46,667 options awarded prior to adoption of the Amended and Restated 1997 Long-Term Incentive Plan.

(2)	Does not include 455,643 outstanding restricted common share rights awarded under our Amended and Restated 1997 Long-Term Incentive Plan that were outstanding as of December 31, 2017.

(3)	The weighted average remaining term of the options as of December 31, 2017 was approximately 1.1 years (assuming a 15 year term from the grant date for 46,667 options that do not have a stated expiration date).

401(k) Plan

We maintain a Section 401(k) and Profit Sharing Plan (the “401(k) Plan”) covering eligible employees. The 401(k) Plan permits eligible employees to defer up to a designated percentage of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. We reserve the right to make matching contributions or discretionary profit sharing contributions. The 401(k) Plan is designed to qualify under Section 401 of the Code so that contributions by employees or us to the 401(k) Plan and income earned on plan contributions are not taxable to employees until such amounts are withdrawn from the 401(k) Plan, and so that contributions by us, if any, will be deductible by us when made.

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Employee Share Purchase Plan

Our shareholders approved the 2007 Non-Qualified Employee Share Purchase Plan (the “ESPP”) in May 2007. The number of common shares reserved and initially available for issuance under the ESPP is 1,250,000.

The ESPP is intended to provide eligible employees with a convenient means to purchase common shares through payroll deductions and voluntary cash investments. All of our full-time and qualified part-time employees are eligible to participate in the ESPP beginning on the first day of the quarterly purchase period that begins on, or next following, their date of hire. At December 31, 2017, approximately 341 persons were eligible to participate in the ESPP, including 21 officers and all of our other full-time and qualified part-time employees. Part-time employees must be scheduled to work at least 20 hours per week to qualify for participation under the ESPP.

Prior to each purchase period, a participant may specify the contributions the participant proposes to make for the purchase period. Such contributions will be expressed as a stated whole percentage (ranging from 1% to 20%) of the participant’s compensation payable during the purchase period (including base salary, bonus, commissions and other compensation processed through our regular payroll system) that we are authorized to deduct during the purchase period to purchase common shares for the participant’s account under the ESPP. A participant may withdraw (without interest) at any time on or before the last day of a purchase period all or any of the contributions credited to his or her account. In addition, a participant may amend or revoke his or her election at any time prior to a purchase period, and a participant may amend or revoke his or her election during a purchase period to reduce or stop his or her contributions. The account balance of any participant who terminates employment during a purchase period before the last day of the purchase period will be automatically returned without interest to the participant. At the end of each purchase period, the amounts accumulated for each participant will be used to purchase common shares at a price equal to 85% (or such higher percentage set by the Compensation Committee) of the average closing price of the common shares as reported on the New York Stock Exchange during the purchase period. The ESPP Plan Year begins June 1 and extends to the next following May 31. Purchase periods have a duration of three months, ending on each of February 28, May 31, August 31 and November 30. Our Compensation Committee, in its discretion, may change the duration of purchase periods and also may change the beginning and ending dates of purchase periods from those described above, provided, however, that a purchase period may not extend for more than a 12-consecutive-month period. Under the plan document the maximum contribution by each participant for any Plan Year may not exceed $50,000. The ESPP does not qualify as an “employee stock purchase plan” within the meaning of section 423 of the Internal Revenue Code.

Pay Ratio Disclosure

Beginning with the 2018 proxy statement, the disclosure of CEO pay ratio is required under the Dodd-Frank Act. Our CEO to median employee pay ratio is calculated in accordance with SEC requirements. We identified the median employee by examining the annual total compensation for all employees, excluding our CEO, who were employed by Brandywine on December 31, 2017, the last day of our last completed fiscal year. We included all employees, whether employed on a full-time, part-time, seasonal or temporary basis. We annualized the compensation for any full-time employee at December 31, 2017 that was not employed by Brandywine for all of fiscal 2017. ADP payroll records were used to determine all payments made to the median employee. Compensation included regular earnings, bonus, commissions, straight time, overtime, short-term disability, paid parental, vacation and sick leave. The methodology was consistently applied for all employees on our payroll as of December 31, 2017.

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After identifying the median employee based on annual total compensation, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2017 Summary Compensation Table that appears earlier in this proxy statement.

Brandywine’s CEO pay is designed to provide a competitive CEO pay package with significant performance-based pay in a highly competitive CEO talent market. Median employee pay represents Brandywine’s compensation to employees at various rates based on competitive labor markets. The table below sets forth: (i) the median of the annual total compensation of all of our employees, excluding our CEO, who were employed by us on December 31, 2017; (ii) the annual total compensation of our CEO; and (iii) the ratio of our CEO’s annual total compensation to the median of the annual total compensation of all other employees. As indicated in the table, the ratio of our CEO’s annual total compensation to the median annual total compensation of all other employees is 56.77:1.

Principal Position	Year	Salary	Share Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total

CEO	2017	$700,000	$2,100,002	$1,820,000	$14,639	$4,634,641
Median Employee	2017	$73,000	$—	$8,500	$140	$81,640

					Ratio	56.77:1

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Security Ownership

Security Ownership of Certain Beneficial Owners and Management

The following table shows the number of common shares (and common shares for which Class A Units of Brandywine Operating Partnership, L.P. may be exchanged) beneficially owned as of March 15, 2018 by each Trustee and nominee to the Board, by each named executive officer, by all Trustees and executive officers as a group, and by each person known to us to be the beneficial owner of more than 5% of the outstanding common shares. Except as indicated below, to our knowledge, all of such common shares are owned directly, and the indicated person has sole voting and investment power.

Name and Business Address of Beneficial Owner (1)	Number of Common Shares	Percentage of Common Shares
The Vanguard Group, Inc. (2)	27,705,597	15.78
FMR LLC (3)	18,283,827	10.42
BlackRock, Inc. (4)	13,228,278	7.50
JPMorgan Chase & Co (5)	10,223,657	5.80
Gerard H. Sweeney (6)	2,512,761	1.41
Thomas E. Wirth (7)	65,437	*
Henry J. DeVuono (8)	81,274	*
George D. Johnstone (9)	175,303	*
William D. Redd (10)	133,123	*
Michael J. Joyce	64,991	*
Carol G. Carroll	13,538	*
James C. Diggs	39,012	*
Wyche Fowler (11)	56,799	*
H. Richard Haverstick, Jr.	11,563	*
Anthony A. Nichols, Sr. (12)	82,229	*
Charles P. Pizzi	47,701	*
Terri A. Herubin	0	*
All Trustees and Executive Officers as a Group (14 persons)	3,338,990	1.84

* Less than one percent.

(1)	Unless indicated otherwise, the business address of each person listed is 2929 Walnut Street, Suite 1700, Philadelphia, Pennsylvania 19104.

(2)

Information regarding beneficial ownership of our common shares by The Vanguard Group, Inc. is included herein based on an Amendment No. 12 to Schedule 13G filed with the SEC on February 8, 2018, relating to such shares beneficially owned as of December 31, 2017. Vanguard has an address of 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Such report provides that The Vanguard Group, Inc. is the beneficial owner, in aggregate, of 27,705,597 common shares, with sole

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dispositive power over 27,393,703 of such shares and shared dispositive power over 311,894 of such shares and with sole power to vote 290,133 of such shares and shared power to vote 232,695 of such shares. Information in an Amendment No. 8 to Schedule 13G filed with the SEC on February 2, 2018 by Vanguard Specialized Funds-Vanguard REIT Index Fund indicates that Vanguard Specialized Funds-Vanguard REIT Index Fund is the beneficial owner of 11,810,161 of the foregoing common shares and has sole power to vote such shares.

(3)	Information regarding beneficial ownership of our common shares by FMR LLC is included herein based on Amendment No. 3 to Schedule 13G filed with the SEC on February 13, 2018, relating to such shares beneficially owned as of December 31, 2017. FMR LLC has an address of 245 Summer Street, Boston, Massachusetts 02210. Such report provides that FMR LLC is the beneficial owner of 18,283,827 common shares with sole dispositive power over all of such shares and sole power to vote 10,530,218 of such shares.

(4)	Information regarding beneficial ownership of our common shares by BlackRock, Inc. is included herein based on Amendment No. 5 to Schedule 13G filed with the SEC on January 29, 2018, relating to such shares beneficially owned as of December 31, 2017. BlackRock, Inc. has an address of 55 East 52nd Street, New York, New York 10055. Such report provides that BlackRock, Inc. is the beneficial owner of 13,228,278 common shares and has sole dispositive power over all of such shares and sole power to vote 12,523,948 of such shares.

(5)	Information regarding beneficial ownership of our common shares by JPMorgan Chase & Co is included herein based on a Schedule 13G filed with the SEC on January 29, 2018, relating to such shares beneficially owned as of December 31, 2017. JPMorgan Chase & Co has an address of 270 Park Avenue, New York, New York 10017. Such report provides that JPMorgan Chase & Co is the beneficial owner of 10,223,657 common shares and has sole dispositive power over 10,221,202 of such shares and sole power to vote 8,501,294 of such shares.

(6)	Includes (a) 751,695 common shares and (b) 1,761,066 common shares issuable upon the exercise of options. Does not include 424,922 common share equivalents credited to Mr. Sweeney’s account in the deferred compensation plan as of March 15, 2018.

(7)	Includes (a) 23,425 common shares and (b) 42,012 options. Does not include 70,225 common share equivalents credited to Mr. Wirth’s account in the deferred compensation plan or 55,337 unvested restricted common shares as of March 15, 2018.

(8)	Includes (a) 7,731 common shares and (b) 73,543 common shares issuable upon the exercise of options. Does not include 124,892 common share equivalents credited to Mr. DeVuono’s account in the deferred compensation plan or 49,147 unvested restricted shares as of March 15, 2018.

(9)	Includes (a) 71,960 common shares and (b) 103,343 common shares issuable upon the exercise of options. Does not include 52,221 common share equivalents credited to Mr. Johnstone’s account in the deferred compensation plan or 37,294 unvested restricted common shares as of March 15, 2018.

(10)	Includes (a) 94,551 common shares and (b) 38,572 common shares issuable upon the exercise of options. Does not include 2,381 common share equivalents credited to Mr. Redd’s account in the deferred compensation plan as of March 15, 2018.

(11)	Does not include 9,973 common share equivalents credited to Mr. Fowler’s account in the deferred compensation plan as of March 15, 2018.

(12)	Includes 21,992 common shares held by a family limited partnership.

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Proposal 2:

Ratification of the Appointment of

Independent Registered Public

Accounting Firm

The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. PricewaterhouseCoopers LLP was first engaged as our independent registered public accounting firm in June 2003 and has audited our financial statements for fiscal 2002 through and including 2017. Ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of all votes cast on the matter.

In selecting PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018, the Audit Committee considered a number of factors, including: (i) the professional qualifications of PricewaterhouseCoopers LLP, the lead audit partner and other key engagement team members; (ii) the results of management’s and the Audit Committee’s annual evaluations of the performance and independence of PricewaterhouseCoopers LLP; (iii) the quality of the Audit Committee’s ongoing discussions with PWC, including the professional resolution of accounting and financial reporting matters with the national office; and (iv) the appropriateness of PricewaterhouseCoopers LLP’s fees in light of our size and complexity.

Although shareholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our bylaws or otherwise, our Board has decided to afford our shareholders the opportunity to express their opinions on the matter of our independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time if it determines that such a change would be in our best interests and those of our shareholders. If our shareholders do not ratify the appointment, the Audit Committee will take that fact into consideration, together with such other information as it deems relevant, in determining its next selection of an independent registered public accounting firm.

Representatives of PricewaterhouseCoopers LLP will be present at the Meeting to make any statement they may desire and to respond to questions from shareholders.

The Board of Trustees unanimously recommends a vote FOR Proposal 2 to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for calendar year 2018.

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Fees to Independent Registered Public Accounting Firm

Audit Fees. For 2017, we incurred audit fees of $1,511,477 in aggregate payable to our independent registered public accounting firm, PricewaterhouseCoopers LLP. These fees include: (i) recurring audit and quarterly review fees of $988,648 for both us, our operating partnership and our affiliates, (ii) fees of $281,071 for comfort letters, consents and assistance with documents filed with the SEC in connection with registration statements, and securities offerings by us and our operating partnership and (iii) fees of $241,758 related to the adoption and auditing of new accounting pronouncements and other nonrecurring items. For 2016, we incurred audit fees of $1,277,302 in aggregate payable to our independent registered public accounting firm, PricewaterhouseCoopers LLP. These fees include: (i) recurring audit and quarterly review fees of $1,208,472 for both us, our operating partnership and our affiliates and (ii) fees of $68,830 related to the adoption and auditing of new accounting pronouncements and other nonrecurring items.

Audit-Related Fees. For 2017 and 2016, we did not incur audit-related fees.

Tax Fees. We did not pay PricewaterhouseCoopers LLP fees for tax services in 2017 or 2016 or engage PricewaterhouseCoopers LLP for tax services in 2017 or 2016.

All Other Fees. We did not engage PricewaterhouseCoopers LLP for other services in 2017 or 2016.

Pre-Approval Policy. All services provided by PricewaterhouseCoopers LLP in 2017 and 2016 were pre-approved by our Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee has adopted a pre-approval policy for services provided by the independent registered public accounting firm. Under the policy, the Audit Committee has pre-approved the provision by the independent registered public accounting firm of services that fall within specified categories (such as statutory audits or financial audit work for subsidiaries, services associated with SEC registration statements and consultations by management as to accounting interpretations) but only up to specified dollar amounts. Any services that exceed the pre-approved dollar limits, or any services that fall outside of the general pre-approved categories, require specific pre-approval by the Audit Committee. If the Audit Committee delegates pre-approval authority to one or more of its members, the member would be required to report any pre-approval decisions to the Audit Committee at its next meeting.

We have been advised by PricewaterhouseCoopers LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in us or any of our subsidiaries.

Report of the Audit Committee

During fiscal year 2017, the Audit Committee of the Board of Trustees reviewed the quality and integrity of our consolidated financial statements, the effectiveness of our system of internal control over financial reporting, our compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, the performance of our internal audit function and independent registered public accounting firm and other significant financial matters. Each member of the Audit Committee is independent within the meaning of SEC regulations, the listing standards and requirements of the New York Stock Exchange and the Board’s Corporate Governance Principles. Each member of the Audit Committee is financially literate, knowledgeable and qualified to review financial statements. In addition, the Board has identified each of

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H. Richard Haverstick, Jr. and Michael J. Joyce as “audit committee financial experts” within the meaning of SEC regulations. The Audit Committee met nine times during the 2017 fiscal year.

The Audit Committee’s work is guided by a written charter that the Board has approved. The Audit Committee regularly reviews its charter to ensure that it is meeting all relevant audit committee policy requirements of the SEC, the Public Company Accounting Oversight Board and the New York Stock Exchange. You can access the Audit Committee charter by clicking on “Corporate Governance” in the “Investor” section of Brandywine’s Internet site at  www.brandywinerealty.com or by writing to us at Brandywine Realty Trust, 2929 Walnut Street, Suite 1700, Philadelphia, Pennsylvania 19104, Attention: Jennifer Matthews Rice.

The Audit Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP, Brandywine’s independent registered public accounting firm, the audited consolidated financial statements of Brandywine and its operating partnership and their internal controls over financial reporting. The Audit Committee has discussed with PricewaterhouseCoopers LLP, during the 2017 fiscal year, the matters required to be discussed by AS 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board and approved by the SEC.

The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from Brandywine. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements of Brandywine and its operating partnership be included in their Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and be filed with the SEC.

Submitted by:

∎	H. Richard Haverstick, Jr. (Chair)

∎	James C. Diggs

∎	Michael J. Joyce

∎	Charles P. Pizzi

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Proposal 3:

Advisory Vote on Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, requires us to enable our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail above under the heading “Executives and Executive Compensation — Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, retain and motivate our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of annual and long-term strategic and corporate goals, and the realization of increased shareholder value. Please read the “Compensation Discussion and Analysis” and “Compensation Tables and Related Information” for additional details about our executive compensation programs, including information about the fiscal year 2017 compensation of our named executive officers.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory and non-binding basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2017 Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on us, our Board of Trustees, or its Compensation Committee. Our Board of Trustees and its Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Trustees unanimously recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

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Proposal 4:

Amendment and Restatement of the

Declaration of Trust to Reduce the Vote

Required to Approve Certain Mergers and

to Make Certain Non-Substantive

Amendments

In this Proposal 4, we are proposing to amend and restate our Declaration of Trust to reduce the vote required to approve any merger of the Company that requires shareholder approval from two-thirds of all the votes entitled to be cast on the matter to a majority of all of the votes entitled to be cast on the matter and to make certain non-substantive amendments.

As part of its commitment to good corporate governance, our Board monitors regularly our corporate governance policies and practices. Many shareholders and corporate governance proponents believe that supermajority vote requirements impede shareholder action on items such as mergers that are critical to shareholder interests. Our Board has carefully considered the advantages and disadvantages of an amendment to change the vote required for shareholder approval of a merger. In the past, the Board believed that the default position of a two-thirds vote requirement under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland provided an appropriate voting standard for approval of a merger of Brandywine. More recently, our Board has considered the various positions for and against supermajority, versus majority, vote requirements for approval of mergers.

If the amendment and restatement of the Declaration of Trust subject to this Proposal 4 is approved by the shareholders at the Meeting, then the text of Section 7.2(d) of Article 7 and Section 9.2 of Article 9 of the Declaration of Trust would be amended to read as set forth in the proposed Articles of Amendment and Restatement, which is attached hereto as Appendix A-1 and incorporated herein by reference. The text of the revisions to Section 7.2(d) of Article 7 and Section 9.2 of Article 9 of the Declaration of Trust has been marked in Appendix A-II. The general description of the amendment to the Declaration of Trust subject to this Proposal 4 is qualified in its entirety by reference to the full text of the proposed amendment and restatement.

In addition to the modifications described above, the Board of Trustees has approved various modifications to the Declaration of Trust to make certain non-substantive amendments. After weighing the considerations noted above, the Board unanimously adopted a resolution which sets forth the amendment and restatement to the Declaration of Trust subject to this Proposal 4 and declares the amendment and restatement advisable and directs that the amendment and restatement be submitted for consideration by the shareholders at the Meeting.

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The amendment and restatement of the Declaration of Trust subject to this Proposal 4 requires the affirmative vote of holders of common shares entitled to cast a majority of all the votes entitled to be cast as of the Record Date. Approval of this Proposal 4 is not conditioned on approval of Proposals 5 or 6, and if this Proposal 4 is approved by shareholders, and Proposals 5 and 6 are not approved by shareholders, then the Declaration of Trust would be amended to give effect only to those amendments included in this Proposal 4. If this Proposal 4 is approved, then promptly following the Meeting, we will file with the State Department of Assessments and Taxation of Maryland the applicable Articles of Amendment and Restatement of the Declaration of Trust.

The Board of Trustees has declared advisable the amendment to the Declaration of Trust subject to this Proposal 4 and unanimously recommends a vote FOR the amendment.

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Proposal 5:

Amendment to the Declaration of Trust to

Elect Not To Be Governed by the Maryland Business Combination Act

In this Proposal 5, we are proposing to amend our Declaration of Trust to elect not to be governed by the Maryland Business Combination Act, or MBCA, effective 18 months after the vote.

Our Declaration of Trust currently provides that Brandywine is subject to the restrictions on business combinations in the MBCA. The MBCA, subject to limitations, prohibits certain business combinations between a Maryland real estate investment trust and an “interested stockholder” or an affiliate of any interested stockholder for five years following the most recent date on which the person or entity became an interested stockholder, and thereafter imposes two supermajority voting requirements and special appraisal rights for these combinations. The MBCA defines an “interested stockholder” generally as any person who beneficially owns 10% or more of the voting power of the subject company’s outstanding voting shares or is an affiliate or associate of the subject company and was the beneficial owner of 10% or more of the voting power of the subject company’s outstanding shares at any time within the two-year period immediately prior to the date in question.

The MBCA provides (1) that it does not apply to any business combination of a Maryland real estate investment trust whose shareholders adopt an amendment to its declaration of trust by a vote of at least (a) 80 percent of the votes entitled to be cast by outstanding shares of the real estate investment trust and (b) two-thirds of the votes entitled to be cast by persons who are not interested shareholders of the real estate investment trust or affiliates or associates of interested shareholders expressly electing not to be governed by the two supermajority voting requirements and special appraisal rights of the MBCA and (2) that any such amendment may not be effective until 18 months after the vote and may not apply to any business combination of the real estate investment trust with an interested shareholder (or any affiliate of an interested shareholder) who became an interested shareholder on or before the date of the vote.

Our Board has carefully considered the advantages and disadvantages of continued coverage under the MBCA and taken into account evolving views of corporate governance, including views of shareholders and corporate governance proponents as to potential interference of takeover defense statutes with board accountability and the potential for these statutes to delay or prevent or make more difficult offers to acquire us even if holders of a majority of the outstanding shares favor the offer. After weighing these considerations, the Board unanimously adopted a resolution which sets forth the amendment to the Declaration of Trust subject to this Proposal 5 and declares the amendment advisable and directs that the amendment be submitted for consideration by the shareholders at the Meeting.

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If the amendment to the Declaration of Trust subject to this Proposal 5 is approved by the shareholders at the Meeting, then the text of Section 9.1 of Article 9 and the text of Section 11.5 of Article 11 of the Declaration of Trust would be amended to read as set forth in the proposed Amended and Restated Declaration of Trust, which is attached hereto as Appendix A-1 and incorporated herein by reference. The text of the revisions to Section 9.1 of Article 9 and Section 11.5 of Article 11 of the Declaration of Trust has been marked in Appendix A-II. The general description of the amendment to the Declaration of Trust subject to this Proposal 5 is qualified in its entirety by reference to the full text of the proposed amendment.

The amendment to the Declaration of Trust subject to this Proposal 5 requires the affirmative vote of holders of common shares entitled to cast at least 80% of all the votes entitled to be cast as of the Record Date. Approval of this Proposal 5 is not conditioned on approval of Proposals 4 or 6, and if this Proposal 5 is approved by shareholders, and Proposals 4 and 6 are not approved by shareholders, then the Declaration of Trust would be amended to give effect only to those amendments subject to this Proposal 5. If this Proposal 5 is approved, then promptly following the Meeting, we will file with the State Department of Assessments and Taxation of Maryland the applicable Articles of Amendment to the Declaration of Trust.

The Board of Trustees has declared advisable the amendment to the Declaration of Trust subject to this Proposal 5 and unanimously recommends a vote FOR the amendment.

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Proposal 6:

Amendments to Declaration of Trust to Add

to the Matters on Which Shareholders Shall

be Entitled to Vote, Including on

Amendments to Our Bylaws

In this Proposal 6, we are proposing to amend our Declaration of Trust to add to the matters on which shareholders shall be entitled to vote on the following matters: (i) an amendment to our Bylaws in accordance with our Bylaws, as the Bylaws will be amended if this Proposal 6 is approved by shareholders (as described below), and (ii) on any other matter that the Board of Trustees submits to a vote of shareholders. If this Proposal 6 is approved by the shareholders then our Bylaws will be amended immediately following such approval to provide that, in addition to the power of the Board to adopt, amend, alter or repeal any provision of our Bylaws and to make new Bylaws, the shareholders shall have the power to adopt, amend, alter or repeal any provision of our Bylaws and to make new Bylaws by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

Our Declaration of Trust, as currently in effect, does not include amendments to our Bylaws among the matters on which shareholders are entitled to vote. Moreover, our Declaration of Trust and Bylaws, as currently in effect, provide our Board of Trustees with the exclusive power to amend our Bylaws. Many shareholders and corporate governance proponents believe that the power to amend an organization’s bylaws by a majority shareholder vote is a shareholder right that increases the accountability of trustees. Our Board has carefully considered the advantages and disadvantages of (i) providing shareholders the concurrent power to amend our Bylaws by the affirmative vote of a majority of all the vote entitled to be cast on the matter and (ii) amending our Declaration of Trust to provide shareholders an entitlement to vote on any matter that the Board submits to a shareholder vote. After weighing these considerations, the Board unanimously adopted a resolution which sets forth the amendment to the Declaration of Trust subject to this Proposal 6 and declares the amendment advisable and directs that the amendment be submitted to the shareholders at the meeting.

If the amendments to the Declaration of Trust covered by this Proposal 6 is approved by the shareholders, then the text of Section 3.1 of Article 3 and Sections 7.2(a), (e) and (f) of Article 7 of the Declaration of Trust would be amended to read as set forth in the proposed Articles of Amendment and Restatement, which is attached hereto as Appendix A-1 and incorporated herein by reference. The text of the revisions to Section 3.1 of Article 3 and Sections 7.2(a), (e) and (f) of Article 7 of the Declaration of Trust has been marked in Appendix A-II. The general description of the amendment to the Declaration of Trust subject to this Proposal 6 is qualified in its entirety by reference to the full text of the proposed amendment.

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The amendments of the Declaration of Trust subject to this Proposal 6 requires the affirmative vote of holders of common shares entitled to cast a majority of all the votes entitled to be cast as of the Record Date. Approval of this Proposal 6 is not conditioned on approval of Proposals 4 or 5, and if this Proposal 6 is approved by shareholders, and Proposal 4 and 5 are not approved by shareholders, then the Declaration of Trust would be amended to give effect only to those amendments included in this Proposal 6. If this Proposal 6 is approved, then promptly following the Meeting, we will file with the State Department of Assessments and Taxation of Maryland the applicable Articles of Amendment and Restatement of the Declaration of Trust.`

The Board of Trustees has declared advisable the amendment to the Declaration of Trust subject to this Proposal 6 and unanimously recommends a vote FOR the amendment.

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Other Information

Certain Relationships and Related Party Transactions

Other than compensation and other arrangements described above under “Trustee Compensation,” “Executives and Executive Compensation” and as set forth below, since January 1, 2017, there was not, nor is there currently planned, any transaction or series of similar transactions to which we were or will be a party in which:

∎	the amount involved exceeded or will exceed $120,000; and

∎	any trustee, nominee, executive officer, holder of more than 5% of our common shares or any member of their immediate family had or will have a direct or indirect material interest.

We refer to these types of transactions as “related party transactions.”

Policies and Procedures for Review, Approval or Ratification of Related Party Transactions

Our Audit Committee’s charter provides for review by the Audit Committee of related party transactions. In addition, our Declaration of Trust provides for approval of transactions in which any of our Trustees has an interest by a majority of our Trustees who have no interest in the transaction. Therefore, related party transactions with a Trustee require both review by our Audit Committee and approval by a majority of our Trustees who have no interest in the transaction. While our Declaration of Trust and our Audit Committee charter do not dictate the criteria or standards that our Trustees must follow in approving related party transactions, the Audit Committee and other independent Trustees will consider the relevant facts and circumstances available and deemed relevant, including, but not limited to, the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a Trustee’s independence. Accordingly, our Trustees consider related party transactions in light of their duties under Maryland law.

Related Party Employment

Kathleen Sweeney-Pogwist, who has served as a Senior Vice President of Leasing of the Company (a non-executive officer position) since 2006, is the sister of Gerard H. Sweeney, our President and Chief Executive Officer. From 1998 to 2006, Ms. Sweeney-Pogwist was a leasing agent for the Company. Ms. Sweeney-Pogwist’s employment with the Company, in light of her relationship to Mr. Sweeney, has been reviewed and approved by our Board of Trustees each year. Ms. Sweeney-Pogwist earned total compensation of approximately $424,963 in 2017, inclusive of base salary, compensation expense associated with restricted common share awards, and commissions based on actual leasing activity and business plan achievement in accordance with the Company’s standard commission practices as applied to each our of leasing agents. Ms. Sweeney-Pogwist’s compensation structure is consistent with other leasing personnel with similar responsibilities.

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The Company believes that the above employment relationship is in our best interests and on terms no less favorable to us than could have been obtained in arms-length negotiations with unaffiliated third parties.

Section 16(a) Beneficial Ownership and Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, Trustees and persons who own more than 10% of our common shares to file reports of ownership and changes in ownership with the SEC. Officers, Trustees and greater than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us, or written representations that no Annual Statements of Beneficial Ownership of Securities on Form 5 were required to be filed, we believe that during the year ended December 31, 2017, our officers, Trustees and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements.

Proposals Pursuant to SEC Rule 14a-8

Under rules of the Securities and Exchange Commission, any of our shareholders wishing to have a proposal considered for inclusion in our 2019 proxy solicitation materials must set forth such proposal in writing and file it with our Secretary on or before the close of business on December 4, 2018. However, if the date of the 2019 Annual Meeting is more than 30 days before or after May 23, 2019, then the deadline for submitting any shareholder proposal for inclusion in the proxy materials relating to such Annual Meeting will be a reasonable time before we begin to print or mail such proxy materials. The inclusion of any such shareholder proposals in such proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, including Rule 14a-8.

Proxy Access Trustee Nominees

Pursuant to the proxy access provisions of our Bylaws, our shareholders are entitled to nominate and include in our proxy materials Trustee nominees, provided that the eligibility and procedural requirements specified in our Bylaws, including advance notice requirements, are satisfied. The notice must be delivered to the Secretary at our principal executive offices, at the address set forth above, not less than 120 days nor more than 150 days prior to the anniversary of the date of our proxy statement in connection with the most recent annual meeting of shareholders. As a result, any notice given by a shareholder pursuant to the proxy access provisions of our Bylaws with respect to the 2019 Annual Meeting must be received no earlier than the close of business on November 4, 2018, and no later than the close of business on December 4, 2018. However, in the event that the date of the 2019 Annual Meeting is more than 30 days before or after May 23, 2019, then the notice, to be timely, must be delivered not earlier than the close of business on the 150th day and not later than the close of business on the 120th day prior to the date of the 2019 Annual Meeting (or, if the first public announcement of the meeting is less than 160 days prior to the date of the meeting, the tenth day following the day on which the meeting is publicly announced).

The complete requirements for submitting a nominee for inclusion in our proxy materials are set forth in our Bylaws, a copy of which may be obtained upon request directed to the Secretary at our principal executive offices at the address set forth above or on our website ( www.brandywinerealty.com).

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Other Proposals and Nominees

Any shareholder who wishes to propose any business to be considered by the shareholders at the 2019 Annual Meeting or who wants to nominate a person for election to the Board of Trustees at that meeting, other than (i) a proposal for inclusion in the Proxy Statement pursuant to Securities and Exchange Commission regulations or (ii) pursuant to the proxy access Bylaw provisions, in each case as described above, must provide a written notice that sets forth the specified information described in our Bylaws concerning the proposed business or nominee. The notice must be delivered to the Secretary at our principal executive offices, at the address set forth above, not less than 120 days nor more than 150 days prior to the anniversary of the date of our proxy statement in connection with the most recent annual meeting of shareholders. As a result, any notice given by a shareholder pursuant to the proxy access provisions of our Bylaws with respect to the 2019 Annual Meeting must be received no earlier than the close of business on November 4, 2018, and no later than the close of business on December 5, 2018. However, in the event that the date of the 2019 Annual Meeting is more than 30 days before or after May 23, 2019, then the notice, to be timely, must be delivered not earlier than the close of business on the 150th day and not later than the close of business on the 120th day prior to the date of the 2019 Annual Meeting (or, if the first public announcement of the meeting is less than 160 days prior to the date of the meeting, the tenth day following the day on which the meeting is publicly announced).

The complete requirements for the notice are set forth in our Bylaws, a copy of which may be obtained upon request directed to the Secretary at our principal executive offices at the address set forth above or on our website (  www.brandywinerealty.com).

Review of Shareholder Proposals; Other Business

Our Board of Trustees will review any shareholder proposals and nominations that are made according to the procedures described above and, with the assistance of the Secretary, will determine whether such proposals and nominations meet applicable criteria for inclusion in our proxy solicitation materials or consideration at the Annual Meeting. In addition, we retain discretion to vote proxies on matters of which we are not properly notified at our principal executive offices on or before the close of business on the applicable shareholder proposal filing deadline and also retain that authority under certain other circumstances.

We know of no business that will be presented at the Meeting other than as set forth in this Proxy Statement and our Bylaws do not allow proposals to be presented at the Meeting unless they were properly presented to us prior to December 5, 2017. However, if other matters should properly be presented at the Meeting, it is the intention of the persons named in the proxy card to vote in accordance with their best judgment on such matters.

Expenses of Solicitation

The expense of solicitation of proxies on behalf of the Trustees, including printing and postage, will be paid by us. Request will be made of brokerage houses and other custodians, nominees and fiduciaries to forward the solicitation material, at our expense, to the beneficial owners of common shares held of record by such persons. In addition to being solicited through the mails, proxies may also be solicited personally or by telephone by our Trustees and officers. In addition, we have engaged Georgeson Inc. to solicit proxies for the Meeting. We have agreed to pay $7,500 plus out-of-pocket expenses of Georgeson Inc. for these services.

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APPENDIX A-I:

Amended and Restated Declaration of Trust

BRANDYWINE REALTY TRUST

ARTICLES OF AMENDMENT AND RESTATEMENT

DECLARATION OF TRUST

FIRST: Brandywine Realty Trust, a Maryland real estate investment trust (the “Trust”) formed under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (“Title 8”), desires to amend and restate its Declaration of Trust as currently in effect and as herein amended (“Declaration of Trust” or “Declaration”).

SECOND: The following provisions are all the provisions of the Declaration of Trust currently in effect and as herein amended:

WHEREAS, the Trustees desire to create a real estate investment trust under Title 8; and

WHEREAS, the Trustees desire that the Trust qualify as a “real estate investment trust” under the Internal Revenue Code of 1986, as amended (the “Code”), so long as such qualification, in the opinion of the Trustees, is advantageous to the Shareholders; and

WHEREAS, the beneficial interest in the Trust shall be divided into transferable shares of one or more classes as may be evidenced by certificates;

NOW, THEREFORE, the Trustees hereby declare that they will hold all property which they have or may hereafter acquire as such Trustees, together with the proceeds thereof, in trust, and manage the Trust Property (as defined herein) for the benefit of the Shareholders as provided by this Declaration of Trust.

ARTICLE 1

THE TRUST; DEFINITIONS

Section 1.1.        Name. The name of the trust (the “Trust”) is:

Brandywine Realty Trust

Section 1.2.        Resident Agent. The name of the resident agent for service of process of the Trust in the State of Maryland is The Corporation Trust Incorporated, whose post office address is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202. The Trust may have such offices or places of business within or without the State of Maryland as the Trustees may from time to time determine.

A P P E N D I X   A - I    |    1

Section 1.3.        Nature of Trust. The Trust is a real estate investment trust within the meaning of Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (“Title 8”). The Trust shall not be deemed to be a general partnership, limited partnership, joint venture, joint stock company or, except as provided in Section 11.4, a corporation (but nothing herein shall preclude the Trust from being treated for tax purposes as an association under the Code).

Section 1.4.        Powers. The Trust shall have all of the powers granted to real estate investment trusts generally by Title 8 or any successor statute and shall have any other and further powers as are not inconsistent with and are appropriate to promote and attain the purposes set forth in this Declaration of Trust.

Section 1.5.        Definitions. As used in this Declaration of Trust, the following terms shall have the following meanings unless the context otherwise requires:

“Adviser” means the Person, if any, appointed, employed or contracted with by the Trust pursuant to Section 4.1.

“Affiliate” or “Affiliated” means, as to any individual, corporation, partnership, trust or other association (other than the Trust), any Person (i) that holds beneficially, directly or indirectly, 10% or more of the outstanding stock or equity interests thereof or (ii) who is an officer, director, partner or trustee thereof or of any Person which controls, is controlled by, or is under common control with, such corporation, partnership, trust or other association or (iii) which controls, is controlled by or under common control with, such corporation, partnership, trust or other association.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Person” means an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or any government or agency or political subdivision thereof, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

“Real Property” or “Real Estate” means land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

“REIT Provisions of the Code” means Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

“Securities” means Shares, any stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing, or shares or other securities of any successor in interest of the Trust.

“Securities of the Trust” means any Securities issued by the Trust.

“Shareholders” means holders of record of outstanding Shares.

“Shares” means shares of Preferred Shares or Common Shares (all as defined in Section 6.1).

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“Trustees” or “Board of Trustees” means, collectively, all individuals who have been duly elected and qualify as trustees of the Trust hereunder.

“Trust Property” means any and all property, real, personal or otherwise, tangible or intangible, which is transferred or conveyed to the Trust or the Trustees (including all rents, income, profits and gains therefrom), which is owned or held by, or for the account of, the Trust.

“Voting Shares” means the outstanding Shares entitled to vote generally in the election of trustees.

ARTICLE 2

TRUSTEES

Section 2.1.        Number. The number of Trustees shall be eight, but such number may be increased or decreased by the unanimous vote of the Trustees then in office from time to time; provided that the total number of Trustees shall be not fewer than three and not more than 15. No reduction in the number of Trustees shall cause the removal of any Trustee from office prior to the expiration of his term.

Section 2.2.        Board; Term. The Trustees, as of the date on which this Declaration of Trust has been amended and restated, as set forth above (the “Current Trustees”), shall be James C. Diggs, Wyche Fowler, H. Richard Haverstick, Jr., Terri A. Herubin, Michael J. Joyce, Anthony A. Nichols, Sr., Charles P. Pizzi and Gerard H. Sweeney, but in each case only for so long as he or she shall continue to serve as a Trustee of the Trust hereunder. The term of the Current Trustees shall continue until the annual meeting of Shareholders in 2019 and until their successors shall have been duly elected and shall have qualified.

The names and addresses of the Current Trustees who shall serve until the annual meeting of the Shareholders held in 2019 and until their successors are duly elected and qualified are:

Name	Address

James C. Diggs	c/o Brandywine Realty Trust 2929 Walnut Street, Suite 1700 Philadelphia, PA 19104

Wyche Fowler	c/o Brandywine Realty Trust 2929 Walnut Street, Suite 1700 Philadelphia, PA 19104

H. Richard Haverstick, Jr.	c/o Brandywine Realty Trust 2929 Walnut Street, Suite 1700 Philadelphia, PA 19104

Terri A. Herubin	c/o Brandywine Realty Trust 2929 Walnut Street, Suite 1700 Philadelphia, PA 19104

Michael J. Joyce	c/o Brandywine Realty Trust 2929 Walnut Street, Suite 1700 Philadelphia, PA 19104

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Name	Address

Anthony A. Nichols, Sr.	c/o Brandywine Realty Trust 2929 Walnut Street, Suite 1700 Philadelphia, PA 19104

Charles P. Pizzi	c/o Brandywine Realty Trust 2929 Walnut Street, Suite 1700 Philadelphia, PA 19104

Gerard H. Sweeney	c/o Brandywine Realty Trust 2929 Walnut Street, Suite 1700 Philadelphia, PA 19104

Beginning with the annual meeting of Shareholders in 2019 and at each succeeding annual meeting of Shareholders, the Trustees will be elected to hold office for a term expiring at the succeeding annual meeting. Each Trustee will hold office for the term for which he is elected and until his successor is duly elected and qualified.

Section 2.3.        Resignation, Removal or Death. Any Trustee may resign by written notice to the remaining Trustees, effective upon execution and delivery to the Trust of such written notice or upon any future date specified in the notice. A Trustee may be removed from office only at a meeting of the Shareholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Shares entitled to vote in the election of Trustees; provided, however, that in the case of any Trustees elected solely by holders of a series of Preferred Shares, such Trustees may be removed by the affirmative vote of a majority of the Preferred Shares of that series then outstanding and entitled to vote in the election of Trustees, voting together as a single class. Upon the resignation or removal of any Trustee, or his otherwise ceasing to be a Trustee, he shall automatically cease to have any right, title or interest in and to the Trust Property and shall execute and deliver such documents as the remaining Trustees require for the conveyance of any Trust Property held in his name, and shall account to the remaining Trustees as they require for all property which he holds as Trustee. Upon the incapacity or death of any Trustee, his legal representative shall perform the acts described in the foregoing sentence.

Section 2.4.        Vacancies. Any vacancy (including a vacancy created by an increase in the number of Trustees) shall be filled, at any regular or special meeting of Trustees called for that purpose, by a majority of the Trustees (although less than a quorum). Any individual so elected as Trustee shall hold office until the next annual meeting of Shareholders and until his successor has been duly elected and qualified.

Section 2.5.        Legal Title. Legal title to all Trust Property shall be vested in the Trustees, but they may cause legal title to any Trust Property to be held by or in the name of any Trustee, or the Trust, or any other Person as nominee. The right, title and interest of the Trustees in and to the Trust Property shall automatically vest in successor and additional Trustees upon their qualification and acceptance of election or appointment as Trustees, and they shall thereupon have all the rights and obligations of Trustees, whether or not conveyancing documents have been executed and delivered pursuant to Section 2.3 or otherwise. Written evidence of the qualification and acceptance of election or appointment of successor and additional Trustees may be filed with the records of the Trust and in such other offices, agencies or places as the Trustees may deem necessary or desirable.

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ARTICLE 3

POWERS OF TRUSTEES

Section 3.1.        General. Subject to the express limitations herein, (i) the business and affairs of the Trust shall be managed under the direction of the Board of Trustees and (ii) the Trustees shall have full, exclusive and absolute power, control and authority over the Trust Property and over the business of the Trust as if they, in their own right, were the sole owners thereof. The Trustees may take any actions that, in their sole judgment and discretion, are necessary or desirable to conduct the business of the Trust. This Declaration of Trust shall be construed with a presumption in favor of the grant of power and authority to the Trustees. Any construction of this Declaration of Trust or determination made in good faith by the Trustees concerning their powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Trustees included in this Article 3 shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of this Declaration of Trust or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Trustees under the general laws of the State of Maryland as now or hereafter in force.

Section 3.2.        Specific Powers and Authority. Subject only to the express limitations herein, and in addition to all other powers and authority conferred by this Declaration or by law, the Trustees, without any vote, action or consent by the Shareholders, shall have and may exercise, at any time or times, in the name of the Trust or on its behalf the following powers and authorities:

(a)        Investments. Subject to Section 8.5, to invest in, purchase or otherwise acquire and to hold real, personal or mixed, tangible or intangible, property of any kind wherever located, or rights or interests therein or in connection therewith, all without regard to whether such property, interests or rights are authorized by law for the investment of funds held by trustees or other fiduciaries, or whether obligations the Trust acquires have a term greater or lesser than the term of office of the Trustees or the possible termination of the Trust, for such consideration as the Trustees may deem proper (including cash, property of any kind or Securities of the Trust); provided, however, that the Trustees shall take such actions as they deem necessary and desirable to comply with any requirements of Title 8 relating to the types of assets held by the Trust.

(b)        Sale, Disposition and Use of Property. Subject to Section 8.5, to sell, rent, lease, hire, exchange, release, partition, assign, mortgage, grant security interests in, encumber, negotiate, dedicate, grant easements in and options with respect to, convey, transfer (including transfers to entities wholly or partially owned by the Trust or the Trustees) or otherwise dispose of any or all of the Trust Property by deeds (including deeds in lieu of foreclosure with or without consideration), trust deeds, assignments, bills of sale, transfers, leases, mortgages, financing statements, security agreements and other instruments for any of such purposes executed and delivered for and on behalf of the Trust or the Trustees by one or more of the Trustees or by a duly authorized officer, employee, agent or nominee of the Trust, on such terms as they deem appropriate; to give consents and make contracts relating to the Trust Property and its use or other property or matters; to develop, improve, manage, use, alter and otherwise deal with the Trust Property; and to rent, lease or hire from others property of any kind; provided, however, that the Trust may not use or apply land for any purposes not permitted by applicable law.

(c)        Financings. To borrow or in any other manner raise money for the purposes and on the terms they determine, and to evidence the same by issuance of Securities of the Trust, which may have such provisions as the Trustees determine; to reacquire such Securities of the Trust; to enter into other contracts or obligations on behalf of the Trust; to guarantee, indemnify or act as surety with respect to payment or performance of obligations of any Person; to mortgage, pledge, assign, grant security interests in or otherwise encumber the Trust Property to secure any such Securities of the Trust, contracts or obligations (including guarantees, indemnifications and suretyships); and to renew, modify, release, compromise, extend, consolidate or

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cancel, in whole or in part, any obligation to or of the Trust or participate in any reorganization of obligors to the Trust.

(d)        Loans. Subject to the provisions of Section 8.5, to lend money or other Trust Property on such terms, for such purposes and to such Persons as they may determine.

(e)        Issuance of Securities. Subject to the provisions of Article 6, to create and authorize and direct the issuance (on either a pro-rata or a non-pro-rata basis) by the Trust, in shares, units or amounts of one or more types, series or classes, of Securities of the Trust, which may have such voting rights, dividend or interest rates, preferences, subordinations, conversion or redemption prices or rights, maturity dates, distribution, exchange, or liquidation rights or other rights as the Trustees may determine, without vote of or other action by the Shareholders, to such Persons for such consideration, at such time or times and in such manner and on such terms as the Trustees determine; to list any of the Securities of the Trust on any securities exchange; and to purchase or otherwise acquire, hold, cancel, reissue, sell and transfer any Securities of the Trust.

(f)        Expenses and Taxes. To pay any charges, expenses or liabilities necessary or desirable, in the sole discretion of the Trustees, for carrying out the purposes of this Declaration of Trust and conducting the business of the Trust, including compensation or fees to Trustees, officers, employees and agents of the Trust, and to Persons contracting with the Trust, and any taxes, levies, charges and assessments of any kind imposed upon or chargeable against the Trust, the Trust Property, or the Trustees in connection therewith; and to prepare and file any tax returns, reports or other documents and take any other appropriate action relating to the payment of any such charges, expenses or liabilities.

(g)        Collection and Enforcement. To collect, sue for and receive money or other property due to the Trust; to consent to extensions of the time for payment, or to the renewal, of any Securities or obligations; to engage or to intervene in, prosecute, defend, compound, enforce, compromise, release, abandon or adjust any actions, suits, proceedings, disputes, claims, demands, security interests, or things relating to the Trust, the Trust Property, or the Trust’s affairs; to exercise any rights and enter into any agreements; and take any other action necessary or desirable in connection with the foregoing.

(h)        Deposits. To deposit funds or Securities constituting part of the Trust Property in banks, trust companies, savings and loan associations, financial institutions and other depositories, whether or not such deposits will draw interest, subject to withdrawal on such terms and in such manner as the Trustees determine.

(i)        Allocation; Accounts. To determine whether moneys, profits or other assets of the Trust shall be charged or credited to, or allocated between, income and capital, including whether or not to amortize any premium or discount and to determine in what manner any expenses or disbursements are to be borne as between income and capital (regardless of how such items would normally or otherwise be charged to or allocated between income and capital without such determination); to treat any dividend or other distribution on any investment as, or apportion it between, income and capital; in their discretion to provide reserves for depreciation, amortization, obsolescence or other purposes in respect of any Trust Property in such amounts and by such methods as they determine; to determine what constitutes net earnings, profits or surplus; to determine the method or form in which the accounts and records of the Trust shall be maintained; and to allocate to the Shareholders equity account less than all of the consideration paid for Shares and to allocate the balance to paid-in capital or capital surplus.

(j)        Valuation of Property. To determine the value of all or any part of the Trust Property and of any services, Securities, property or other consideration to be furnished to or acquired by the Trust, and to revalue all or any part of the Trust Property, all in accordance with such appraisals or other information as are reasonable, in their sole judgment.

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(k)        Ownership and Voting Powers. To exercise all of the rights, powers, options and privileges pertaining to the ownership of any mortgages, Securities, Real Estate and other Trust Property to the same extent that an individual owner might, including without limitation to vote or give any consent, request, or notice or waive any notice, either in person or by proxy or power of attorney, which proxies and powers of attorney may be for any general or special meetings or action, and may include the exercise of discretionary powers.

(l)        Officers, Etc.; Delegation of Powers. To elect, appoint or employ such officers for the Trust and such committees of the Board of Trustees with such powers and duties as the Trustees may determine by resolution or in the Bylaws of the Trust (the “Bylaws”) provide; to engage, employ or contract with and pay compensation to any Person (including, subject to Section 8.5, any Trustee and any Person who is an Affiliate of any Trustee) as agent, representative, Adviser, member of an advisory board, employee or independent contractor (including advisers, consultants, transfer agents, registrars, underwriters, accountants, attorneys-at-law, real estate agents, property and other managers, appraisers, brokers, architects, engineers, construction managers, general contractors or otherwise) in one or more capacities, to perform such services on such terms as the Trustees may determine; to delegate to one or more Trustees, officers or other Persons engaged or employed as aforesaid or to committees of Trustees or to the Adviser, the performance of acts or other things (including granting of consents), the making of decisions and the execution of such deeds, contracts or other instruments, either in the names of the Trust, the Trustees or as their attorneys or otherwise, as the Trustees may determine; and to establish such committees as they deem appropriate.

(m)        Associations. Subject to Section 8.5, to cause the Trust to enter into joint ventures, general or limited partnerships, participation or agency arrangements or any other lawful combinations, relationships, or associations of any kind.

(n)        Reorganizations, Etc. Without limiting the scope of Section 9.2, to cause to be organized or assist in organizing any Person under the laws of any jurisdiction to acquire all or any part of the Trust Property or carry on any business in which the Trust shall have an interest; to sell, rent, lease, hire, convey, negotiate, assign, exchange or transfer all or any part of the Trust Property to or with any Person in exchange for Securities of such Person or otherwise; and to lend money to, subscribe for and purchase the Securities of, and enter into any contracts with, any Person in which the Trust holds, or is about to acquire, Securities or any other interests.

(o)        Reverse Stock Splits. Upon the approval of not less than 80% of the Trustees, to cause the Shares of the Trust to be recapitalized or consolidated by effectuating a reverse stock split of one or more series or classes of Shares based upon a reverse stock split ratio (the “Ratio”) approved by not less than 80% of the Trustees, such that following the consummation of such reverse stock split, each Share of the series or class(es) of Shares in question will automatically, without vote of or other action by the Shareholders, be deemed to be a fewer number of Shares computed in accordance with such Ratio; and, if determined by the Trustees to be appropriate or desirable, to cause any fractional Shares resulting therefrom to be canceled in exchange for a cash payment equal to (x) with respect to Common Shares, the “market value” of such Share determined in accordance with the provisions of §3-601 of the Maryland General Corporation Law (computed for the period ending on the business day prior to the effective date of such reverse stock split), or for Shares other than Common Shares traded on the New York Stock Exchange, as determined by the Trustees in good faith, multiplied by (y) the applicable fraction.

(p)        Insurance. To purchase and pay for out of Trust Property insurance policies insuring the Trust and the Trust Property against any and all risks, and insuring the Shareholders, Trustees, officers, employees and agents of the Trust individually against all claims and liabilities of every nature arising by reason of holding or having held any such status, office or position or by reason of any action alleged to have been taken or omitted (including those alleged to constitute misconduct, gross negligence, reckless disregard of duty or bad faith) by any such Person in such capacity, whether or not the Trust would have the power to indemnify such Person against such claim or liability.

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(q)        Executive Compensation; Pension and Other Plans. To adopt and implement executive compensation, pension, profit sharing, stock option, stock bonus, stock purchase, stock appreciation rights, savings, thrift, retirement, incentive or benefit plans, trusts or provisions, applicable to any or all Trustees, officers, employees or agents of the Trust, or to other Persons who have benefitted the Trust, all on such terms and for such purposes as the Trustees may determine.

(r)        Distributions. To declare and pay dividends or other distributions to Shareholders, subject to the provisions of Section 6.4.

(s)        Indemnification. Without regard to the indemnification provided for in Section 8.4, to indemnify any Person, including any Adviser or independent contractor, with whom the Trust has dealings.

(t)        Charitable Contributions. To make donations for the public welfare or for community, charitable, religious, educational, scientific, civic or similar purposes, regardless of any direct benefit to the Trust.

(u)        Discontinue Operations; Bankruptcy. To discontinue the operations of the Trust; to petition or apply for relief under any provision of federal or state bankruptcy, insolvency or reorganization laws or similar laws for the relief of debtors; to permit any Trust Property to be foreclosed upon without raising any legal or equitable defenses that may be available to the Trust or the Trustees or otherwise defending or responding to such foreclosure; to confess judgment against the Trust; or to take such other action with respect to indebtedness or other obligations of the Trustees, in such capacity, the Trust Property or the Trust as the Trustees in their discretion may determine.

(v)        Trustees. To nominate persons for election as Trustees.

(w)        Fiscal Year. Subject to the Code, to adopt, and from time to time change, a fiscal year for the Trust.

(x)        Seal. To adopt and use a seal, but the use of a seal shall not be required for the execution of instruments or obligations of the Trust.

(y)        Bylaws. To adopt, implement and from time to time alter, amend or repeal Bylaws of the Trust relating to the business and organization of the Trust which are not inconsistent with the provisions of this Declaration of Trust.

(z)        Accounts and Books. To determine from time to time whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Trust, or any of them, shall be open to the inspection of Shareholders.

(aa)        Voting Trust. To participate in, and accept Securities issued under or subject to, any voting trust.

(bb)        Proxies. To solicit proxies of the Shareholders at the expense of the Trust.

(cc)        Further Powers. To do all other acts and things and execute and deliver all instruments incident to the foregoing powers, and to exercise all powers which they deem necessary, useful or desirable to carry on the business of the Trust or to carry out the provisions of this Declaration of Trust, even if such powers are not specifically provided hereby.

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Section 3.3.        Limitations on Powers and Authority. Notwithstanding any provision hereof to the contrary, in no event shall the Trustees have the power or authority to cause the Trust to do any of the following without the prior approval of the Shareholders:

(a)        Commodities Contracts. To invest in commodities or commodity future contracts other than interest rate futures intended to hedge the Trust against interest rate risk.

(b)        Trading Activities. To engage in trading (as compared with investment activities) or engage in the underwriting or agency distribution or sale of securities issued by others.

(c)        Certain Holdings. To hold property primarily for sale to customers in the ordinary course of business; provided, however, that the Trust may sell properties if necessary, advisable or desirable or if effected pursuant to an intent to liquidate the Trust.

ARTICLE 4

ADVISER

Section 4.1.        Appointment. The Trustees are responsible for setting the general policies of the Trust and for the general supervision of its business conducted by officers, agents, employees, advisers or independent contractors of the Trust. However, the Trustees are not required personally to conduct the business of the Trust, and they may (but need not) appoint, employ or contract with any Person (including a Person Affiliated with any Trustee) as an Adviser and may grant or delegate such authority to the Adviser as the Trustees may, in their sole discretion, deem necessary or desirable. The Trustees may determine the terms of retention and the compensation of the Adviser and may exercise broad discretion in allowing the Adviser to administer and regulate the operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Trust and to make executive decisions which conform to general policies and principles established by the Trustees.

Section 4.2.        Affiliation and Functions. The Trustees, by resolution or in the Bylaws, may provide guidelines, provisions or requirements concerning the affiliation and functions of the Adviser.

ARTICLE 5

INVESTMENT POLICY

The fundamental investment policy of the Trust is to make investments in such a manner as to comply with the REIT Provisions of the Code and with the requirements of Title 8, with respect to the composition of the Trust’s investments and the derivation of its income. The Trustees will use their best efforts to carry out this fundamental investment policy and to conduct the affairs of the Trust in such a manner as to continue to qualify the Trust for the tax treatment provided in the REIT Provisions of the Code; however, no Trustee, officer, employee or agent of the Trust shall be liable for any act or omission resulting in the loss of tax benefits under the Code, except to the extent provided in Section 8.2. The Trustees may change from time to time, by resolution or in the Bylaws, such investment policies as they determine to be in the best interests of the Trust, including prohibitions or restrictions upon certain types of investments.

ARTICLE 6

SHARES

Section 6.1.        Authorized Shares. The total number of shares of beneficial interest which the Trust is authorized to issue is 420,000,000, of which 20,000,000 shares shall be preferred shares, par value $.01 per share (“Preferred Shares”), and 400,000,000 shares shall be common shares, $0.01 par value per share (“Common Shares”). The aggregate par value of all shares of beneficial interest having par value is $4,200,000.

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The Board of Trustees, without any action by the Shareholders of the Company, may amend the Declaration of Trust from time to time to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of beneficial interest of any class that the Company is authorized to issue.

Section 6.2.        Common Shares.

(a)        Dividend Rights. Subject to the preferential dividend rights of the Preferred Shares, if any, as may be determined by the Board of Trustees pursuant to Section 6.3, the holders of Common Shares shall be entitled to receive such dividends as may be declared by the Board of Trustees.

(b)        Rights Upon Liquidation. Subject to the preferential rights of the Preferred Shares, if any, as may be determined by the Board of Trustees pursuant to Section 6.3, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Trust, each holder of Common Shares shall be entitled to receive, ratably with each other holder of Common Shares, that portion of the assets of the Trust available for distribution to the holders of Common Shares that bears the same relation to the total amount of such assets of the Trust as the number of Common Shares held by such holder bears to the total number of Common Shares then outstanding.

(c)        Voting Rights. The holders of the Common Shares shall be entitled to vote on all matters (for which a common shareholder shall be entitled to vote thereon) at all meetings of the Shareholders of the Trust, and shall be entitled to one vote for each Common Share entitled to vote at such meeting, voting together with the holders of the Preferred Shares who are entitled to vote (except as otherwise may be determined by the Board of Trustees pursuant to Section 6.3).

Section 6.3.        Preferred Shares. With respect to the Preferred Shares, the Board of Trustees shall have the power from time to time (a) to classify or reclassify, in one or more series, any unissued Preferred Shares and (b) to reclassify any unissued shares of any series of Preferred Shares, in the case of either (a) or (b) by setting or changing the number of shares constituting such series and the designation, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such shares and, in such event, the Trust shall file for record with the State Department of Assessments and Taxation of Maryland articles supplementary to this Declaration of Trust in substance and form as prescribed by Title 8.

Section 6.4.        Dividends or Distributions. The Trustees may from time to time declare and cause the Trust to pay to Shareholders such dividends or distributions in cash, property or other assets of the Trust or in Securities of the Trust or from any other source as the Trustees in their discretion shall determine. The Trustees shall endeavor to declare and pay such dividends and distributions as shall be necessary for the Trust to qualify as a real estate investment trust under the REIT Provisions of the Code; however, Shareholders shall have no right to any dividend or distribution unless and until declared by the Trustees. The exercise of the powers and rights of the Trustees pursuant to this section shall be subject to the provisions of any class or series of Shares at the time outstanding. The receipt by any Person in whose name any Shares are registered on the records of the Trust or by his duly authorized agent shall be a sufficient discharge for all dividends or distributions payable or deliverable in respect of such Shares and from all liability to see to the application thereof.

Section 6.5.        General Nature of Shares. All Shares shall be personal property entitling the Shareholders only to those rights provided in this Declaration of Trust or in the resolution creating any class or series of Shares. The legal ownership of the Trust Property and the right to conduct the business of the Trust are vested exclusively in the Trustees; the Shareholders shall have no interest therein other than beneficial interest in the Trust conferred by their Shares and shall have no right to compel any partition, division, dividend or distribution of the Trust or any of the Trust Property. The death of a Shareholder shall not terminate the Trust or give his legal representative any rights against other Shareholders, the Trustees or the Trust Property, except the right, exercised in accordance with applicable provisions of the Bylaws, to receive a new certificate for Shares in

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exchange for the certificate held by the deceased Shareholder. Holders of Shares shall not have any preemptive right to subscribe to any securities of the Trust.

Section 6.6.        Restrictions on Ownership and Transfer; Exchange For Excess Shares.

(a)        Definitions. For the purposes of Sections 6.6, 6.7 and 6.8, the following terms shall have the following meanings:

“Beneficial Ownership” shall mean ownership of Shares either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(l)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings. Accordingly, for purposes hereof, Beneficial Ownership shall be calculated for any Person by dividing two numbers, (a) the number that is the numerator being the sum of (i) such Person’s ownership of outstanding Shares plus (ii) the maximum number of Shares issuable upon the exercise or conversion of outstanding warrants, preferred stock or other securities exercisable for or convertible into Shares owned by such Person and (b) the number that is the denominator being the sum of (i) all outstanding Shares plus (ii) the maximum number of Shares issuable upon the exercise or conversion of outstanding warrants, preferred stock or other securities exercisable for or convertible into Shares owned by such Person; provided that the Board of Trustees shall retain full authority to adopt such other approach to determining Beneficial Ownership as it may deem appropriate. Notwithstanding the foregoing, for purposes of determining compliance with this Section 6.6 by any Person to whom the Trust issues an option or warrant (or any Shareholder of any such Person), such option or warrant shall not be deemed to confer upon such Person Beneficial Ownership or Constructive Ownership of the Shares issuable upon the exercise thereof, and the Shares issuable upon the exercise thereof shall be excluded from both the numerator and denominator of the foregoing calculation.

“Beneficiary” shall mean the beneficiary of the Special Trust as determined pursuant to Section 6.8(e).

“Common Equity Shares” shall mean outstanding Shares that are either Common Shares or Excess Common Shares.

“Constructive Ownership” shall mean ownership of Shares either directly or constructively through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings. Accordingly, for purposes hereof, Constructive Ownership shall be calculated for any Person by dividing two numbers, (a) the number that is the numerator being the sum of (i) such Person’s ownership of outstanding Shares plus (ii) the maximum number of Shares issuable upon the exercise or conversion of outstanding warrants, preferred stock or other securities exercisable for or convertible into Shares owned by such Person and (b) the number that is the denominator being the sum of (i) all outstanding Shares plus (ii) the maximum number of Shares issuable upon the exercise or conversion of outstanding warrants, preferred stock or other securities exercisable for or convertible into Shares owned by such Person; provided that the Board of Trustees shall retain full authority to adopt such other approach to determining Constructive Ownership as it may deem appropriate. Notwithstanding the foregoing, for purposes of determining compliance with Sections 6.6(b) and (c) by any Person to whom the Trust issues an option or warrant (or any Shareholder of any such Person), such option or warrant shall not be deemed to confer upon such Person Beneficial Ownership or Constructive Ownership of the Shares issuable upon the exercise thereof, and the Shares issuable upon the exercise thereof shall be excluded from both the numerator and denominator of the foregoing calculation.

“Event” shall have the meaning assigned to it in Section 6.6(c).

“Excess Common Shares” shall mean Excess Shares that would, under Section 6.8(e)(i), automatically be exchanged for Common Shares in the event of a transfer of an interest in the Special Trust in which such Excess Shares are held.

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“Excess Preferred Shares” shall mean Excess Shares that would, under Section 6.8(e)(i), automatically be exchanged for Preferred Shares in the event of a transfer of an interest in the Special Trust in which such Excess Shares are held.

“Excess Shares” shall mean, as applicable, Excess Common Shares or Excess Preferred Shares.

“Exempt Parties” shall mean (i) (A) The Richard M. Osborne Trust (the “Osborne Trust”), (B) Turkey Vulture Fund XIII, Ltd., (C) Richard M. Osborne (“Osborne”) and all of the members of Osborne’s immediate family, as such term is defined in Section 544(a)(2) of the Code and (D) any Section 544 Subsidiary of the entity or the individuals described in (A), (B) or (C), above (the entities and individuals described in clauses (A), (B), (C) and (D) above being collectively referred to herein as the “Osborne Affiliates”), (ii) Safeguard Scientifics, Inc. and any Section 544 Subsidiary thereof (collectively, the “SSI Affiliates”) and (iii) The Nichols Company and any Section 544 Subsidiary thereof (collectively, the “Nichols Affiliates”). The term “Exempt Party” shall mean any of the foregoing.

“Market Price” shall mean the last reported sales price reported on the New York Stock Exchange of Shares on the trading day immediately preceding the relevant date, or if the Shares are not then traded on the New York Stock Exchange, the last reported sales price of Shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Shares may be traded, or if the Shares are not then traded over any exchange or quotation system, then the market price of the Shares on the relevant date as determined in good faith by the Board of Trustees of the Trust. The Market Price of the Common Shares shall be determined separately from the Market Price of any outstanding class of Preferred Shares.

“Ownership Limit” shall mean 9.8% in value of the outstanding Shares.

“Ownership Limitation Termination Date” shall mean the first day after the date on which the Board of Trustees determines that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a REIT.

“Permissible Ownership Threshold” shall mean as to the Osborne Affiliates, the SSI Affiliates and The Nichols Affiliates, respectively, 33.33%, 35.25% and 9.25%; provided that, once an Exempt Party transfers Shares such that such Exempt Party following such transfer Beneficially Owns and Constructively Owns less in value than the Ownership Limit, then such Exempt Party’s Permissible Ownership Threshold shall equal the Ownership Limit; provided, further, however, that the foregoing proviso shall not restrict SSI Affiliates or Nichols Affiliates from acquiring Shares upon the redemption of Class A Units issued to them by Brandywine Operating Partnership, L.P. if such acquisition would not result in such SSI Affiliates or Nichols Affiliates exceeding the applicable percentage (35.25% or 9.25%) specified above.

“Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity or any government or agency or political subdivision thereof and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but does not include an underwriter which participates in a public offering of Shares for a period of 25 days following the purchase by such underwriter of those Shares.

“Purported Beneficial Holder” shall mean, with respect to any event other than a purported Transfer which results in Excess Shares, the person for whom the Purported Record Holder of the Shares that were, pursuant to Section 6.6(c), automatically exchanged for Excess Shares upon the occurrence of such event held such Shares.

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“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer which results in Excess Shares, the purported beneficial transferee for whom the Purported Record Transferee would have acquired Shares, if such Transfer had been valid under Section 6.6(b).

“Purported Record Holder” shall mean, with respect to any event other than a purported Transfer which results in Excess Shares, the record holder of the Shares that were, pursuant to Section 6.6(c), automatically exchanged for Excess Shares upon the occurrence of such event.

“Purported Record Transferee” shall mean, with respect to any purported Transfer which results in Excess Shares, the record holder of the Shares if such Transfer had been valid under Section 6.6(b).

“REIT” shall mean a real estate investment trust under Section 856 of the Code.

“Section 544 Subsidiary” of any individual or entity shall mean any entity, over 50% of the ownership interest in which is owned, directly or indirectly (applying the principles of Section 544 of the Code) by the individual or entity in question.

“Special Trust” shall mean the trust created pursuant to Section 6.8(a).

“Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition of Shares or capital stock of any Person (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Shares, (ii) the sale, transfer, exercise, assignment or other disposition of any securities or rights convertible into or exchangeable for Shares or (iii) the establishment of a put or the granting to a third party of a call right with respect to Shares), whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise.

“Trustee” shall mean, for purposes of this Article VI only, the Trust, as trustee for the Special Trust, and any successor trustee appointed by the Trust.

(b)        Restrictions on Ownership and Transfer.

(i)        Except as provided in Section 6.6(k), prior to the Ownership Limitation Termination Date, no Person (other than an Exempt Party) shall Beneficially Own or Constructively Own any Shares to the extent such ownership would exceed the Ownership Limit. In addition, except as provided in Section 6.6(k), prior to the Ownership Limitation Termination Date, no Exempt Party shall Beneficially Own or Constructively Own any Shares in excess of the Permissible Ownership Threshold for such Exempt Party.

(ii)        Except as provided in Section 6.6(k), prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in any Person (other than an Exempt Party) Beneficially Owning or Constructively Owning Shares in excess of the Ownership Limit shall be void ab initio as to the Transfer of such Shares which would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of such Ownership Limit; and the intended transferee shall acquire no rights in or to such Shares.

(iii)        Except as provided in Section 6.6(k), prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in any Exempt Party Beneficially Owning or Constructively Owning Shares in excess of the Permissible Ownership Threshold for such Exempt Party shall be void ab initio as to the Transfer of such Shares which would be otherwise Beneficially Owned or Constructively Owned by such Exempt Party in excess of the Permissible Ownership Threshold for such Exempt Party; and such Exempt Party shall acquire no rights in or to such Shares.

(iv)        Prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in Shares being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of such Shares which would

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be otherwise beneficially owned by the transferee; and the intended transferee shall acquire no rights in such Shares.

(v)        Prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in the Trust being “closely held” within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of the Shares which would cause the Trust to be “closely held” within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such Shares.

(vi)        The Board of Trustees shall have the authority to select the Ownership Limitation Termination Date.

(c)        Exchange For Excess Stock.

(i)        If, notwithstanding the other provisions contained in this Section 6.6, at any time prior to the Ownership Limitation Termination Date, there is a purported Transfer such that any Person (other than an Exempt Party) would Beneficially Own or Constructively Own Shares in excess of the Ownership Limit, then, except as otherwise provided in Section 6.6(k), such number of Shares in excess of such Ownership Limit (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of shares of Excess Shares. Such exchange shall be effective as of the close of business on the business day prior to the date of the Transfer.

(ii)        If, notwithstanding the other provisions contained in this Section 6.6, at any time prior to the Ownership Limitation Termination Date, there is a purported Transfer such that an Exempt Party would Beneficially Own or Constructively Own Shares in excess of the applicable Permissible Ownership Threshold, then, except as otherwise provided in Section 6.6(k), such number of Shares in excess of the applicable Permissible Ownership Threshold (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of Excess Shares. Such exchange shall be effective as of the close of business on the business day prior to the date of the Transfer.

(iii)        If, notwithstanding the other provisions contained in this Section 6.6, at any time prior to the Ownership Limitation Termination Date, there is a purported Transfer which, if effective, would cause the Trust to become “closely held” within the meaning of Section 856(h) of the Code, then the Shares being Transferred which would cause the Trust to be “closely held” within the meaning of Section 856(h) of the Code (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of Excess Shares. Such exchange shall be effective as of the close of business on the business day prior to the date of the Transfer.

(iv)        If, notwithstanding the other provisions contained in this Section 6.6, at any time prior to the Ownership Limitation Termination Date, an event other than a purported Transfer (an “Event”) occurs which would (i) cause any Person (other than an Exempt Party) to Beneficially Own or Constructively Own Shares in excess of the Ownership Limit, or (ii) cause an Exempt Party to Beneficially Own or Constructively Own Shares in excess of such Exempt Party’s applicable Permissible Ownership Threshold, then, except as otherwise provided in Section 6.6(k), Shares Beneficially Owned or Constructively Owned by such Person or Exempt Party, as the case may be (rounded up to the nearest whole Share), shall be automatically exchanged for an equal number of Excess Shares to the extent necessary to eliminate such excess ownership. Such exchange shall be effective as of the close of business on the business day prior to the date of the Event. In determining which Shares are exchanged, Shares directly held or Beneficially Owned by any Person who caused the Event to occur shall be exchanged before any Shares not so held are exchanged. Where several such Persons exist, the exchange shall be pro rata.

(d)        Remedies For Breach. If the Board of Trustees or its designee(s) shall at any time determine that a Transfer has taken place in violation of Section 6.6(b) or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of

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attribution) of any Shares that would result in Shares being beneficially owned by less than 100 persons as contemplated by Section 6.6(b)(iv), or in Beneficial Ownership or Constructive Ownership of any Shares in violation of Section 6.6(b), the Board of Trustees or its designees shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer (or any Transfer related to such intent), including, but not limited to, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers in violation of Sections 6.6(b)(ii), (iii), (iv) or (v) shall automatically result in the exchange described in Section 6.6(c), irrespective of any action (or non-action) by the Board of Trustees or its designees.

(e)        Notice of Ownership or Attempted Ownership in Violation of Section 6.6(b). Any Person who acquires or attempts to acquire Beneficial Ownership or Constructive Ownership of Shares in violation of Section 6.6(b) shall immediately give written notice to the Trust of such acquisition or attempted acquisition and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such acquisition or attempted acquisition on the Trust’s status as a REIT.

(f)        Owners Required to Provide Information. Prior to the Ownership Limitation Termination Date:

(i)        every Beneficial Owner or Constructive Owner of more than 4.0% in value of the outstanding Shares shall, within 30 days after January 1 of each year, give written notice to the Trust stating the name and address of such Beneficial Owner or Constructive Owner, the number of Shares Beneficially Owned or Constructively Owned, and a description of how such Shares are held. Each such Beneficial Owner or Constructive Owner shall provide to the Trust such additional information as the Trust may request in order to determine the effect, if any, of such Beneficial Ownership or Constructive Ownership on the Trust’s status as a REIT.

(ii)        Each Person who is a Beneficial Owner or Constructive Owner of Shares and each Person (including the shareholder of record) who is holding Shares for a Beneficial Owner or Constructive Owner shall provide to the Trust such information as the Trust may request in order to determine the Trust’s status as a REIT or to comply with regulations promulgated under the REIT provisions of the Code.

(g)        Remedies Not Limited. Subject to Section 6.6(l) hereof, nothing contained in this Section 6.6 shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of its Shareholders by preserving the Trust’s REIT status.

(h)        Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article VI including any definition contained in Section 6.6(a) and any ambiguity with respect to which Shares are to be exchanged for Excess Shares in a given situation, the Board of Trustees shall have the authority to determine the application of the provisions of this Section 6.6 with respect to any situation based on the facts known to it.

(i)        Increase in Ownership Limit. Subject to the limitations provided in Section 6.6(j), the Board of Trustees may from time to time increase the Ownership Limit.

(j)        Limitations on Modifications.

(i)        The Ownership Limit may not be increased if, after giving effect to such increase, five Beneficial Owners of Shares would Beneficially Own, in the aggregate, more than 49.9% of the outstanding Shares.

(ii)        Prior to an increase in the Ownership Limit pursuant to Section 6.6(i), the Board of Trustees may require such opinions of counsel or the Trust’s tax accountants, affidavits,

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undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Trust’s status as a REIT.

(k)        Exceptions. The Board of Trustees, with a ruling from the Internal Revenue Service or an opinion of counsel or the Trust’s tax accountants to the effect that such exemption will not result in the Trust being “closely held” within the meaning of Section 856(h) of the Code, may exempt a Person from the Ownership Limit or the Permissible Ownership Threshold, as the case may be, if the Board of Trustees obtains such representations and undertakings from such Person as the Board of Trustees may deem appropriate and such Person agrees that any violation or attempted violation of any of such representations or undertakings will result in, to the extent necessary or otherwise deemed appropriate by the Board of Trustees, the exchange of Shares held by such Person for Excess Shares in accordance with Section 6.6(c).

(l)        New York Stock Exchange Transactions. Nothing in this Section 6.6 (including without limitation the authority of the Board contained in Section 6.6(g) hereof) shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange, any successor exchange or quotation system thereto, or any other exchange or quotation system over which the Shares may be traded from time to time. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article 6 and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article 6.

Section 6.7.        Legend. (a) Each certificate for Common Shares hereafter issued shall bear substantially the following legend:

“The Common Shares represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Trust’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). No Person may Beneficially Own or Constructively Own Shares in excess of 9.8% in value (or such greater percentage as may be determined by the Board of Trustees) of the outstanding Shares of the Trust (unless such Person is an Exempt Party). No Person who is an Exempt Party may Beneficially Own or Constructively Own Shares in excess of the Permissible Ownership Threshold for such Exempt Party. Any Person who attempts to Beneficially Own or Constructively Own Shares in excess of the above limitations must immediately notify the Trust. All capitalized terms used in this legend have the meanings set forth in the Declaration of Trust, a copy of which, including the restrictions on ownership and transfer, will be sent without charge to each Shareholder who so requests. If the restrictions on ownership and transfer are violated, the Common Shares represented hereby will be automatically exchanged for Excess Shares which will be held in trust by the Trust.”

(b)        Each certificate for Preferred Shares hereafter issued shall bear substantially the following legend:

“The Preferred Shares represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Trust’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). No Person may Beneficially Own or Constructively Own Shares in excess of 9.8% in value (or such greater percentage as may be determined by the Board of Trustees) of the outstanding Shares of the Trust (unless such Person is an Exempt Party). No Person who is an Exempt Party may Beneficially Own or Constructively Own Shares in excess of the Permissible Ownership Threshold for such Exempt Party. Any Person

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who attempts to Beneficially Own or Constructively Own Shares in excess of the above limitations must immediately notify the Trust. All capitalized terms used in this legend have the meanings set forth in the Declaration of Trust, a copy of which, including the restrictions on ownership and transfer, will be sent without charge to each Shareholder who so requests. If the restrictions on ownership and transfer are violated, the Preferred Shares represented hereby will be automatically exchanged for Excess Shares which will be held in trust by the Trust.”

Section 6.8.        Excess Shares.

(a)        Ownership in Trust. Upon any purported Transfer or Event that results in an exchange of Shares for Excess Shares pursuant to Section 6.6(c), such Excess Shares shall be deemed to have been transferred to the Trust, as Trustee of a Special Trust for the exclusive benefit of the Beneficiary or Beneficiaries to whom an interest in such Excess Shares may later be transferred pursuant to Section 6.8(e). Excess Shares so held in trust shall be issued and outstanding Shares of the Trust. The Purported Record Transferee or Purported Record Holder shall have no rights in such Excess Shares except as and to the extent provided in Section 6.8(e).

(b)        Dividend Rights. Excess Shares shall not be entitled to any dividends or distributions. Any dividend or distribution paid prior to the discovery by the Trust that the Shares with respect to which the dividend or distribution was made had been exchanged for Excess Shares shall be repaid to the Trust upon demand.

(c)        Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Trust, (i) subject to the preferential rights of the Preferred Shares, if any, as may be determined by the Board of Trustees pursuant to Section 6.3 and the preferential rights of the Excess Preferred Shares, if any, each holder of Excess Common Shares shall be entitled to receive, ratably with each other holder of Common Shares and Excess Common Shares, that portion of the assets of the Trust available for distribution to the holders of Common Shares or Excess Common Shares which bears the same relation to the total amount of such assets of the Trust as the number of Excess Common Shares held by such holder bears to the total number of Common Shares and Excess Common Shares then outstanding and (ii) each holder of Excess Preferred Shares shall be entitled to receive that portion of the assets of the Trust which a holder of the Preferred Shares that were exchanged for such Excess Preferred Shares would have been entitled to receive had such Preferred Shares remained outstanding. The Trust, as holder of the Excess Shares in trust, or if the Trust shall have been dissolved, any trustee appointed by the Trust prior to its dissolution, shall distribute ratably to the Beneficiaries of the Special Trust, when determined, any such assets received in respect of the Excess Shares in any liquidation, dissolution or winding up of, or any distribution of the assets of the Trust.

(d)        Voting Rights. The holders of Excess Shares shall not be entitled to vote on any matters (except as required by law).

(e)        Restrictions On Transfer; Designation of Beneficiary.

(i)        Excess Shares shall not be transferrable. The Purported Record Transferee or Purported Record Holder may freely designate a Beneficiary of an interest in the Special Trust (representing the number of Excess Shares held by the Special Trust attributable to a purported Transfer or Event that resulted in the Excess Shares) if (i) the Excess Shares held in the Special Trust would not be Excess Shares in the hands of such Beneficiary and (ii) the Purported Beneficial Transferee or Purported Beneficial Holder does not receive a price, as determined on a Share-by-Share basis, for designating such Beneficiary that reflects a price for such Excess Shares that, (I) in the case of a Purported Beneficial Transferee, exceeds (x) the price such Purported Beneficial Transferee paid for the Shares in the purported Transfer that resulted in the exchanges of Shares for

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Excess Shares, or (y) if the Purported Beneficial Transferee did not give value for such Shares (having received such Shares pursuant to a gift, devise or other transaction), the Market Price of such Shares on the date of the purported Transfer that resulted in the exchange of Shares for Excess Shares or (II) in the case of a Purported Beneficial Holder, exceeds the Market Price of the Shares that were automatically exchanged for such Excess Shares on the date of such exchange. Upon such a transfer of an interest in the Special Trust, the corresponding shares of Excess Shares in the Special Trust shall be automatically exchanged for an equal number of Common Shares or Preferred Shares (depending upon the type of Shares that were originally exchanged for such Excess Shares) and such Common Shares or Preferred Shares shall be transferred of record to the transferee of the interest in the Special Trust if such Common Shares or Preferred Shares would not be Excess Shares in the hands of such transferee. Prior to any transfer of any interest in the Special Trust, the Purported Record Transferee or Purported Record Holder, as the case may be, must give advance notice to the Trust of the intended transfer and the Trust must have waived in writing its purchase rights under Section 6.8(f).

(ii)        Notwithstanding the foregoing, if a Purported Beneficial Transferee or Purported Beneficial Holder receives a price for designating a Beneficiary of an interest in the Special Trust that exceeds the amounts allowable under Section 6.8(e)(i), such Purported Beneficial Transferee or Purported Beneficial Holder shall pay, or cause such Beneficiary to pay, such excess to the Trust.

(f)        Purchase Right in Excess Shares. Excess Shares shall be deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to, (I) in the case of Excess Shares resulting from a purported Transfer, the lesser of (i) the price per share in the transaction that created such Excess Shares (or, in the case of a gift, devise or other transaction, the Market Price at the time of such gift, devise or other transaction) or (ii) the Market Price on the date the Trust, or its designee, accepts such offer or (II) in the case of Excess Shares created by an Event, the lesser of (i) the Market Price of the Shares originally exchanged for the Excess Shares on the date of such exchange or (ii) the Market Price of such Shares on the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer for a period of ninety (90) days after the later of (i) the date of the purported Transfer or Event which resulted in an exchange of Shares for such Excess Shares and (ii) the date the Board of Trustees determines that a purported Transfer or other event resulting in an exchange of Shares for such Excess Shares has occurred, if the Trust does not receive a notice of any such Transfer pursuant to Section 6.6(e).

Section 6.9.        Severability; Agent for Trust. If any provision of Section 6.6, 6.7 or 6.8 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court. In any event, to the extent such court holds the Purported Record Transferee to be the record and beneficial owner of Shares which, had the provisions of Sections 6.6, 6.7 and 6.8 been enforced, would have been exchanged for Excess Shares, such Purported Record Transferee shall be deemed, at the option of the Trust, to have acted as agent on behalf of the Trust in acquiring such transferred Shares and to hold such Shares on behalf of the Trust.

ARTICLE 7

SHAREHOLDERS

Section 7.1.        Meetings of Shareholders. There shall be an annual meeting of the Shareholders, to be held at such time and place as shall be determined by or in the manner prescribed in the Bylaws at which the Trustees shall be elected and any other proper business may be conducted. Except as otherwise provided in this Declaration of Trust, special meetings of Shareholders may be called in the manner provided in the Bylaws. Special meetings of Shareholders may be called upon the written request of Shareholders holding an aggregate of not less than ten percent (10%) of the Common Shares. Special meetings of shareholders may also be called by holders of Preferred Shares to the extent, if any, determined by the Board of Trustees in connection with the establishment of a class or series of Preferred Shares. If there are no Trustees, the officers of

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the Trust shall promptly call a special meeting of the Shareholders entitled to vote for the election of successor Trustees. Any meeting may be adjourned and reconvened as the Trustees determine or as provided in the Bylaws.

Section 7.2.        Voting Rights of Shareholders. Subject to the provisions of any class or series of Preferred Shares then outstanding and the mandatory provisions of any applicable laws or regulations, the Shareholders shall be entitled to vote only on the following matters: (a) election or removal of Trustees as provided in Sections 7.1 and 2.3 and Section 8-202 of Title 8 and in a provision of the Bylaws adopted by the Board; (b) amendment of this Declaration of Trust as provided in Section 9.1; (c) a matter specified in Section 3.3; (d) a merger of the Trust with or into another entity Trust as and to the extent required by Section 8-501.1 of Title 8, provided, however, that notwithstanding any provision of law permitting or requiring a merger of the Trust to be taken or authorized by the affirmative vote of Shareholders by a greater number of votes, any such merger of the Trust shall be effective and valid if taken or approved by the affirmative vote of a majority of all of the votes entitled to be cast on the matter; (e) such other matters with respect to which the Board of Trustees has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the shareholders for approval or ratification; and (f) amendments to the Bylaws, to the extent permitted in the Bylaws by a Bylaw amendment adopted by the Board. Except with respect to the foregoing matters or as otherwise provided in the Bylaws, no action taken by the Shareholders at any meeting shall in any way bind the Trustees.

Section 7.3.        Shareholder Action to be Taken by Meeting. Any action required or permitted to be taken by the Shareholders of the Trust must be effected at a duly called annual or special meeting of Shareholders of the Trust and may not be effected by any consent in writing of such Shareholders. Notwithstanding anything contained in this Declaration of Trust to the contrary, the affirmative vote of at least a majority of the then outstanding Shares entitled to vote in the election of Trustees, voting together as a single class, shall be required to amend, repeal, or adopt any provision inconsistent with this Section 7.3 and the affirmative vote of such number or percentage of the then outstanding Shares as is specified in this Declaration of Trust or, if not so specified, in the Bylaws shall be required to take any other action required or permitted to be taken by the Shareholders.

ARTICLE 8

LIABILITY OF SHAREHOLDERS, TRUSTEES, OFFICERS,

EMPLOYEES AND AGENTS AND TRANSACTIONS

BETWEEN AFFILIATES AND THE TRUST

Section 8.1.        Limitation of Shareholder Liability. No Shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of his being a Shareholder, nor shall any Shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Trust Property or the affairs of the Trust. All written contracts to which the Trust is a party shall include a provision to the effect that the Shareholders shall not be personally liable thereon.

Section 8.2.        Limitation of Trustee and Officer Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees and officers of a real estate investment trust, no Trustee or officer of the Trust shall be liable to the Trust or to any Shareholder for money damages. Neither the amendment nor repeal of this Section, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this Section, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this Section, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of trustees and officers of a Maryland real estate investment trust for money damages in a suit by or on behalf of the Trust or by any Shareholder, no Trustee or officer of the Trust shall be liable to the Trust or to any Shareholder for money damages except to the extent that (i) the Trustee or officer actually received an improper benefit or profit in money, property, or services, for the amount of the benefit or profit in money, property, or services actually

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received; or (ii) a judgment or other final adjudication adverse to the Trustee or officer is entered in a proceeding based on a finding in the proceeding that the Trustee’s or officer’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

Section 8.3.        Express Exculpatory Clauses in Instruments. Neither the Shareholders nor the Trustees, officers, employees or agents of the Trust shall be liable under any written instrument creating an obligation of the Trust, and all Persons shall look solely to the Trust Property for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Shareholder, Trustee, officer, employee or agent liable thereunder to any third party, nor shall the Trustees or any officer, employee or agent of the Trust be liable to anyone for such omission. No amendment of this Declaration of Trust or repeal of any of its provisions shall limit or eliminate the limitation of liability provided to Trustees and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

Section 8.4.        Indemnification. The Trust shall indemnify (i) its Trustees and officers, whether serving the Trust or at its request any other entity, to the full extent required or permitted by the general laws of the State of Maryland applicable to ordinary business corporations now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by such laws, and (ii) the Shareholders and other employees and agents of the Trust to such extent as shall be authorized by the Trustees or the Bylaws and as permitted by law. Nothing contained herein shall be construed to protect any Person against any liability to the extent such protection would violate Maryland statutory or decisional law applicable to real estate investment trusts organized under Title 8 or any successor provision. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Trustees may take such action as is necessary to carry out these indemnification provisions and are expressly empowered to adopt, approve and amend from time to time such bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of this Declaration of Trust or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

Section 8.5.        Transactions Between the Trust and its Trustees, Officers, Employees and Agents. Subject to any express restrictions in this Declaration of Trust or adopted by the Trustees in the Bylaws or by resolution, the Trust (which, for purposes of this Section 8.5, shall include the Trust and any of its subsidiaries) may enter into any contract or transaction of any kind (including without limitation for the purchase or sale of property or for any type of services, including those in connection with underwriting or the offer or sale of Securities of the Trust) with any Person, including any Trustee, officer, employee or agent of the Trust or any Person Affiliated with the Trust or a Trustee, officer, employee or agent of the Trust, whether or not any of them has a financial interest in such transaction; provided, however, that the following contracts and transactions may not be consummated by the Trust unless first approved by the affirmative vote of a majority of the Trustees who have no interest in the contract or transaction: any contract or transaction between the Trust and any Trustee, officer, employee or agent of the Trust or any person Affiliated with the Trust or a Trustee, officer, employee or agent of the Trust.

ARTICLE 9

AMENDMENT; REORGANIZATION; MERGER, ETC.

Section 9.1.        Amendment.

(a)        This Declaration of Trust may be amended by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote thereon. Notwithstanding the foregoing, no vote or other action of Shareholders shall be required in order for the Board of Trustees to amend this Declaration of Trust pursuant to Section 6.1.

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(b)        An amendment to this Declaration of Trust shall become effective as provided in Section 11.6.

(c)        This Declaration of Trust may not be amended except as provided in this Section 9.1.

Section 9.2.        Merger, Consolidation or Sale of Trust Property. Subject to the provisions of any class or series of Preferred Shares at the time outstanding and subject to Section 8-501.1 of Title 8, as and to the extent applicable, the Trustees shall have the power to (i) merge the Trust with or into another entity, (ii) consolidate the Trust with one or more other entities into a new entity or (iii) sell or otherwise dispose of all or substantially all of the Trust Property; provided, however, that if a shareholder vote is required pursuant to the provisions of Title 8 for a merger of the Trust with or into another entity, then such merger shall be approved by the affirmative vote of a majority of all of the votes entitled to be cast thereon.

ARTICLE 10

DURATION AND TERMINATION OF TRUST

Section 10.1.        Duration of Trust. The Trust shall continue perpetually unless terminated pursuant to Section 10.2 or pursuant to any applicable provision of Title 8.

Section 10.2.        Termination of Trust.

(a)        Subject to the provisions of any class or series of Preferred Shares at the time outstanding and subject to Section 8-501.1 of Title 8, as and to the extent applicable, the Trustees shall have the power to terminate the Trust. Upon the termination of the Trust:

(i)        The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration of Trust shall continue, including the powers to fulfill or discharge the Trust’s contracts, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more Persons at public or private sale for consideration which may consist in whole or in part of cash, Securities or other property of any kind, discharge or pay its liabilities and do all other acts appropriate to liquidate its business.

(ii)        After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly in each, among the Shareholders according to their respective rights, so that after payment in full or the setting apart for payment of such preferential amounts, if any, to which the holders of any Shares (other than Common Shares) at the time outstanding shall be entitled, the remaining Trust Property available for payment and distribution to Shareholders shall, subject to any participating or similar rights of Shares (other than Common Shares) at the time outstanding, be distributed ratably among the holders of Common Shares at the time outstanding.

(b)        After termination of the Trust, the liquidation of its business, and the distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and file with the Trust’s records a document certifying that the Trust has been duly terminated, and the Trustees shall be discharged from all liabilities and duties hereunder, and the rights and interests of all Shareholders shall cease.

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ARTICLE 11

MISCELLANEOUS

Section 11.1.        Governing Law. This Declaration of Trust is executed by the undersigned Trustees and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof.

Section 11.2.        Reliance by Third Parties. Any certificate shall be final and conclusive as to any Persons dealing with the Trust if executed by an individual who, according to the records of the Trust or of any recording office in which this Declaration of Trust may be recorded, appears to be the Secretary or an Assistant Secretary of the Trust or a Trustee, and if certifying to: (i) the number or identity of Trustees, officers of the Trust or Shareholders; (ii) the due authorization of the execution of any document; (iii) the action or vote taken, and the existence of a quorum, at a meeting of Trustees or Shareholders; (iv) a copy of this Declaration or of the Bylaws as a true and complete copy as then in force; (v) an amendment to this Declaration; (vi) the termination of the Trust; or (vii) the existence of any fact or facts which relate to the affairs of the Trust. No purchaser, lender, transfer agent or other Person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made on behalf of the Trust by the Trustees or by any officer, employee or agent of the Trust.

Section 11.3.        Provisions in Conflict with Law or Regulations.

(a)        The provisions of this Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the REIT Provisions of the Code, Title 8 or other applicable federal or state laws, the Conflicting Provisions shall be deemed never to have constituted a part of this Declaration of Trust, even without any amendment of this Declaration pursuant to Section 9.1; provided, however, that such determination by the Trustees shall not affect or impair any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination. No Trustee shall be liable for making or failing to make such a determination.

(b)        If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

Section 11.4.        Construction. In this Declaration of Trust, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Declaration. In defining or interpreting the powers and duties of the Trust and its Trustees and officers, reference may be made, to the extent appropriate and not inconsistent with the Code or Title 8, to Titles 1 through 3 of the Corporations and Associations Article of the Annotated Code of Maryland. In furtherance and not in limitation of the foregoing, in accordance with the provisions of Title 3, Subtitles 6 and 7, of the Corporations and Associations Article of the Annotated Code of Maryland, the Trust shall be included within the definition of “corporation” for purposes of such provisions.

Section 11.5.        Business Combination Opt-Out. Notwithstanding any other provision of this Declaration of Trust or the Bylaws, from and after the date that is 18 months after the 2018 Annual Meeting of the Shareholders of the Trust, Title 3, Subtitle 6 of the Corporations and Associations Article of the Annotated Code of Maryland (or any successor statute) shall not apply to any business combination (as defined in Section 3-601(e) of such Subtitle) between the Trust and any holder of shares of beneficial interest of the Trust.

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Section 11.6.        Recordation. This Declaration of Trust and any amendment hereto shall be filed for record with the State Department of Assessments and Taxation of Maryland and may also be filed or recorded in such other places as the Trustees deem appropriate, but failure to file for record this Declaration or any amendment hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of this Declaration or any amendment hereto. A restated Declaration shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

THIRD: The Board of Trustees adopted a resolution which provides that the Trust is prohibited from electing to be subject to the provisions of Section 3-803 of the Maryland General Corporation Law, and that the foregoing prohibition may not be repealed unless the repeal of such prohibition is approved by the shareholders of the Trust by the affirmative vote of at least a majority of the votes cast on the matter by shareholders entitled to vote generally in the election of trustees.

FOURTH: The amendment to and restatement of the Declaration of Trust of the Trust as hereinabove set forth have been duly advised by the Board of Trustees and approved by the shareholders of the Trust as required by law.

FIFTH: The undersigned officer acknowledges these Articles of Amendment and Restatement to be the trust act of the Trust and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and Chief Executive Officer and attested to by its Senior Vice President, General Counsel and Secretary on this ______ day of ____________, 2018.

ATTEST:		BRANDYWINE REALTY TRUST

(SEAL)
Name:	Jennifer Matthews Rice	Name:	Gerard H. Sweeney
Title:	Senior Vice President, General Counsel and Secretary	Title:	President and Chief Executive Officer

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APPENDIX A-II:

Marked Version of Amended and Restated Declaration of Trust

BRANDYWINE REALTY TRUST

ARTICLES OF AMENDMENT AND RESTATEMENT

DECLARATION OF TRUST

FIRST: Brandywine Realty Trust, a Maryland real estate investment trust (the “Trust”) formed under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (“Title 8”), desires to amend and restate its Declaration of Trust as currently in effect and as herein amended (“Declaration of Trust” or “Declaration”).

SECOND: The following provisions are all the provisions of the Declaration of Trust currently in effect and as herein amended:

~~(Amended and Restated as of May 12, 1997 at the Annual~~

~~Meeting of Shareholders by affirmative vote of the~~

~~holders of a majority of the outstanding shares~~

~~of the Trust pursuant to Section 8-202(c)~~

~~of Title 8 of the Maryland Corporations and Associations Code)~~

~~This DECLARATION OF TRUST (“Declaration of Trust” or “Declaration”) is amended and restated as of the date set forth above by the undersigned Trustees.~~

WHEREAS, the Trustees desire to create a real estate investment trust under Title 8 ~~of the Corporations and Associations Article of the Annotated Code of Maryland, as amended (“Title 8”)~~; and

WHEREAS, the Trustees desire that ~~this~~the ~~t~~Trust qualify as a “real estate investment trust” under the Internal Revenue Code of 1986, as amended (the “Code”), so long as such qualification, in the opinion of the Trustees, is advantageous to the Shareholders; and

WHEREAS, the beneficial interest in the Trust shall be divided into transferable shares of one or more classes as may be evidenced by certificates;

NOW, THEREFORE, the Trustees hereby declare that they will hold all property which they have or may hereafter acquire as such Trustees, together with the proceeds thereof, in trust, and manage the Trust Property (as defined herein) for the benefit of the Shareholders as provided by this Declaration of Trust.

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ARTICLE 1

THE TRUST; DEFINITIONS

Section 1.1.         Name. The name of the trust (the “Trust”) is:

Brandywine Realty Trust

~~So far as may be practicable, the business of the Trust shall be conducted and transacted under that name, which name (and the word “Trust” wherever used in this Declaration of Trust, except where the context otherwise requires) shall refer to the Trustees collectively but not individually or personally and shall not refer to the Shareholders or to any officers, employees or agents of the Trust or of such Trustees.~~

~~Under circumstances in which the Trustees determine that the use of the name “Brandywine Realty Trust” is not practicable, they may use any other designation or name for the Trust.~~

Section 1.2.         Resident Agent. The name of the resident agent for service of process of the Trust in the State of Maryland is The Corporation Trust Incorporated, whose post office address is c/o ~~The Corporation Trust~~CSC-Lawyers Incorporat~~ed~~ing ~~, 32 South~~Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202. The Trust may have such offices or places of business within or without the State of Maryland as the Trustees may from time to time determine.

Section 1.3.         Nature of Trust. The Trust is a real estate investment trust within the meaning of Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (“Title 8”). The Trust shall not be deemed to be a general partnership, limited partnership, joint venture, joint stock company or, except as provided in Section 11.4, a corporation (but nothing herein shall preclude the Trust from being treated for tax purposes as an association under the Code).

Section 1.4.         Powers. The Trust shall have all of the powers granted to real estate investment trusts generally by Title 8 or any successor statute and shall have any other and further powers as are not inconsistent with and are appropriate to promote and attain the purposes set forth in this Declaration of Trust.

Section 1.5.         Definitions. As used in this Declaration of Trust, the following terms shall have the following meanings unless the context otherwise requires:

“Adviser” means the Person, if any, appointed, employed or contracted with by the Trust pursuant to Section 4.1.

“Affiliate” or “Affiliated” means, as to any individual, corporation, partnership, trust or other association (other than the Trust), any Person (i) that holds beneficially, directly or indirectly, 10% or more of the outstanding stock or equity interests thereof or (ii) who is an officer, director, partner or trustee thereof or of any Person which controls, is controlled by, or is under common control with, such corporation, partnership, trust or other association or (iii) which controls, is controlled by or under common control with, such corporation, partnership, trust or other association.

~~“Book Value Per Share” shall mean an amount equal to the quotient obtained by dividing (i) the Shareholders’ Equity as shown in the annual or quarterly financial statements of the Trust most recently filed by the Trust with the Securities and Exchange Commission by (ii) the number of Shares outstanding as of the date of such financial statements. For purposes of clause (ii) of the preceding sentence, “outstanding” Shares shall consist of those Common Shares then actually issued and outstanding and those Common Shares issuable upon the exercise or conversion of any then outstanding “in-the-money” warrants, options or other convertible securities.~~

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

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“Person” means an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or any government or agency or political subdivision thereof, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

“Real Property” or “Real Estate” means land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

“REIT Provisions of the Code” means Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

“Securities” means Shares, any stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing, or shares or other securities of any successor in interest of the Trust.

“Securities of the Trust” means any Securities issued by the Trust.

“Shareholders” means holders of record of outstanding Shares.

~~“Shareholders’ Equity” means the total shareholders’ equity of the Trust or, if the Trust has a class of Preferred Shares outstanding as of the applicable date, “Shareholders’ Equity” means the total “common” shareholders’ equity of the Trust (computed with appropriate adjustments to reflect any entitlement of Preferred Shares to participate equally and ratably with the Common Shares in the assets of the Trust upon a liquidation of the Trust and computed to include amounts payable upon exercise or conversion of outstanding “in-the-money” warrants, options or other convertible securities issued by the Trust).~~

“Shares” means shares of Preferred Shares or Common Shares (all as defined in Section 6.1).

~~“Specified Properties” means the four real estate projects held by Brandywine Realty Partners on the date hereof and known as: One Greentree Centre; Two Greentree Centre; Three Greentree Centre; and Twin Forks.~~

“Trustees” or “Board of Trustees” means, collectively, all individuals who have been duly elected and qualify as trustees of the Trust hereunder.

“Trust Property” means any and all property, real, personal or otherwise, tangible or intangible, which is transferred or conveyed to the Trust or the Trustees (including all rents, income, profits and gains therefrom), which is owned or held by, or for the account of, the Trust.

“Voting Shares” means the outstanding Shares entitled to vote generally in the election of trustees.

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ARTICLE 2

TRUSTEES

Section 2.1.         Number. The number of Trustees shall be eight, but such number may be increased or decreased by the unanimous vote of the Trustees then in office from time to time; provided that the total number of Trustees shall be not fewer than three and not more than 15. No reduction in the number of Trustees shall cause the removal of any Trustee from office prior to the expiration of his term.

Section 2.2.         ~~Initial~~ Board; Term. The Trustees, as of the date on which this Declaration of Trust has been amended and restated, as set forth above (the “~~Initial~~Current Trustees”), shall be James C. Diggs, Wyche Fowler, H. Richard Haverstick, Jr., Terri A. Herubin, Michael J. Joyce, Anthony A. Nichols, Sr., ~~Joseph L. Carboni, Richard M. Osborne,~~Charles P. Pizzi and Gerard H. Sweeney~~, Warren V. Musser, Walter D’Alessio and Charles P. Pizzi~~, but in each case only for so long as he or she shall continue to serve as a Trustee of the Trust hereunder. The term of the ~~Initial~~Current Trustees shall ~~commence on the date hereof and shall~~ continue until the annual meeting of Shareholders in ~~1997~~2019 and until their successors shall have been duly elected and shall have qualified.

The names and addresses of the ~~Initial~~Current Trustees who shall serve until the annual meeting of the Shareholders held in ~~1997~~2019 and until their successors are duly elected and qualified are:

Name	Address

~~Anthony A. Nichols, Sr.~~James C. Diggs	~~16 Campus Boulevard~~ c/o Brandywine Realty Trust 2929 Walnut Street, Suite 1700 ~~Newtown Square~~Philadelphia, PA ~~19073~~19104

~~Joseph L. Carboni~~Wyche Fowler	~~212 Haddon Avenue Westmont, NJ 08108~~c/o Brandywine Realty Trust 2929 Walnut Street, Suite 1700 Philadelphia, PA 19104

H. Richard ~~M. Osborne~~Haverstick, Jr.	c/o Brandywine Realty Trust ~~7001 Center~~2929 Walnut Street, Suite 1700 ~~Mentor, Ohio 44060~~Philadelphia, PA 19104

~~Gerard H. Sweeney~~Terri A. Herubin	~~16 Campus Boulevard~~ c/o Brandywine Realty Trust 2929 Walnut Street, Suite 1700 ~~Newtown Square~~Philadelphia, PA ~~19073~~19104

~~Warren V. Musser~~Michael J. Joyce	c/o Brandywine Realty Trust 2929 Walnut Street, Suite 1700 ~~800 The Safeguard Building 435 Devon Park Drive Wayne~~Philadelphia, PA ~~19087~~19104

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Name	Address

~~Walter D’Alessio~~Anthony A. Nichols, Sr.	c/o Brandywine Realty Trust ~~1735 Market~~2929 Walnut Street, Suite 1700 Philadelphia, PA 1910~~3~~4

Charles P. Pizzi	c/o Brandywine Realty Trust ~~1234 Market~~2929 Walnut Street, Suite 1700 Philadelphia, PA 1910~~7~~4

Gerard H. Sweeney	c/o Brandywine Realty Trust 2929 Walnut Street, Suite 1700 Philadelphia, PA 19104

Beginning with the annual meeting of Shareholders in ~~[    ]~~2019 and at each succeeding annual meeting of Shareholders, the Trustees will be elected to hold office for a term expiring at the succeeding annual meeting. Each Trustee will hold office for the term for which he is elected and until his successor is duly elected and qualified.

Section 2.3.         Resignation, Removal or Death. Any Trustee may resign by written notice to the remaining Trustees, effective upon execution and delivery to the Trust of such written notice or upon any future date specified in the notice. A Trustee may be removed from office only at a meeting of the Shareholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Shares entitled to vote in the election of Trustees; provided, however, that in the case of any Trustees elected solely by holders of a series of Preferred Shares, such Trustees may be removed by the affirmative vote of a majority of the Preferred Shares of that series then outstanding and entitled to vote in the election of Trustees, voting together as a single class. Upon the resignation or removal of any Trustee, or his otherwise ceasing to be a Trustee, he shall automatically cease to have any right, title or interest in and to the Trust Property and shall execute and deliver such documents as the remaining Trustees require for the conveyance of any Trust Property held in his name, and shall account to the remaining Trustees as they require for all property which he holds as Trustee. Upon the incapacity or death of any Trustee, his legal representative shall perform the acts described in the foregoing sentence.

Section 2.4.         Vacancies. Any vacancy (including a vacancy created by an increase in the number of Trustees) shall be filled, at any regular or special meeting of Trustees called for that purpose, by a majority of the Trustees (although less than a quorum). Any individual so elected as Trustee shall hold office until the next annual meeting of Shareholders and until his successor has been duly elected and qualified.

Section 2.5.         Legal Title. Legal title to all Trust Property shall be vested in the Trustees, but they may cause legal title to any Trust Property to be held by or in the name of any Trustee, or the Trust, or any other Person as nominee. The right, title and interest of the Trustees in and to the Trust Property shall automatically vest in successor and additional Trustees upon their qualification and acceptance of election or appointment as Trustees, and they shall thereupon have all the rights and obligations of Trustees, whether or not conveyancing documents have been executed and delivered pursuant to Section 2.3 or otherwise. Written evidence of the qualification and acceptance of election or appointment of successor and additional Trustees may be filed with the records of the Trust and in such other offices, agencies or places as the Trustees may deem necessary or desirable.

ARTICLE 3

POWERS OF TRUSTEES

Section 3.1.         General. Subject to the express limitations herein ~~or in the bylaws of the Trust (the “Bylaws”)~~, (i) the business and affairs of the Trust shall be managed under the direction of the Board of Trustees and (ii) the Trustees shall have full, exclusive and absolute power, control and authority over the Trust Property and over the

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business of the Trust as if they, in their own right, were the sole owners thereof. The Trustees may take any actions that, in their sole judgment and discretion, are necessary or desirable to conduct the business of the Trust. This Declaration of Trust shall be construed with a presumption in favor of the grant of power and authority to the Trustees. Any construction of this Declaration of Trust or determination made in good faith by the Trustees concerning their powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Trustees included in this Article 3 shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of this Declaration of Trust or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Trustees under the general laws of the State of Maryland as now or hereafter in force.

Section 3.2.         Specific Powers and Authority. Subject only to the express limitations herein, and in addition to all other powers and authority conferred by this Declaration or by law, the Trustees, without any vote, action or consent by the Shareholders, shall have and may exercise, at any time or times, in the name of the Trust or on its behalf the following powers and authorities:

(a)         Investments. Subject to Section 8.5, to invest in, purchase or otherwise acquire and to hold real, personal or mixed, tangible or intangible, property of any kind wherever located, or rights or interests therein or in connection therewith, all without regard to whether such property, interests or rights are authorized by law for the investment of funds held by trustees or other fiduciaries, or whether obligations the Trust acquires have a term greater or lesser than the term of office of the Trustees or the possible termination of the Trust, for such consideration as the Trustees may deem proper (including cash, property of any kind or Securities of the Trust); provided, however, that the Trustees shall take such actions as they deem necessary and desirable to comply with any requirements of Title 8 relating to the types of assets held by the Trust.

(b)         Sale, Disposition and Use of Property. Subject to Section 8.5, to sell, rent, lease, hire, exchange, release, partition, assign, mortgage, grant security interests in, encumber, negotiate, dedicate, grant easements in and options with respect to, convey, transfer (including transfers to entities wholly or partially owned by the Trust or the Trustees) or otherwise dispose of any or all of the Trust Property by deeds (including deeds in lieu of foreclosure with or without consideration), trust deeds, assignments, bills of sale, transfers, leases, mortgages, financing statements, security agreements and other instruments for any of such purposes executed and delivered for and on behalf of the Trust or the Trustees by one or more of the Trustees or by a duly authorized officer, employee, agent or nominee of the Trust, on such terms as they deem appropriate; to give consents and make contracts relating to the Trust Property and its use or other property or matters; to develop, improve, manage, use, alter and otherwise deal with the Trust Property; and to rent, lease or hire from others property of any kind; provided, however, that the Trust may not use or apply land for any purposes not permitted by applicable law.

(c)         Financings. To borrow or in any other manner raise money for the purposes and on the terms they determine, and to evidence the same by issuance of Securities of the Trust, which may have such provisions as the Trustees determine; to reacquire such Securities of the Trust; to enter into other contracts or obligations on behalf of the Trust; to guarantee, indemnify or act as surety with respect to payment or performance of obligations of any Person; to mortgage, pledge, assign, grant security interests in or otherwise encumber the Trust Property to secure any such Securities of the Trust, contracts or obligations (including guarantees, indemnifications and suretyships); and to renew, modify, release, compromise, extend, consolidate or cancel, in whole or in part, any obligation to or of the Trust or participate in any reorganization of obligors to the Trust.

(d)         Loans. Subject to the provisions of Section 8.5, to lend money or other Trust Property on such terms, for such purposes and to such Persons as they may determine.

(e)         Issuance of Securities. Subject to the provisions of Article 6, to create and authorize and direct the issuance (on either a pro-rata or a non-pro-rata basis) by the Trust, in shares, units or amounts of one or more types, series or classes, of Securities of the Trust, which may have such voting rights, dividend or interest rates, preferences, subordinations, conversion or redemption prices or rights, maturity dates, distribution, exchange, or liquidation rights or other rights as the Trustees may determine, without vote of or other action by the

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Shareholders, to such Persons for such consideration, at such time or times and in such manner and on such terms as the Trustees determine; to list any of the Securities of the Trust on any securities exchange; and to purchase or otherwise acquire, hold, cancel, reissue, sell and transfer any Securities of the Trust.

(f)         Expenses and Taxes. To pay any charges, expenses or liabilities necessary or desirable, in the sole discretion of the Trustees, for carrying out the purposes of this Declaration of Trust and conducting the business of the Trust, including compensation or fees to Trustees, officers, employees and agents of the Trust, and to Persons contracting with the Trust, and any taxes, levies, charges and assessments of any kind imposed upon or chargeable against the Trust, the Trust Property, or the Trustees in connection therewith; and to prepare and file any tax returns, reports or other documents and take any other appropriate action relating to the payment of any such charges, expenses or liabilities.

(g)         Collection and Enforcement. To collect, sue for and receive money or other property due to the Trust; to consent to extensions of the time for payment, or to the renewal, of any Securities or obligations; to engage or to intervene in, prosecute, defend, compound, enforce, compromise, release, abandon or adjust any actions, suits, proceedings, disputes, claims, demands, security interests, or things relating to the Trust, the Trust Property, or the Trust’s affairs; to exercise any rights and enter into any agreements; and take any other action necessary or desirable in connection with the foregoing.

(h)         Deposits. To deposit funds or Securities constituting part of the Trust Property in banks, trust companies, savings and loan associations, financial institutions and other depositories, whether or not such deposits will draw interest, subject to withdrawal on such terms and in such manner as the Trustees determine.

(i)         Allocation; Accounts. To determine whether moneys, profits or other assets of the Trust shall be charged or credited to, or allocated between, income and capital, including whether or not to amortize any premium or discount and to determine in what manner any expenses or disbursements are to be borne as between income and capital (regardless of how such items would normally or otherwise be charged to or allocated between income and capital without such determination); to treat any dividend or other distribution on any investment as, or apportion it between, income and capital; in their discretion to provide reserves for depreciation, amortization, obsolescence or other purposes in respect of any Trust Property in such amounts and by such methods as they determine; to determine what constitutes net earnings, profits or surplus; to determine the method or form in which the accounts and records of the Trust shall be maintained; and to allocate to the Shareholders equity account less than all of the consideration paid for Shares and to allocate the balance to paid-in capital or capital surplus.

(j)         Valuation of Property. To determine the value of all or any part of the Trust Property and of any services, Securities, property or other consideration to be furnished to or acquired by the Trust, and to revalue all or any part of the Trust Property, all in accordance with such appraisals or other information as are reasonable, in their sole judgment.

(k)         Ownership and Voting Powers. To exercise all of the rights, powers, options and privileges pertaining to the ownership of any mortgages, Securities, Real Estate and other Trust Property to the same extent that an individual owner might, including without limitation to vote or give any consent, request, or notice or waive any notice, either in person or by proxy or power of attorney, which proxies and powers of attorney may be for any general or special meetings or action, and may include the exercise of discretionary powers.

(l)         Officers, Etc.; Delegation of Powers. To elect, appoint or employ such officers for the Trust and such committees of the Board of Trustees with such powers and duties as the Trustees may determine by resolution or in the ~~Trust’s~~ Bylaws of the Trust (the “Bylaws”) provide; to engage, employ or contract with and pay compensation to any Person (including, subject to Section 8.5, any Trustee and any Person who is an Affiliate of any Trustee) as agent, representative, Adviser, member of an advisory board, employee or independent contractor (including advisers, consultants, transfer agents, registrars, underwriters, accountants, attorneys-at-law, real estate agents, property and other managers, appraisers, brokers, architects, engineers, construction managers,

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general contractors or otherwise) in one or more capacities, to perform such services on such terms as the Trustees may determine; to delegate to one or more Trustees, officers or other Persons engaged or employed as aforesaid or to committees of Trustees or to the Adviser, the performance of acts or other things (including granting of consents), the making of decisions and the execution of such deeds, contracts or other instruments, either in the names of the Trust, the Trustees or as their attorneys or otherwise, as the Trustees may determine; and to establish such committees as they deem appropriate.

(m)         Associations. Subject to Section 8.5, to cause the Trust to enter into joint ventures, general or limited partnerships, participation or agency arrangements or any other lawful combinations, relationships, or associations of any kind.

(n)         Reorganizations, Etc. Without limiting the scope of Section 9.2, to cause to be organized or assist in organizing any Person under the laws of any jurisdiction to acquire all or any part of the Trust Property or carry on any business in which the Trust shall have an interest; to sell, rent, lease, hire, convey, negotiate, assign, exchange or transfer all or any part of the Trust Property to or with any Person in exchange for Securities of such Person or otherwise; and to lend money to, subscribe for and purchase the Securities of, and enter into any contracts with, any Person in which the Trust holds, or is about to acquire, Securities or any other interests.

(o)         Reverse Stock Splits. Upon the approval of not less than 80% of the Trustees, to cause the Shares of the Trust to be recapitalized or consolidated by effectuating a reverse stock split of one or more series or classes of Shares based upon a reverse stock split ratio (the “Ratio”) approved by not less than 80% of the Trustees, such that following the consummation of such reverse stock split, each Share of the series or class(es) of Shares in question will automatically, without vote of or other action by the Shareholders, be deemed to be a fewer number of Shares computed in accordance with such Ratio; and, if determined by the Trustees to be appropriate or desirable, to cause any fractional Shares resulting therefrom to be canceled in exchange for a cash payment equal to (x) with respect to Common Shares, the “market value” of such Share determined in accordance with the provisions of §3-601 ~~et seq.~~ of the Maryland General Corporation Law (computed for the period ending on the business day prior to the effective date of such reverse stock split), or for Shares other than Common Shares traded on the ~~American~~New York Stock Exchange, as determined by the Trustees in good faith, multiplied by (y) the applicable fraction.

(p)         Insurance. To purchase and pay for out of Trust Property insurance policies insuring the Trust and the Trust Property against any and all risks, and insuring the Shareholders, Trustees, officers, employees and agents of the Trust individually against all claims and liabilities of every nature arising by reason of holding or having held any such status, office or position or by reason of any action alleged to have been taken or omitted (including those alleged to constitute misconduct, gross negligence, reckless disregard of duty or bad faith) by any such Person in such capacity, whether or not the Trust would have the power to indemnify such Person against such claim or liability.

(q)         Executive Compensation; Pension and Other Plans. To adopt and implement executive compensation, pension, profit sharing, stock option, stock bonus, stock purchase, stock appreciation rights, savings, thrift, retirement, incentive or benefit plans, trusts or provisions, applicable to any or all Trustees, officers, employees or agents of the Trust, or to other Persons who have benefitted the Trust, all on such terms and for such purposes as the Trustees may determine.

(r)         Distributions. To declare and pay dividends or other distributions to Shareholders, subject to the provisions of Section 6.4.

(s)         Indemnification. Without regard to the indemnification provided for in Section 8.4, to indemnify any Person, including any Adviser or independent contractor, with whom the Trust has dealings.

(t)         Charitable Contributions. To make donations for the public welfare or for community, charitable, religious, educational, scientific, civic or similar purposes, regardless of any direct benefit to the Trust.

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(u)         Discontinue Operations; Bankruptcy. To discontinue the operations of the Trust; to petition or apply for relief under any provision of federal or state bankruptcy, insolvency or reorganization laws or similar laws for the relief of debtors; to permit any Trust Property to be foreclosed upon without raising any legal or equitable defenses that may be available to the Trust or the Trustees or otherwise defending or responding to such foreclosure; to confess judgment against the Trust; or to take such other action with respect to indebtedness or other obligations of the Trustees, in such capacity, the Trust Property or the Trust as the Trustees in their discretion may determine.

(v)         Trustees. To nominate persons for election as Trustees.

(w)         Fiscal Year. Subject to the Code, to adopt, and from time to time change, a fiscal year for the Trust.

(x)         Seal. To adopt and use a seal, but the use of a seal shall not be required for the execution of instruments or obligations of the Trust.

(y)         Bylaws. To adopt, implement and from time to time alter, amend or repeal Bylaws of the Trust relating to the business and organization of the Trust which are not inconsistent with the provisions of this Declaration of Trust.

(z)         Accounts and Books. To determine from time to time whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Trust, or any of them, shall be open to the inspection of Shareholders.

(aa)       Voting Trust. To participate in, and accept Securities issued under or subject to, any voting trust.

(bb)       Proxies. To solicit proxies of the Shareholders at the expense of the Trust.

(cc)       Further Powers. To do all other acts and things and execute and deliver all instruments incident to the foregoing powers, and to exercise all powers which they deem necessary, useful or desirable to carry on the business of the Trust or to carry out the provisions of this Declaration of Trust, even if such powers are not specifically provided hereby.

Section 3.3.         Limitations on Powers and Authority. Notwithstanding any provision hereof to the contrary, in no event shall the Trustees have the power or authority to cause the Trust to do any of the following without the prior approval of the Shareholders:

(a)         Commodities Contracts. To invest in commodities or commodity future contracts other than interest rate futures intended to hedge the Trust against interest rate risk.

(b)         Trading Activities. To engage in trading (as compared with investment activities) or engage in the underwriting or agency distribution or sale of securities issued by others.

(c)         Certain Holdings. To hold property primarily for sale to customers in the ordinary course of business; provided, however, that the Trust may sell properties if necessary, advisable or desirable or if effected pursuant to an intent to liquidate the Trust.

ARTICLE 4

ADVISER

Section 4.1.         Appointment. The Trustees are responsible for setting the general policies of the Trust and for the general supervision of its business conducted by officers, agents, employees, advisers or independent contractors of the Trust. However, the Trustees are not required personally to conduct the business of the Trust,

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and they may (but need not) appoint, employ or contract with any Person (including a Person Affiliated with any Trustee) as an Adviser and may grant or delegate such authority to the Adviser as the Trustees may, in their sole discretion, deem necessary or desirable. The Trustees may determine the terms of retention and the compensation of the Adviser and may exercise broad discretion in allowing the Adviser to administer and regulate the operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Trust and to make executive decisions which conform to general policies and principles established by the Trustees.

Section 4.2.         Affiliation and Functions. The Trustees, by resolution or in the Bylaws, may provide guidelines, provisions or requirements concerning the affiliation and functions of the Adviser.

ARTICLE 5

INVESTMENT POLICY

The fundamental investment policy of the Trust is to make investments in such a manner as to comply with the REIT Provisions of the Code and with the requirements of Title 8, with respect to the composition of the Trust’s investments and the derivation of its income. The Trustees will use their best efforts to carry out this fundamental investment policy and to conduct the affairs of the Trust in such a manner as to continue to qualify the Trust for the tax treatment provided in the REIT Provisions of the Code; however, no Trustee, officer, employee or agent of the Trust shall be liable for any act or omission resulting in the loss of tax benefits under the Code, except to the extent provided in Section 8.2. The Trustees may change from time to time, by resolution or in the Bylaws ~~of the Trust~~, such investment policies as they determine to be in the best interests of the Trust, including prohibitions or restrictions upon certain types of investments.

ARTICLE 6

SHARES

Section 6.1.         Authorized Shares. The total number of shares of beneficial interest which the Trust is authorized to issue is 420,000,000, of which 20,000,000 shares shall be preferred shares, par value $.01 per share (“Preferred Shares”), and 400,000,000 shares shall be common shares, $0.01 par value per share (“Common Shares”). The aggregate par value of all shares of beneficial interest having par value is $4,200,000.

The Board of Trustees, without any action by the Shareholders of the Company, may amend the Declaration of Trust from time to time to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of beneficial interest of any class that the Company is authorized to issue.

Section 6.2.         Common Shares.

(a)         Dividend Rights. Subject to the preferential dividend rights of the Preferred Shares, if any, as may be determined by the Board of Trustees pursuant to Section 6.3, the holders of Common Shares shall be entitled to receive such dividends as may be declared by the Board of Trustees.

(b)         Rights Upon Liquidation. Subject to the preferential rights of the Preferred Shares, if any, as may be determined by the Board of Trustees pursuant to Section 6.3, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Trust, each holder of Common Shares shall be entitled to receive, ratably with each other holder of Common Shares, that portion of the assets of the Trust available for distribution to the holders of Common Shares that bears the same relation to the total amount of such assets of the Trust as the number of Common Shares held by such holder bears to the total number of Common Shares then outstanding.

(c)         Voting Rights. The holders of the Common Shares shall be entitled to vote on all matters (for which a common shareholder shall be entitled to vote thereon) at all meetings of the Shareholders of the Trust, and shall

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be entitled to one vote for each Common Share entitled to vote at such meeting, voting together with the holders of the Preferred Shares who are entitled to vote (except as otherwise may be determined by the Board of Trustees pursuant to Section 6.3).

Section 6.3.         Preferred Shares. With respect to the Preferred Shares, the Board of Trustees shall have the power from time to time (a) to classify or reclassify, in one or more series, any unissued Preferred Shares and (b) to reclassify any unissued shares of any series of Preferred Shares, in the case of either (a) or (b) by setting or changing the number of shares constituting such series and the designation, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such shares and, in such event, the Trust shall file for record with the State Department of Assessments and Taxation of Maryland articles supplementary to this Declaration of Trust in substance and form as prescribed by Title 8.

Section 6.4.         Dividends or Distributions. The Trustees may from time to time declare and cause the Trust to pay to Shareholders such dividends or distributions in cash, property or other assets of the Trust or in Securities of the Trust or from any other source as the Trustees in their discretion shall determine. The Trustees shall endeavor to declare and pay such dividends and distributions as shall be necessary for the Trust to qualify as a real estate investment trust under the REIT Provisions of the Code; however, Shareholders shall have no right to any dividend or distribution unless and until declared by the Trustees. The exercise of the powers and rights of the Trustees pursuant to this section shall be subject to the provisions of any class or series of Shares at the time outstanding. The receipt by any Person in whose name any Shares are registered on the records of the Trust or by his duly authorized agent shall be a sufficient discharge for all dividends or distributions payable or deliverable in respect of such Shares and from all liability to see to the application thereof.

Section 6.5.         General Nature of Shares. All Shares shall be personal property entitling the Shareholders only to those rights provided in this Declaration of Trust or in the resolution creating any class or series of Shares. The legal ownership of the Trust Property and the right to conduct the business of the Trust are vested exclusively in the Trustees; the Shareholders shall have no interest therein other than beneficial interest in the Trust conferred by their Shares and shall have no right to compel any partition, division, dividend or distribution of the Trust or any of the Trust Property. The death of a Shareholder shall not terminate the Trust or give his legal representative any rights against other Shareholders, the Trustees or the Trust Property, except the right, exercised in accordance with applicable provisions of the Bylaws, to receive a new certificate for Shares in exchange for the certificate held by the deceased Shareholder. Holders of Shares shall not have any preemptive right to subscribe to any securities of the Trust.

Section 6.6.         Restrictions on Ownership and Transfer; Exchange For Excess Shares.

(a)         Definitions. For the purposes of Sections 6.6, 6.7 and 6.8, the following terms shall have the following meanings:

“Beneficial Ownership” shall mean ownership of Shares either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(l)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings. Accordingly, for purposes hereof, Beneficial Ownership shall be calculated for any Person by dividing two numbers, (a) the number that is the numerator being the sum of (i) such Person’s ownership of outstanding Shares plus (ii) the maximum number of Shares issuable upon the exercise or conversion of outstanding warrants, preferred stock or other securities exercisable for or convertible into Shares owned by such Person and (b) the number that is the denominator being the sum of (i) all outstanding Shares plus (ii) the maximum number of Shares issuable upon the exercise or conversion of outstanding warrants, preferred stock or other securities exercisable for or convertible into Shares owned by such Person; provided that the Board of Trustees shall retain full authority to adopt such other approach to determining Beneficial Ownership as it may deem appropriate. Notwithstanding the foregoing, for purposes of determining compliance with this Section 6.6 by any Person to whom the Trust issues an option or warrant (or any Shareholder of any such Person), such option or warrant shall not be deemed to confer upon such

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Person Beneficial Ownership or Constructive Ownership of the Shares issuable upon the exercise thereof, and the Shares issuable upon the exercise thereof shall be excluded from both the numerator and denominator of the foregoing calculation.

“Beneficiary” shall mean the beneficiary of the Special Trust as determined pursuant to Section 6.8(e).

“Common Equity Shares” shall mean outstanding Shares that are either Common Shares or Excess Common Shares.

“Constructive Ownership” shall mean ownership of Shares either directly or constructively through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings. Accordingly, for purposes hereof, Constructive Ownership shall be calculated for any Person by dividing two numbers, (a) the number that is the numerator being the sum of (i) such Person’s ownership of outstanding Shares plus (ii) the maximum number of Shares issuable upon the exercise or conversion of outstanding warrants, preferred stock or other securities exercisable for or convertible into Shares owned by such Person and (b) the number that is the denominator being the sum of (i) all outstanding Shares plus (ii) the maximum number of Shares issuable upon the exercise or conversion of outstanding warrants, preferred stock or other securities exercisable for or convertible into Shares owned by such Person; provided that the Board of Trustees shall retain full authority to adopt such other approach to determining Constructive Ownership as it may deem appropriate. Notwithstanding the foregoing, for purposes of determining compliance with Sections 6.6(b) and (c) by any Person to whom the Trust issues an option or warrant (or any Shareholder of any such Person), such option or warrant shall not be deemed to confer upon such Person Beneficial Ownership or Constructive Ownership of the Shares issuable upon the exercise thereof, and the Shares issuable upon the exercise thereof shall be excluded from both the numerator and denominator of the foregoing calculation.

“Event” shall have the meaning assigned to it in Section 6.6(c).

“Excess Common Shares” shall mean Excess Shares that would, under Section 6.8(e)(i), automatically be exchanged for Common Shares in the event of a transfer of an interest in the Special Trust in which such Excess Shares are held.

“Excess Preferred Shares” shall mean Excess Shares that would, under Section 6.8(e)(i), automatically be exchanged for Preferred Shares in the event of a transfer of an interest in the Special Trust in which such Excess Shares are held.

“Excess Shares” shall mean, as applicable, Excess Common Shares or Excess Preferred Shares.

“Exempt Parties” shall mean (i) (A) The Richard M. Osborne Trust (the “Osborne Trust”), (B) Turkey Vulture Fund XIII, Ltd., (C) Richard M. Osborne (“Osborne”) and all of the members of Osborne’s immediate family, as such term is defined in Section 544(a)(2) of the Code and (D) any Section 544 Subsidiary of the entity or the individuals described in (A), (B) or (C), above (the entities and individuals described in clauses (A), (B), (C) and (D) above being collectively referred to herein as the “Osborne Affiliates”), (ii) Safeguard Scientifics, Inc. and any Section 544 Subsidiary thereof (collectively, the “SSI Affiliates”) and (iii) The Nichols Company and any Section 544 Subsidiary thereof (collectively, the “Nichols Affiliates”). The term “Exempt Party” shall mean any of the foregoing.

“Market Price” shall mean the last reported sales price reported on the ~~American~~New York Stock Exchange of Shares on the trading day immediately preceding the relevant date, or if the Shares are not then traded on the ~~American~~New York Stock Exchange, the last reported sales price of Shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Shares may be traded, or if the Shares are not then traded over any exchange or quotation system, then the market price of the Shares on the relevant date as determined in good faith by the Board of Trustees of the Trust. The Market

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Price of the Common Shares shall be determined separately from the Market Price of any outstanding class of Preferred Shares.

“Ownership Limit” shall mean 9.8% in value of the outstanding Shares.

“Ownership Limitation Termination Date” shall mean the first day after the date on which the Board of Trustees determines that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a REIT.

“Permissible Ownership Threshold” shall mean as to the Osborne Affiliates, the SSI Affiliates and The Nichols Affiliates, respectively, 33.33%, 35.25% and 9.25%; provided that, once an Exempt Party transfers Shares such that such Exempt Party following such transfer Beneficially Owns and Constructively Owns less in value than the Ownership Limit, then such Exempt Party’s Permissible Ownership Threshold shall equal the Ownership Limit; provided, further, however, that the foregoing proviso shall not restrict SSI Affiliates or Nichols Affiliates from acquiring Shares upon the redemption of Class A Units issued to them by Brandywine Operating Partnership, L.P. if such acquisition would not result in such SSI Affiliates or Nichols Affiliates exceeding the applicable percentage (35.25% or 9.25%) specified above.

“Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity or any government or agency or political subdivision thereof and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but does not include an underwriter which participates in a public offering of Shares for a period of 25 days following the purchase by such underwriter of those Shares.

“Purported Beneficial Holder” shall mean, with respect to any event other than a purported Transfer which results in Excess Shares, the person for whom the Purported Record Holder of the Shares that were, pursuant to Section 6.6(c), automatically exchanged for Excess Shares upon the occurrence of such event held such Shares.

“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer which results in Excess Shares, the purported beneficial transferee for whom the Purported Record Transferee would have acquired Shares, if such Transfer had been valid under Section 6.6(b).

“Purported Record Holder” shall mean, with respect to any event other than a purported Transfer which results in Excess Shares, the record holder of the Shares that were, pursuant to Section 6.6(c), automatically exchanged for Excess Shares upon the occurrence of such event.

“Purported Record Transferee” shall mean, with respect to any purported Transfer which results in Excess Shares, the record holder of the Shares if such Transfer had been valid under Section 6.6(b).

“REIT” shall mean a real estate investment trust under Section 856 of the Code.

“Section 544 Subsidiary” of any individual or entity shall mean any entity, over 50% of the ownership interest in which is owned, directly or indirectly (applying the principles of Section 544 of the Code) by the individual or entity in question.

“Special Trust” shall mean the trust created pursuant to Section 6.8(a).

“Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition of Shares or capital stock of any Person (including (i) the granting of any option or entering into any agreement for

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the sale, transfer or other disposition of Shares, (ii) the sale, transfer, exercise, assignment or other disposition of any securities or rights convertible into or exchangeable for Shares or (iii) the establishment of a put or the granting to a third party of a call right with respect to Shares), whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise.

“Trustee” shall mean, for purposes of this Article VI only, the Trust, as trustee for the Special Trust, and any successor trustee appointed by the Trust.

(b)        Restrictions on Ownership and Transfer.

(i)         Except as provided in Section 6.6(k), prior to the Ownership Limitation Termination Date, no Person (other than an Exempt Party) shall Beneficially Own or Constructively Own any Shares to the extent such ownership would exceed the Ownership Limit. In addition, except as provided in Section 6.6(k), prior to the Ownership Limitation Termination Date, no Exempt Party shall Beneficially Own or Constructively Own any Shares in excess of the Permissible Ownership Threshold for such Exempt Party.

(ii)         Except as provided in Section 6.6(k), prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in any Person (other than an Exempt Party) Beneficially Owning or Constructively Owning Shares in excess of the Ownership Limit shall be void ab initio as to the Transfer of such Shares which would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of such Ownership Limit; and the intended transferee shall acquire no rights in or to such Shares.

(iii)        Except as provided in Section 6.6(k), prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in any Exempt Party Beneficially Owning or Constructively Owning Shares in excess of the Permissible Ownership Threshold for such Exempt Party shall be void ab initio as to the Transfer of such Shares which would be otherwise Beneficially Owned or Constructively Owned by such Exempt Party in excess of the Permissible Ownership Threshold for such Exempt Party; and such Exempt Party shall acquire no rights in or to such Shares.

(iv)        Prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in Shares being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of such Shares which would be otherwise beneficially owned by the transferee; and the intended transferee shall acquire no rights in such Shares.

(v)         Prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in the Trust being “closely held” within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of the Shares which would cause the Trust to be “closely held” within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such Shares.

(vi)       The Board of Trustees shall have the authority to select the Ownership Limitation Termination Date.

(c)        Exchange For Excess Stock.

(i)         If, notwithstanding the other provisions contained in this Section 6.6, at any time prior to the Ownership Limitation Termination Date, there is a purported Transfer such that any Person (other than an Exempt Party) would Beneficially Own or Constructively Own Shares in excess of the Ownership Limit, then, except as otherwise provided in Section 6.6(k), such number of Shares in excess of such Ownership Limit (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of shares of Excess Shares. Such exchange shall be effective as of the close of business on the business day prior to the date of the Transfer.

(ii)        If, notwithstanding the other provisions contained in this Section 6.6, at any time prior to the Ownership Limitation Termination Date, there is a purported Transfer such that an Exempt Party would Beneficially Own or Constructively Own Shares in excess of the applicable Permissible Ownership Threshold, then, except as otherwise

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provided in Section 6.6(k), such number of Shares in excess of the applicable Permissible Ownership Threshold (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of Excess Shares. Such exchange shall be effective as of the close of business on the business day prior to the date of the Transfer.

(iii)        If, notwithstanding the other provisions contained in this Section 6.6, at any time prior to the Ownership Limitation Termination Date, there is a purported Transfer which, if effective, would cause the Trust to become “closely held” within the meaning of Section 856(h) of the Code, then the Shares being Transferred which would cause the Trust to be “closely held” within the meaning of Section 856(h) of the Code (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of Excess Shares. Such exchange shall be effective as of the close of business on the business day prior to the date of the Transfer.

(iv)        If, notwithstanding the other provisions contained in this Section 6.6, at any time prior to the Ownership Limitation Termination Date, an event other than a purported Transfer (an “Event”) occurs which would (i) cause any Person (other than an Exempt Party) to Beneficially Own or Constructively Own Shares in excess of the Ownership Limit, or (ii) cause an Exempt Party to Beneficially Own or Constructively Own Shares in excess of such Exempt Party’s applicable Permissible Ownership Threshold, then, except as otherwise provided in Section 6.6(k), Shares Beneficially Owned or Constructively Owned by such Person or Exempt Party, as the case may be (rounded up to the nearest whole Share), shall be automatically exchanged for an equal number of Excess Shares to the extent necessary to eliminate such excess ownership. Such exchange shall be effective as of the close of business on the business day prior to the date of the Event. In determining which Shares are exchanged, Shares directly held or Beneficially Owned by any Person who caused the Event to occur shall be exchanged before any Shares not so held are exchanged. Where several such Persons exist, the exchange shall be pro rata.

(d)         Remedies For Breach. If the Board of Trustees or its designee(s) shall at any time determine that a Transfer has taken place in violation of Section 6.6(b) or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution) of any Shares that would result in Shares being beneficially owned by less than 100 persons as contemplated by Section 6.6(b)(iv), or in Beneficial Ownership or Constructive Ownership of any Shares in violation of Section 6.6(b), the Board of Trustees or its designees shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer (or any Transfer related to such intent), including, but not limited to, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers in violation of Sections 6.6(b)(ii), (iii), (iv) or (v) shall automatically result in the exchange described in Section 6.6(c), irrespective of any action (or non-action) by the Board of Trustees or its designees.

(e)         Notice of Ownership or Attempted Ownership in Violation of Section 6.6(b). Any Person who acquires or attempts to acquire Beneficial Ownership or Constructive Ownership of Shares in violation of Section 6.6(b) shall immediately give written notice to the Trust of such acquisition or attempted acquisition and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such acquisition or attempted acquisition on the Trust’s status as a REIT.

(f)         Owners Required to Provide Information. Prior to the Ownership Limitation Termination Date:

(i)         every Beneficial Owner or Constructive Owner of more than 4.0% in value of the outstanding Shares shall, within 30 days after January 1 of each year, give written notice to the Trust stating the name and address of such Beneficial Owner or Constructive Owner, the number of Shares Beneficially Owned or Constructively Owned, and a description of how such Shares are held. Each such Beneficial Owner or Constructive Owner shall provide to the Trust such additional information as the Trust may request in order to determine the effect, if any, of such Beneficial Ownership or Constructive Ownership on the Trust’s status as a REIT.

(ii)         Each Person who is a Beneficial Owner or Constructive Owner of Shares and each Person (including the shareholder of record) who is holding Shares for a Beneficial Owner or Constructive Owner shall provide to the Trust such information as the Trust may request in order to determine the Trust’s status as a REIT or to comply with regulations promulgated under the REIT provisions of the Code.

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(g)         Remedies Not Limited. Subject to Section 6.6(l) hereof, nothing contained in this Section 6.6 shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of its Shareholders by preserving the Trust’s REIT status.

(h)         Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article VI including any definition contained in Section 6.6(a) and any ambiguity with respect to which Shares are to be exchanged for Excess Shares in a given situation, the Board of Trustees shall have the authority to determine the application of the provisions of this Section 6.6 with respect to any situation based on the facts known to it.

(i)         Increase in Ownership Limit. Subject to the limitations provided in Section 6.6(j), the Board of Trustees may from time to time increase the Ownership Limit.

(j)         Limitations on Modifications.

(i)         The Ownership Limit may not be increased if, after giving effect to such increase, five Beneficial Owners of Shares would Beneficially Own, in the aggregate, more than 49.9% of the outstanding Shares.

(ii)         Prior to an increase in the Ownership Limit pursuant to Section 6.6(i), the Board of Trustees may require such opinions of counsel or the Trust’s tax accountants, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Trust’s status as a REIT.

(k)         Exceptions. The Board of Trustees, with a ruling from the Internal Revenue Service or an opinion of counsel or the Trust’s tax accountants to the effect that such exemption will not result in the Trust being “closely held” within the meaning of Section 856(h) of the Code, may exempt a Person from the Ownership Limit or the Permissible Ownership Threshold, as the case may be, if the Board of Trustees obtains such representations and undertakings from such Person as the Board of Trustees may deem appropriate and such Person agrees that any violation or attempted violation of any of such representations or undertakings will result in, to the extent necessary or otherwise deemed appropriate by the Board of Trustees, the exchange of Shares held by such Person for Excess Shares in accordance with Section 6.6(c).

(l)         New York Stock Exchange Transactions. Nothing in this Section 6.6 (including without limitation the authority of the Board contained in Section 6.6(g) hereof) shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange, any successor exchange or quotation system thereto, or any other exchange or quotation system over which the Shares may be traded from time to time. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article 6 and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article 6.

Section 6.7.         Legend. (1) Each certificate for Common Shares hereafter issued shall bear substantially the following legend:

“The Common Shares represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Trust’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). No Person may Beneficially Own or Constructively Own Shares in excess of 9.8% in value (or such greater percentage as may be determined by the Board of Trustees) of the outstanding Shares of the Trust (unless such Person is an Exempt Party). No Person who is an Exempt Party may Beneficially Own or Constructively Own Shares in excess of the Permissible Ownership Threshold for such Exempt Party. Any Person who attempts to Beneficially Own or Constructively Own Shares in excess of the above limitations must immediately notify the Trust. All capitalized terms used in this legend have the meanings set forth in the Declaration of Trust, a copy of which, including the restrictions on ownership and transfer, will be sent

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without charge to each Shareholder who so requests. If the restrictions on ownership and transfer are violated, the Common Shares represented hereby will be automatically exchanged for Excess Shares which will be held in trust by the Trust.”

(b)         Each certificate for Preferred Shares hereafter issued shall bear substantially the following legend:

“The Preferred Shares represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Trust’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). No Person may Beneficially Own or Constructively Own Shares in excess of 9.8% in value (or such greater percentage as may be determined by the Board of Trustees) of the outstanding Shares of the Trust (unless such Person is an Exempt Party). No Person who is an Exempt Party may Beneficially Own or Constructively Own Shares in excess of the Permissible Ownership Threshold for such Exempt Party. Any Person who attempts to Beneficially Own or Constructively Own Shares in excess of the above limitations must immediately notify the Trust. All capitalized terms used in this legend have the meanings set forth in the Declaration of Trust, a copy of which, including the restrictions on ownership and transfer, will be sent without charge to each Shareholder who so requests. If the restrictions on ownership and transfer are violated, the Preferred Shares represented hereby will be automatically exchanged for Excess Shares which will be held in trust by the Trust.”

Section 6.8.         Excess Shares.

(a)         Ownership in Trust. Upon any purported Transfer or Event that results in an exchange of Shares for Excess Shares pursuant to Section 6.6(c), such Excess Shares shall be deemed to have been transferred to the Trust, as Trustee of a Special Trust for the exclusive benefit of the Beneficiary or Beneficiaries to whom an interest in such Excess Shares may later be transferred pursuant to Section 6.8(e). Excess Shares so held in trust shall be issued and outstanding Shares of the Trust. The Purported Record Transferee or Purported Record Holder shall have no rights in such Excess Shares except as and to the extent provided in Section 6.8(e).

(b)         Dividend Rights. Excess Shares shall not be entitled to any dividends or distributions. Any dividend or distribution paid prior to the discovery by the Trust that the Shares with respect to which the dividend or distribution was made had been exchanged for Excess Shares shall be repaid to the Trust upon demand.

(c)         Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Trust, (i) subject to the preferential rights of the Preferred Shares, if any, as may be determined by the Board of Trustees pursuant to Section 6.3 and the preferential rights of the Excess Preferred Shares, if any, each holder of Excess Common Shares shall be entitled to receive, ratably with each other holder of Common Shares and Excess Common Shares, that portion of the assets of the Trust available for distribution to the holders of Common Shares or Excess Common Shares which bears the same relation to the total amount of such assets of the Trust as the number of Excess Common Shares held by such holder bears to the total number of Common Shares and Excess Common Shares then outstanding and (ii) each holder of Excess Preferred Shares shall be entitled to receive that portion of the assets of the Trust which a holder of the Preferred Shares that were exchanged for such Excess Preferred Shares would have been entitled to receive had such Preferred Shares remained outstanding. The Trust, as holder of the Excess Shares in trust, or if the Trust shall have been dissolved, any trustee appointed by the Trust prior to its dissolution, shall distribute ratably to the Beneficiaries of the Special Trust, when determined, any such assets received in respect of the Excess Shares in any liquidation, dissolution or winding up of, or any distribution of the assets of the Trust.

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(d)         Voting Rights. The holders of Excess Shares shall not be entitled to vote on any matters (except as required by law).

(e)         Restrictions On Transfer; Designation of Beneficiary.

(i)         Excess Shares shall not be transferrable. The Purported Record Transferee or Purported Record Holder may freely designate a Beneficiary of an interest in the Special Trust (representing the number of Excess Shares held by the Special Trust attributable to a purported Transfer or Event that resulted in the Excess Shares) if (i) the Excess Shares held in the Special Trust would not be Excess Shares in the hands of such Beneficiary and (ii) the Purported Beneficial Transferee or Purported Beneficial Holder does not receive a price, as determined on a Share-by-Share basis, for designating such Beneficiary that reflects a price for such Excess Shares that, (I) in the case of a Purported Beneficial Transferee, exceeds (x) the price such Purported Beneficial Transferee paid for the Shares in the purported Transfer that resulted in the exchanges of Shares for Excess Shares, or (y) if the Purported Beneficial Transferee did not give value for such Shares (having received such Shares pursuant to a gift, devise or other transaction), the Market Price of such Shares on the date of the purported Transfer that resulted in the exchange of Shares for Excess Shares or (II) in the case of a Purported Beneficial Holder, exceeds the Market Price of the Shares that were automatically exchanged for such Excess Shares on the date of such exchange. Upon such a transfer of an interest in the Special Trust, the corresponding shares of Excess Shares in the Special Trust shall be automatically exchanged for an equal number of Common Shares or Preferred Shares (depending upon the type of Shares that were originally exchanged for such Excess Shares) and such Common Shares or Preferred Shares shall be transferred of record to the transferee of the interest in the Special Trust if such Common Shares or Preferred Shares would not be Excess Shares in the hands of such transferee. Prior to any transfer of any interest in the Special Trust, the Purported Record Transferee or Purported Record Holder, as the case may be, must give advance notice to the Trust of the intended transfer and the Trust must have waived in writing its purchase rights under

Section 6.8(f).

(ii)         Notwithstanding the foregoing, if a Purported Beneficial Transferee or Purported Beneficial Holder receives a price for designating a Beneficiary of an interest in the Special Trust that exceeds the amounts allowable under Section 6.8(e)(i), such Purported Beneficial Transferee or Purported Beneficial Holder shall pay, or cause such Beneficiary to pay, such excess to the Trust.

(f)         Purchase Right in Excess Shares. Excess Shares shall be deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to, (I) in the case of Excess Shares resulting from a purported Transfer, the lesser of (i) the price per share in the transaction that created such Excess Shares (or, in the case of a gift, devise or other transaction, the Market Price at the time of such gift, devise or other transaction) or (ii) the Market Price on the date the Trust, or its designee, accepts such offer or (II) in the case of Excess Shares created by an Event, the lesser of (i) the Market Price of the Shares originally exchanged for the Excess Shares on the date of such exchange or (ii) the Market Price of such Shares on the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer for a period of ninety (90) days after the later of (i) the date of the purported Transfer or Event which resulted in an exchange of Shares for such Excess Shares and (ii) the date the Board of Trustees determines that a purported Transfer or other event resulting in an exchange of Shares for such Excess Shares has occurred, if the Trust does not receive a notice of any such Transfer pursuant to Section 6.6(e).

Section 6.9.         Severability; Agent for Trust. If any provision of Section 6.6, 6.7 or 6.8 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court. In any event, to the extent such court holds the Purported Record Transferee to be the record and beneficial owner of Shares which, had the provisions of Sections 6.6, 6.7 and 6.8 been enforced, would have been exchanged for Excess Shares, such Purported Record Transferee shall be deemed, at the option of the Trust, to have acted as agent on behalf of the Trust in acquiring such transferred Shares and to hold such Shares on behalf of the Trust.

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ARTICLE 7

SHAREHOLDERS

Section 7.1.         Meetings of Shareholders. There shall be an annual meeting of the Shareholders, to be held at such time and place as shall be determined by or in the manner prescribed in the Bylaws at which the Trustees shall be elected and any other proper business may be conducted. Except as otherwise provided in this Declaration of Trust, special meetings of Shareholders may be called in the manner provided in the Bylaws. Special meetings of Shareholders may be called upon the written request of Shareholders holding an aggregate of not less than ten percent (10%) of the Common Shares. Special meetings of shareholders may also be called by holders of Preferred Shares to the extent, if any, determined by the Board of Trustees in connection with the establishment of a class or series of Preferred Shares. If there are no Trustees, the officers of the Trust shall promptly call a special meeting of the Shareholders entitled to vote for the election of successor Trustees. Any meeting may be adjourned and reconvened as the Trustees determine or as provided in the Bylaws.

Section 7.2.         Voting Rights of Shareholders. Subject to the provisions of any class or series of Preferred Shares then outstanding and the mandatory provisions of any applicable laws or regulations, the Shareholders shall be entitled to vote only on the following matters: (a) election or removal of Trustees as provided in Sections 7.1 and 2.3 and Section 8-202 of Title 8 and in a provision of the Bylaws adopted by the Board; (b) amendment of this Declaration of Trust as provided in Section 9.1; (c) a matter specified in Section 3.3; ~~and~~ (d) a merger of the Trust with or into another entity Trust as and to the extent required by Section 8-501.1 of Title 8, provided, however, that notwithstanding any provision of law permitting or requiring a merger of the Trust to be taken or authorized by the affirmative vote of Shareholders by a greater number of votes, any such merger of the Trust shall be effective and valid if taken or approved by the affirmative vote of a majority of all of the votes entitled to be cast on the matter; (e) such other matters with respect to which the Board of Trustees has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the shareholders for approval or ratification; and (f) amendments to the Bylaws, to the extent permitted in the Bylaws by a Bylaw amendment adopted by the Board. Except with respect to the foregoing matters or as otherwise provided in the Bylaws, no action taken by the Shareholders at any meeting shall in any way bind the Trustees.

Section 7.3.         Shareholder Action to be Taken by Meeting. Any action required or permitted to be taken by the Shareholders of the Trust must be effected at a duly called annual or special meeting of Shareholders of the Trust and may not be effected by any consent in writing of such Shareholders. Notwithstanding anything contained in this Declaration of Trust to the contrary, the affirmative vote of at least a majority of the then outstanding Shares entitled to vote in the election of Trustees, voting together as a single class, shall be required to amend, repeal, or adopt any provision inconsistent with this Section 7.3 and the affirmative vote of such number or percentage of the then outstanding Shares as is specified in this Declaration of Trust or, if not so specified, in the Bylaws shall be required to take any other action required or permitted to be taken by the Shareholders.

ARTICLE 8

LIABILITY OF SHAREHOLDERS, TRUSTEES, OFFICERS,

EMPLOYEES AND AGENTS AND TRANSACTIONS

BETWEEN AFFILIATES AND THE TRUST

Section 8.1.         Limitation of Shareholder Liability. No Shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of his being a Shareholder, nor shall any Shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Trust Property or the affairs of the Trust. All written contracts to which the Trust is a party shall include a provision to the effect that the Shareholders shall not be personally liable thereon.

Section 8.2.         Limitation of Trustee and Officer Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees and officers of a real estate investment trust, no

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Trustee or officer of the Trust shall be liable to the Trust or to any Shareholder for money damages. Neither the amendment nor repeal of this Section, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this Section, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this Section, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of trustees and officers of a Maryland real estate investment trust for money damages in a suit by or on behalf of the Trust or by any Shareholder, no Trustee or officer of the Trust shall be liable to the Trust or to any Shareholder for money damages except to the extent that (i) the Trustee or officer actually received an improper benefit or profit in money, property, or services, for the amount of the benefit or profit in money, property, or services actually received; or (ii) a judgment or other final adjudication adverse to the Trustee or officer is entered in a proceeding based on a finding in the proceeding that the Trustee’s or officer’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

Section 8.3.         Express Exculpatory Clauses in Instruments. Neither the Shareholders nor the Trustees, officers, employees or agents of the Trust shall be liable under any written instrument creating an obligation of the Trust, and all Persons shall look solely to the Trust Property for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Shareholder, Trustee, officer, employee or agent liable thereunder to any third party, nor shall the Trustees or any officer, employee or agent of the Trust be liable to anyone for such omission. No amendment of this Declaration of Trust or repeal of any of its provisions shall limit or eliminate the limitation of liability provided to Trustees and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

Section 8.4.         Indemnification. The Trust shall indemnify (i) its Trustees and officers, whether serving the Trust or at its request any other entity, to the full extent required or permitted by the general laws of the State of Maryland applicable to ordinary business corporations now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by such laws, and (ii) the Shareholders and other employees and agents of the Trust to such extent as shall be authorized by the Trustees or the Bylaws and as permitted by law. Nothing contained herein shall be construed to protect any Person against any liability to the extent such protection would violate Maryland statutory or decisional law applicable to real estate investment trusts organized under Title 8 or any successor provision. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Trustees may take such action as is necessary to carry out these indemnification provisions and are expressly empowered to adopt, approve and amend from time to time such bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of this Declaration of Trust or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

Section 8.5.         Transactions Between the Trust and its Trustees, Officers, Employees and Agents. Subject to any express restrictions in this Declaration of Trust or adopted by the Trustees in the Bylaws or by resolution, the Trust (which, for purposes of this Section 8.5, shall include the Trust and any of its subsidiaries) may enter into any contract or transaction of any kind (including without limitation for the purchase or sale of property or for any type of services, including those in connection with underwriting or the offer or sale of Securities of the Trust) with any Person, including any Trustee, officer, employee or agent of the Trust or any Person Affiliated with the Trust or a Trustee, officer, employee or agent of the Trust, whether or not any of them has a financial interest in such transaction; provided, however, that the following contracts and transactions may not be consummated by the Trust unless first approved by the affirmative vote of a majority of the Trustees who have no interest in the contract or transaction: any contract or transaction between the Trust and any Trustee, officer, employee or agent of the Trust or any person Affiliated with the Trust or a Trustee, officer, employee or agent of the Trust.

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ARTICLE 9

AMENDMENT; REORGANIZATION; MERGER, ETC.

Section 9.1.         Amendment.

(a)         This Declaration of Trust may be amended by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote thereon~~, except that Section 11.5 shall not be amended or repealed, nor shall provisions inconsistent therewith be adopted, except by the affirmative vote of the holders of not less than 80% of the Shares then outstanding and entitled to vote~~. Notwithstanding the foregoing, no vote or other action of Shareholders shall be required in order for the Board of Trustees to amend this Declaration of Trust pursuant to Section 6.1.

(b)         An amendment to this Declaration of Trust shall become effective as provided in Section 11.6.

(c)         This Declaration of Trust may not be amended except as provided in this Section 9.1.

Section 9.2.         Merger, Consolidation or Sale of Trust Property. Subject to the provisions of any class or series of Preferred Shares at the time outstanding and subject to Section 8-501.1 of Title 8, as and to the extent applicable, the Trustees shall have the power to (i) merge the Trust with or into another entity, (ii) consolidate the Trust with one or more other entities into a new entity or (iii) sell or otherwise dispose of all or substantially all of the Trust Property~~.~~; provided, however, that if a shareholder vote is required pursuant to the provisions of Title 8 for a merger of the Trust with or into another entity, then such merger shall be approved by the affirmative vote of a majority of all of the votes entitled to be cast thereon.

ARTICLE 10

DURATION AND TERMINATION OF TRUST

Section 10.1.       Duration of Trust. The Trust shall continue perpetually unless terminated pursuant to Section 10.2 or pursuant to any applicable provision of Title 8.

Section 10.2.       Termination of Trust.

(a)         Subject to the provisions of any class or series of Preferred Shares at the time outstanding and subject to Section 8-501.1 of Title 8, as and to the extent applicable, the Trustees shall have the power to terminate the Trust. Upon the termination of the Trust:

(i)         The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration of Trust shall continue, including the powers to fulfill or discharge the Trust’s contracts, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more Persons at public or private sale for consideration which may consist in whole or in part of cash, Securities or other property of any kind, discharge or pay its liabilities and do all other acts appropriate to liquidate its business.

(ii)         After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly in each, among the Shareholders according to their respective rights, so that after payment in full or the setting apart for payment of such preferential amounts, if any, to which the holders of any Shares (other than Common Shares) at the time outstanding shall be entitled, the remaining Trust Property available for payment and distribution to Shareholders shall, subject to any participating or similar rights of Shares (other than Common Shares) at the time outstanding, be distributed ratably among the holders of Common Shares at the time outstanding.

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(b)         After termination of the Trust, the liquidation of its business, and the distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and file with the Trust’s records a document certifying that the Trust has been duly terminated, and the Trustees shall be discharged from all liabilities and duties hereunder, and the rights and interests of all Shareholders shall cease.

ARTICLE 11

MISCELLANEOUS

Section 11.1.       Governing Law. This Declaration of Trust is executed by the undersigned Trustees and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof.

Section 11.2.       Reliance by Third Parties. Any certificate shall be final and conclusive as to any Persons dealing with the Trust if executed by an individual who, according to the records of the Trust or of any recording office in which this Declaration of Trust may be recorded, appears to be the Secretary or an Assistant Secretary of the Trust or a Trustee, and if certifying to: (i) the number or identity of Trustees, officers of the Trust or Shareholders; (ii) the due authorization of the execution of any document; (iii) the action or vote taken, and the existence of a quorum, at a meeting of Trustees or Shareholders; (iv) a copy of this Declaration or of the Bylaws as a true and complete copy as then in force; (v) an amendment to this Declaration; (vi) the termination of the Trust; or (vii) the existence of any fact or facts which relate to the affairs of the Trust. No purchaser, lender, transfer agent or other Person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made on behalf of the Trust by the Trustees or by any officer, employee or agent of the Trust.

Section 11.3.       Provisions in Conflict with Law or Regulations.

(a)         The provisions of this Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the REIT Provisions of the Code, Title 8 or other applicable federal or state laws, the Conflicting Provisions shall be deemed never to have constituted a part of this Declaration of Trust, even without any amendment of this Declaration pursuant to Section 9.1; provided, however, that such determination by the Trustees shall not affect or impair any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination. No Trustee shall be liable for making or failing to make such a determination.

(b)         If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

Section 11.4.       Construction. In this Declaration of Trust, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Declaration. In defining or interpreting the powers and duties of the Trust and its Trustees and officers, reference may be made, to the extent appropriate and not inconsistent with the Code or Title 8, to Titles 1 through 3 of the Corporations and Associations Article of the Annotated Code of Maryland. In furtherance and not in limitation of the foregoing, in accordance with the provisions of Title 3, Subtitles 6 and 7, of the Corporations and Associations Article of the Annotated Code of Maryland, the Trust shall be included within the definition of “corporation” for purposes of such provisions.

~~Section 11.5.       Business Combinations. The provisions of Subtitle 6 of Title 3 of the Corporations and Associations Article of the Annotated Code of Maryland, as such provisions exist as of June 4, 1986, are by this reference incorporated herein as if here set forth in their entirety. Such provisions shall be interpreted in a~~

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~~manner consistent with that in which they would be interpreted pursuant to the above referenced statute as such statute exists as of June 4, 1986, assuming the validity of such statute and its applicability to the Trust.~~

Section 11.5.       Business Combination Opt-Out. Notwithstanding any other provision of this Declaration of Trust or the Bylaws, from and after the date that is 18 months after the 2018 Annual Meeting of the Shareholders of the Trust, Title 3, Subtitle 6 of the Corporations and Associations Article of the Annotated Code of Maryland (or any successor statute) shall not apply to any business combination (as defined in Section 3-601(e) of such Subtitle) between the Trust and any holder of shares of beneficial interest of the Trust.

Section 11.6.       Recordation. This Declaration of Trust and any amendment hereto shall be filed for record with the State Department of Assessments and Taxation of Maryland and may also be filed or recorded in such other places as the Trustees deem appropriate, but failure to file for record this Declaration or any amendment hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of this Declaration or any amendment hereto. A restated Declaration shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

THIRD: The Board of Trustees adopted a resolution which provides that the Trust is prohibited from electing to be subject to the provisions of Section 3-803 of the Maryland General Corporation Law, and that the foregoing prohibition may not be repealed unless the repeal of such prohibition is approved by the shareholders of the Trust by the affirmative vote of at least a majority of the votes cast on the matter by shareholders entitled to vote generally in the election of trustees.

FOURTH: The amendment to and restatement of the Declaration of Trust of the Trust as hereinabove set forth have been duly advised by the Board of Trustees and approved by the shareholders of the Trust as required by law.

FIFTH: The undersigned officer acknowledges these Articles of Amendment and Restatement to be the trust act of the Trust and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, ~~this Amended and Restated Declaration of Trust has been signed on this 12th day of May, 1997 by the undersigned Trustees, each of whom acknowledges, under penalty of perjury, that this document is his free act and deed, and that to the best of his knowledge, information, and belief, the matters and facts set forth herein are true in all material respects.~~the Trust has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and Chief Executive Officer and attested to by its Senior Vice President, General Counsel and Secretary on this              day of                     , 2018.

ATTEST:			BRANDYWINE REALTY TRUST

~~Anthony A. Nichols, Sr.~~

(SEAL)
Name:	Jennifer Matthews Rice	Name:	Gerard H. Sweeney
Title:	Senior Vice President, General Counsel and Secretary	Title:	President and Chief Executive Officer

~~Joseph L. Carboni~~

~~Richard M. Osborne~~

~~Warren V. Musser~~

~~Walter D’Alessio~~

~~Charles P. Pizzi~~

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Appendix B:

Reconciliation of Non-GAAP Financial

Measures to GAAP Measures (unaudited,

in thousands)

Twelve Months Ended December 31, 2017

Reconciliation of Net Income to Funds from Operations:
Net income attributable to common shareholders	$ 115,310
Add (deduct):
◾ Net income attributable to non-controlling interests - LP units	980
◾ Nonforfeitable dividends allocated to unvested restricted shareholders	327
◾ Net gain on real estate venture transactions	(80,526)
◾ Net gain on disposition of real estate	(31,657)
◾ Provision for impairment	2,730
◾ Other than temporary impairment of an equity method investment	4,844
◾ Depreciation and amortization:
– Real property	142,548
– Leasing costs including acquired intangibles	35,920
– Company’s share of unconsolidated real estate ventures	39,622
– Partners’ share of consolidated real estate ventures	(231)
Funds from operations	$ 229,867
◾ Funds from operations allocable to unvested restricted shareholders	(648)
Funds from operations available to common share and unit holders (FFO)	$ 229,219
FFO per share - fully diluted	$1.29
Plus: capital market, transactional items and other	8,200
FFO, excluding capital market, transaction items and other	$ 237,419
FFO per share, excl. capital market, transaction items and other - fully diluted	$ 1.33
Weighted-average shares/units outstanding - fully diluted	178,287,965

A P P E N D I X  B    |    1

Cash Available for Distribution
Funds from operations available to common share and unit holders	$229,219
Add (deduct):
◾ Rental income from straight-line rent net of straight-line rent termination fees	(27,115)
◾ Amortization of tenant inducements	1,773
◾ Deferred market rental income	(3,070)
◾ Company’s share of unconsolidated REV’s straight-line & deferred market rent	(5,171)
◾ Preferred share redemption charge	3,181
◾ Straight-line ground rent expense	88
◾ Stock-based compensation costs	5,139
◾ Fair market value amortization - mortgage notes payable	436
◾ Losses from early extinguishment of debt	3,933
◾ Loss on early extinguishment of debt - real estate venture	1,712
◾ Net gain on sale of undepreciated real estate	(953)
◾ Income tax benefit	(628)
◾ Provision for impairment on undepreciated real estate held for sale/sold	327
Subtotal certain items	(20,348)
Less: Revenue maintaining capital expenditures
◾ Building improvements	(8,159)
◾ Tenant improvements	(23,589)
◾ Lease commissions	(12,013)
Total revenue maintaining capital expenditures	$(43,761)

Cash available for distribution (CAD)	$165,110

Total distributions paid	113,446

Distributions paid per common share	$0.64

CAD payout ratio (Distributions paid per common share /CAD)	68.7%

A P P E N D I X  B    |    2

BRANDYWINE REALTY TRUST SAME STORE

OPERATIONS – TWELVE MONTHS

(unaudited and in thousands)

Of the 93 properties owned by the Company as of December 31, 2017, a total of 83 properties (“Same Store Properties”) containing an aggregate of 14.3 million net rentable square feet were owned for the entire twelve-month period ended December 31, 2017. Average occupancy for the Same Store Properties was 93.5% during 2017. The following table sets forth revenue and expense information for the Same Store Properties:

Twelve Months Ended December 31
	2017	2016
Revenue
◾ Rents	$365,717	$365,415

◾ Tenant reimbursements	66,124	61,747

◾ Termination fees	1,893	660

◾ Other	2,056	1,744

Total revenue	435,790	429,566

Operating expenses

◾ Property operating expenses	126,463	124,154

◾ Real estate taxes	39,928	39,061

Net operating income	$269,399	$266,351

Net operating income - percentage change over prior year	1.1%

Net operating income, excluding net termination fees & other	$265,450	$263,947

Net operating income, excluding net termination fees & other - percentage change over prior year	0.6%

Net operating income	$269,399	$266,351

◾ Straight line rents & other	(6,117)	(20,231)

◾ Above/below market rent amortization	(2,694)	(6,648)

◾ Amortization of tenant inducements	1,448	1,752

◾ Non-cash ground rent	88	88

Cash - Net operating income	$262,124	$241,312

Cash - Net operating income - percentage change over prior year	8.6%

Cash - Net operating income, excluding net termination fees & other	$257,043	$238,365

Cash - Net operating income, excluding net termination fees & other - percentage change over prior year	7.8%

A P P E N D I X  B    |    3

Twelve Months Ended December 31
	2017	2016
Net income:	$ 121,859	$ 40,501

Add/(deduct):

◾ Interest income	(1,113)	(1,236)

◾ Interest expense	81,886	84,708

◾ Interest expense - amortization of deferred financing costs	2,435	2,696

◾ Interest expense - financing obligation	-	679

◾ Equity in loss of real estate ventures	8,306	11,503

◾ Net gain on real estate venture transactions	(80,526)	(20,000)

◾ Net gain on disposition of real estate	(31,657)	(116,983)

◾ Net gain on sale of undepreciated assets	(953)	(9,232)

◾ Loss on early extinguishment of debt	3,933	66,590

◾ Depreciation and amortization	179,357	189,676

◾ General & administrative expenses	28,538	26,596

◾ Income tax benefit	(628)	-

◾ Provision for impairment	3,057	40,517

Consolidated net operating income	314,494	316,015

Less: Net operating income of non-same store properties and elimination of non-property specific operations	(45,095)	(49,664)

Same store net operating income	$ 269,399	$ 266,351

A P P E N D I X  B    |     4

Twelve Months Ended December 31, 2017

EBITDA Coverage Ratios
Net income (loss)			$121,859
Add (deduct) capital market, transactional and other items:
◾ Net gain on disposition of real estate			(31,657)
◾ Net gain on sale of undepreciated real estate			(953)
◾ Net gain on real estate venture transactions			(80,526)
◾ Loss on early extinguishment of debt			3,933
◾ Loss on early extinguishment of debt - real estate venture			1,712
◾ Income tax provision (benefit)			(628)
◾ Provision for impairment on investment in unconsolidated real estate venture			3,057
◾ Other than temporary impairment on investment in unconsolidated real estate venture			4,844
Income (Loss) adjusted for capital markets			21,641

Calculation of EBITDA
Interest expense
◾ Continuing operations			81,886
◾ Company’s share of unconsolidated real estate ventures			20,471
◾ Partners’ share of consolidated real estate ventures			(100)
Amortization of deferred financing costs			2,435
Depreciation and amortization
◾ Continuing operations			179,357
◾ Company’s share of unconsolidated real estate ventures			39,622
◾ Partners’ share of unconsolidated real estate ventures			(231)
Stock-based compensation			5,139
EBITDA, excluding capital market, transactional and other items			$350,220
EBITDA, excluding capital market, transactional and other items/Total revenue			67.3%

Interest expense (from above)
◾ Continuing operations			81,886
◾ Company’s share of unconsolidated real estate ventures			20,471
◾ Partners’ share of consolidated real estate ventures			(100)
Total interest expense	(a	)	$102,257
Scheduled mortgage principal payments
◾ Continuing operations			4,930
◾ Company’s share of unconsolidated real estate ventures			3,705
Total scheduled mortgage principal payments	(b	)	$8,635
Preferred share distributions	(c	)	2,032

EBITDA (excluding capital market, transactional and other items) coverage ratios:
◾ Interest coverage ratio = EBITDA divided by (a)			3.4
◾ Debt service coverage ratio = EBITDA divided by (a) + (b)			3.2
◾ Fixed charge Coverage Ratio = EBITDA divided by (a) + (b) +(c)			3.1
◾ Net debt (including the Company’s share of unconsolidated real estate venture debt) to annualized quarterly EBITDA, excluding capital market, transactional items and including preferred shares			6.2

A P P E N D I X  B    |    5

BRANDYWINE REALTY TRUST 2929 WALNUT STREET SUITE 1700 PHILADELPHIA, PA 19104

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E39354-P05760 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BRANDYWINE REALTY TRUST
The Board of Trustees recommends you vote FOR the following:
1. Election of Trustees				The Board of Trustees recommends you vote FOR proposals 2, 3, 4, 5 and 6.	For	Against	Abstain
Nominees:	For	Against	Abstain

1a. James C. Diggs	☐	☐	☐	2. Ratification of the Audit Committee's appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for calendar year 2018.	☐	☐	☐
1b. Wyche Fowler	☐	☐	☐

1c. H. Richard Haverstick, Jr.	☐	☐	☐	3. Provide a non-binding, advisory vote on our executive compensation.	☐	☐	☐

1d. Terri A. Herubin	☐	☐	☐

4.  Approval of a proposed amendment and restatement of the Declaration of Trust to reduce the vote required to approve certain mergers of the Company and to make certain non-substantive amendments to the Declaration of Trust.

					☐	☐	☐

1e. Michael J. Joyce	☐	☐	☐	5. Approval of a proposed amendment to the Declaration of Trust to elect not to be governed by the Maryland Business Combination Act.	☐	☐	☐

1f. Anthony A. Nichols, Sr.	☐	☐	☐	6. Approval of proposed amendments to the Declaration of Trust to add to the matters on which Shareholders shall be entitled to vote.	☐	☐	☐

1g. Charles P. Pizzi	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof shall be voted by the proxies appointed hereby in their discretion on the matter.
1h. Gerard H. Sweeney	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E39355-P05760

Brandywine Realty Trust Annual Meeting of Shareholders

May 23, 2018 at 10:00 a.m. EDT

Convene, Cira Centre, Mezzanine Level

2929 Arch Street, Philadelphia, PA 19104

Proxy Solicited on Behalf of the Board of Trustees

The undersigned shareholder of Brandywine Realty Trust, a Maryland real estate investment trust (the “Company”), hereby appoints Michael J. Joyce and Gerard H. Sweeney, and each of them, acting individually, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of the Shareholders of Brandywine Realty Trust to be held at 10:00 a.m. EDT on May 23, 2018, and at any postponement or adjournment thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast at such meeting and otherwise represent the undersigned at the meeting with all powers the undersigned would possess if personally present at the meeting.

This Proxy is solicited on behalf of the Board of Trustees. When properly executed, this Proxy will be voted in the manner directed by the undersigned shareholder. If this Proxy is executed but no direction is made, this Proxy will be voted “FOR” the election of all trustees and “FOR” each of proposals 2, 3, 4, 5 and 6. This Proxy also delegates discretionary authority with respect to any other business which may properly come before the meeting or any postponement or adjournment thereof.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and of the accompanying Proxy Statement and revokes any Proxy previously submitted with respect to the meeting.

PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS

Continued and to be signed on reverse side